                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                                 AVANTGO, INC.

                             GC ACQUISITION, INC.

                          GLOBALWARE COMPUTING, INC.

                                      and

                              THE STOCKHOLDERS OF

                          GLOBALWARE COMPUTING, INC.

                           dated as of May 26, 2000

                               Table of Contents
                               -----------------

                                                                                                           Page
                                                                                                           ----
ARTICLE I. THE MERGER.....................................................................................    1
   1.1.   The Merger......................................................................................    1
          ----------
   1.2.   Closing.........................................................................................    1
          -------
   1.3.   Effective Time..................................................................................    2
          --------------
   1.4.   Conversion of Shares............................................................................    2
          --------------------
   1.5.   Company Stock Options...........................................................................    3
          ---------------------
   1.6.   Closing Actions and Deliveries..................................................................    4
          ------------------------------
   1.7.   Adjustment of Exchange Ratio....................................................................    6
          ----------------------------
   1.8.   Stockholders' Waiver of Dissenter Rights........................................................    6
          ----------------------------------------
   1.9.   Taking of Necessary Action; Further Action......................................................    6
          ------------------------------------------

ARTICLE II. CERTAIN MATTERS RELATING TO THE SURVIVING CORPORATION.........................................    6
   2.1.   Certificate of Incorporation of the Surviving Corporation.......................................    6
          ---------------------------------------------------------
   2.2.   By-Laws of the Surviving Corporation............................................................    7
          ------------------------------------
   2.3.   Directors of the Surviving Corporation..........................................................    7
          --------------------------------------
   2.4.   Officers of the Surviving Corporation...........................................................    7
          -------------------------------------

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF AVANTGO AND AVANTGO SUB....................................    7
   3.1.   Existence, Good Standing, Corporate Authority...................................................    7
          ---------------------------------------------
   3.2.   Authorization of Agreement and Other Documents..................................................    7
          ----------------------------------------------
   3.3.   No Violation....................................................................................    8
          ------------
   3.4.   No Brokers......................................................................................    8
          ----------
   3.5.   AvantGo Stock...................................................................................    9
          -------------
   3.6.   Capitalization..................................................................................    9
          --------------
   3.7.   Subsidiaries....................................................................................   10
          ------------
   3.8.   Litigation......................................................................................   10
          ----------
   3.9.   Intellectual Property...........................................................................   11
          ---------------------
   3.10.  Title to Property and Assets....................................................................   11
          ----------------------------
   3.11.  Employee Benefit Plans..........................................................................   12
          ----------------------
   3.12.  Tax Returns and Payments........................................................................   12
          ------------------------
   3.13.  Labor Agreements and Actions....................................................................   12
          ----------------------------
   3.14.  Agreements; Action..............................................................................   12
          ------------------
   3.15.  Disclosure......................................................................................   13
          ----------
   3.16.  No Conflict of Interest.........................................................................   14
          -----------------------
   3.17.  Rights of Registration and Voting...............................................................   14
          ---------------------------------
   3.18.  Manufacturing and Marketing Rights..............................................................   14
          ----------------------------------
   3.19.  Financial Statements............................................................................   14
          --------------------
   3.20.  Changes.........................................................................................   15
          -------
   3.21.  Proprietary Information and Inventions Agreements...............................................   16
          -------------------------------------------------
   3.22.  Permits.........................................................................................   16
          -------
   3.23.  Corporate Documents.............................................................................   16
          -------------------

   3.24.  Real Property Holding Corporation...............................................................   17
          ---------------------------------

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS............................   17
   4.1.   Organization, Standing and Qualification........................................................   17
          ----------------------------------------
   4.2.   Capitalization..................................................................................   17
          --------------
   4.3.   Subsidiaries....................................................................................   18
          ------------
   4.4.   Ownership Interests.............................................................................   18
          -------------------
   4.5.   Constituent Documents...........................................................................   18
          ---------------------
   4.6.   Authorization of Agreement and Other Documents..................................................   18
          ----------------------------------------------
   4.7.   No Violation....................................................................................   19
          ------------
   4.8.   Compliance with Laws--General...................................................................   19
          -----------------------------
   4.9.   Financial Information...........................................................................   20
          ---------------------
   4.10.  Books and Records...............................................................................   20
          -----------------
   4.11.  Accounts Receivables............................................................................   20
          --------------------
   4.12.  Bank Accounts...................................................................................   20
          -------------
   4.13.  Intellectual Property; Company Software.........................................................   21
          ---------------------------------------
   4.14.  Title to Properties.............................................................................   24
          -------------------
   4.15.  Real Estate; Leased Premises....................................................................   24
          ----------------------------
   4.16.  Contracts.......................................................................................   25
          ---------
   4.17.  Insurance.......................................................................................   26
          ---------
   4.18.  Litigation......................................................................................   26
          ----------
   4.19.  Warranties......................................................................................   27
          ----------
   4.20.  Arbitration.....................................................................................   27
          -----------
   4.21.  Taxes...........................................................................................   27
          -----
   4.22.  Employee Benefit Plans..........................................................................   29
          ----------------------
   4.23.  Labor Matters...................................................................................   33
          -------------
   4.24.  Environmental Matters...........................................................................   34
          ---------------------
   4.25.  Interim Conduct of Business.....................................................................   35
          ---------------------------
   4.26.  Affiliated Transactions.........................................................................   36
          -----------------------
   4.27.  Significant Customers and Employees.............................................................   36
          -----------------------------------
   4.28.  Material Adverse Change.........................................................................   37
          -----------------------
   4.29.  Bribes..........................................................................................   37
          ------
   4.30.  Absence of Indemnifiable Claims, etc............................................................   37
          ------------------------------------
   4.31.  No Undisclosed Liabilities......................................................................   37
          --------------------------
   4.32.  No Brokers......................................................................................   37
          ----------
   4.33.  Disclosure......................................................................................   38
          ----------

ARTICLE V. POST-CLOSING COVENANTS.........................................................................   38
   5.1.   Tax Matters.....................................................................................   38
          -----------
   5.2.   Records Retention...............................................................................   39
          -----------------
   5.3.   Voting Agreement................................................................................   39
          ----------------
   5.4.   Employee Matters................................................................................   39
          -----------------

ARTICLE VI. INDEMNIFICATION...............................................................................   40
   6.1.   General.........................................................................................   40
          -------

   6.2.   Certain Definitions.............................................................................   40
          -------------------
   6.3.   The Stockholders' Indemnification Obligations...................................................   40
          ---------------------------------------------
   6.4.   AvantGo's Indemnification Obligations...........................................................   41
          -------------------------------------
   6.5.   Limitation on Indemnification Obligations.......................................................   41
          -----------------------------------------
   6.6.   Adjustment for Insurance........................................................................   42
          ------------------------
   6.7.   Cooperation.....................................................................................   42
          -----------
   6.8.   Subrogation.....................................................................................   42
          -----------
   6.9.   Indemnification Claims Procedures...............................................................   42
          ---------------------------------
   6.10.  Stockholders' Representative....................................................................   43
          ----------------------------

ARTICLE VII. GENERAL PROVISIONS...........................................................................   44
   7.1.   Notices.........................................................................................   44
          -------
   7.2.   Assignment, Binding Effect......................................................................   45
          --------------------------
   7.3.   Entire Agreement................................................................................   45
          ----------------
   7.4.   Amendment.......................................................................................   45
          ---------
   7.5.   Governing Law...................................................................................   46
          -------------
   7.6.   Counterparts....................................................................................   46
          ------------
   7.7.   Headings........................................................................................   46
          --------
   7.8.   Interpretation..................................................................................   46
          --------------
   7.9.   Waivers.........................................................................................   46
          -------
   7.10.  Incorporation...................................................................................   46
          -------------
   7.11.  Severability....................................................................................   46
          ------------
   7.12.  Enforcement of Agreement........................................................................   46
          ------------------------


SCHEDULES
---------
Disclosure Statement
AvantGo Disclosure Statement

EXHIBITS
--------
A  -   Schedule of Stockholders
B  -   Form of Escrow Agreement
C  -   Form of Representation Statement
D  -   Form of Voting Agreement
E  -   Form of Employment Agreement
F  -   AvantGo Counsel Opinion
G  -   Company Counsel Opinion
H  -   Form of Non-Solicitation and Non-Competition Agreement
I  -   Form of AvantGo's Proprietary Information and Inventions Agreement

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is dated as of May 26, 2000 (the

"Agreement") by and among AvantGo, Inc., a Delaware corporation ("AvantGo"), GC
 ---------                                                        -------
Acquisition, Inc., an Illinois corporation and the wholly-owned subsidiary of AvantGo ("AvantGo Sub"), Globalware Computing, Inc., an Illinois corporation
          -----------
(the "Company"), and the stockholders of the Company (the "Stockholders"), each
      -------                                              ------------
of which are listed on Exhibit A attached hereto.  The Stockholders' fully
                       ---------
diluted ownership interests and Proportionate Interests in the Company are listed on Exhibit A attached hereto.
          ---------

                                   RECITALS
                                   --------

     A. The Board of Directors of each of AvantGo and the Company have determined that a business combination between AvantGo and the Company merging their respective businesses is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

     B. The parties to this Agreement intend that (a) for federal income tax purposes, the merger provided for herein shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) the shares of Series E Preferred Stock, par value
              ----
$0.0001 per share, of AvantGo (the "AvantGo Stock") to be issued pursuant to the
                                    -------------
Merger (as defined in Section 1.1 of this Agreement) shall be exempt from registration under the Securities Act of 1933, as amended (the "Securities
                                                                ----------
Act").
---

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be forever bound by the terms set forth herein, do hereby agree as follows:

                                  ARTICLE I.

                                  THE MERGER

          1.1.  The Merger. Upon the terms and subject to the conditions of this
                ----------
Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), AvantGo Sub shall be merged with and into the Company in accordance with the laws of the State of Illinois and the terms of this Agreement (the "Merger"),
                                                                    ------
whereupon the separate corporate existence of AvantGo Sub shall cease, and the Company shall be the surviving corporation of the Merger (the Company, as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation").
 ---------------------

          1.2.  Closing. Subject to the terms and conditions of this Agreement,
                -------
the closing of the Merger (the "Closing") shall take place at the offices of
                                -------
Perkins Coie LLP, 135 Commonwealth Drive, Menlo Park, CA 94025 at 10:00 a.m. on the date of this Agreement or at such other place date as the parties hereto may otherwise agree. The date of this Agreement is referred to herein as the "Closing Date."
                                        ------------

          1.3.  Effective Time. The parties hereto shall cause articles of
                --------------
merger (the "Articles of Merger") to be properly executed and filed in
             ------------------
accordance with the laws of the State of Illinois and the terms of this Agreement on the Closing Date. The parties hereto shall also take such further actions as may be required under the laws of the State of Illinois in connection with the consummation of the Merger. The Merger shall become effective at such time as the Secretary of State of the State of Illinois issues a certificate of merger, or at such later time as is specified in the Articles of Merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation
 --------------
shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and AvantGo Sub, all as provided under applicable law.

          1.4.  Conversion of Shares.
                --------------------

                (a)  At the Effective Time:

                     (i) each share of Common Stock, par value $0.0001 per share, of AvantGo Sub outstanding at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, shall be converted into and exchanged for one share of Common Stock, par value $0.0001 per share, of the Surviving Corporation; and

                     (ii) each share of Common Stock, no par value, of the Company (the "Company Capital Stock") outstanding at the Effective Time, by
              ---------------------
virtue of the Merger and without any action on the part of the holders thereof, except as otherwise provided in Section 1.4(d), shall be converted into the right to receive the number of shares of AvantGo Stock equal to the following (the "Exchange Ratio"): (A) 2,113,743; divided by (B) the aggregate number of
      ---------------                  ----------
shares of Company Capital Stock outstanding on a fully diluted basis at the Effective Time (assuming the exercise immediately prior to the Merger of all outstanding rights to acquire Company Capital Stock, whether or not then exercisable). Certain of the shares of AvantGo Stock delivered pursuant to this
Section 1.4(a)(ii) shall be subject to AvantGo's repurchase option as set forth in the Employment Agreements.

                (b) As a condition to the consummation of the Merger, the Stockholders shall be required to deposit 211,373 of the shares of AvantGo Stock to be received by them in the Merger into an escrow account (the "Escrow"),
                                                                  ------
which shares shall be held and released in accordance with the terms of an Escrow Agreement (the "Escrow Agreement") to be entered into by and among
                       ----------------
AvantGo, the Stockholders and a mutually agreeable escrow agent (the "Escrow
                                                                      ------
Agent"), in substantially the form attached hereto as Exhibit B.
-----                                                 ---------
Stockholder shall be required to deposit into Escrow the Stockholder's Proportionate Interest of the total number of shares of AvantGo Stock to be deposited into Escrow. Such shares shall consist of 50% Restricted Shares (as defined in the Employment Agreements) and 50% non-Restricted Shares.

                (c) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Capital Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Company Capital Stock shall thereafter cease to have any rights with respect to such shares of Company Capital Stock, except for the right to receive, without interest, shares of AvantGo Stock in accordance with this Section 1.4 and cash for fractional shares of AvantGo Stock in accordance with Section 1.6 of this Agreement upon the surrender of a certificate (each, a "Certificate") representing such shares of Company Capital Stock in accordance
 -----------
with the provisions of this Article I.

                (d) Each share of Company Capital Stock held by the Company as treasury stock or owned by AvantGo or any Subsidiary of AvantGo at the Effective Time shall be canceled, and no payment shall be made with respect thereto.

                (e)  For purposes of this Agreement, (i) the word "Subsidiary"
                                                                   ----------
when of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries; or (B) such Person or any other Subsidiary of such Person is a general partner, it being understood that representations and warranties of a Person concerning any former Subsidiary of such Person shall be deemed to relate only to the periods during which such former Subsidiary was a Subsidiary of such Person; and (ii) the word "Person" means an individual, a corporation, a limited
                           ------
liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof, or any affiliate (as that term is defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of any of the foregoing.
                             ------------

          1.5.  Company Stock Options.  All options to acquire Company Capital
                ---------------------
Stock (individually, a "Company Option" and collectively, the "Company Options")
                        --------------                         ---------------
outstanding at the Effective Time under the Globalware Computing, Inc. Stock Option Plan (the "Company Stock Plan") shall remain outstanding following the
                  ------------------
Effective Time. At the Effective Time, such Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the Optionees, be assumed by AvantGo in such manner that AvantGo (i) is a corporation (or a parent or a subsidiary corporation of such corporation) "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code; or (ii) to the extent that
Section 424 of the Code does not apply to any such Company Options, would be such a corporation (or a parent or a subsidiary corporation of such corporation) were Section 424 applicable to such option. Each Company Option that AvantGo assumes shall be exercisable upon the same terms and conditions as under the Company Stock Plan and the applicable option agreement issued thereunder, except that (x) the unexercised portion of each such Company Option shall be exercisable for that whole number of shares of Common Stock, par value $0.0001 per share, of AvantGo (the "AvantGo Common") (rounded down to the nearest whole
                            --------------
share) equal to the number of shares of Company Capital Stock subject to the unexercised portion of such Company Option multiplied by the Exchange Ratio; and
(y) the option exercise price per share of AvantGo Common shall be an amount equal to the option exercise price per share of Company Capital Stock subject to such Company Option in effect at the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded up to the nearest full cent). No payment shall be made for fractional interests. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Company Options shall otherwise remain unchanged. As soon as practicable after the Effective Time, AvantGo shall deliver to the Optionees appropriate notices setting forth such Optionees' rights pursuant to such Company Options, as amended by this Section 1.5. AvantGo shall take all corporate actions necessary to reserve for issuance such number of shares of AvantGo Common as will be necessary to satisfy exercises in full of all Company Options after the Effective Time. An "Optionee," as used in this
                                                  --------
Agreement, means a holder of Company Options.

          1.6.  Closing Actions and Deliveries.
                ------------------------------

                (a) Exchange of Certificates Representing Company Capital Stock at Closing.

                     (i) At the Closing, the Stockholders shall deliver to AvantGo Certificates representing each of the issued and outstanding shares of Company Capital Stock, duly endorsed for transfer or with valid stock powers attached, together with a Stockholder Representation Statement in the form attached hereto as Exhibit C (a "Rep. Letter"), duly executed and completed in
                   ---------     -----------
accordance with the instructions thereto, in exchange for shares of AvantGo Stock. At the Closing, immediately following the surrender of the Certificates representing shares of Company Capital Stock, each holder of the shares represented by such Certificates shall receive a Certificate representing the shares of AvantGo Stock to which such holder is entitled pursuant to Section 1.4(a) hereof, which Certificate shall be issued in such holder's name, and shall also receive cash payable in lieu of any fractional shares, after giving effect to any required withholding tax and less any shares subject to vesting pursuant to the Employment Agreements and less the number of shares of AvantGo Stock required to be deposited by such Stockholder into the Escrow pursuant to the terms of Section 1.4 hereof.

                     (ii) As of the Effective Time, AvantGo shall deposit or cause to be deposited with the Escrow Agent Certificates (issued in the name of the Escrow Agent or its nominee) representing the AvantGo Stock deposited in the Escrow ("Escrow Shares"), as described in Section 1.4(b), for the purpose of
         -------------
securing the indemnification obligations of the Stockholders set forth in this Agreement and the Escrow Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof and shall be disbursed in accordance with the terms of the Escrow Agreement. The adoption of this Agreement and the approval of the Merger by the Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the decision of the Stockholders' Representative (as defined in the Escrow Agreement) being binding on behalf of each Stockholder with respect to the subject matter of the Escrow Agreement and for the purpose of the taking of any and all actions and the making of any decisions required or permitted to be taken or made by them under the Escrow Agreement.

                     (iii) No fractional shares of AvantGo Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of AvantGo Stock pursuant to Section 1.4 (which fractional share amounts shall be determined after aggregating each Stockholder's allocation of AvantGo Stock), cash adjustments will be paid to holders in respect of any fractional share of AvantGo Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the fair market value of a share of AvantGo Stock on the Closing Date.

                (b)  Deliveries by the Stockholders and the Company at Closing.
                     ---------------------------------------------------------
In addition to the deliveries to be made at the Closing pursuant to Section 1.6(a) above, the Stockholders and the Company will deliver or cause to be delivered to AvantGo at the Closing the following:

                     (i) the Escrow Agreement executed by each of the Stockholders;

                     (ii) employment agreements with the Surviving Corporation in substantially the form attached hereto as Exhibit E (the "Employment
                                             ---------       ----------
Agreements") executed by the respective Stockholders;
----------

                     (iii) certified copies of the resolutions of the Company's Board of Directors and Stockholders approving and adopting this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby;

                     (iv) the opinion of Schiff Hardin & Waite as to the matters set forth in Exhibit G, subject to customary qualifications, exceptions
                     ---------
and limitations;

                     (v) Non-Solicitation and Non-Competition Agreements in substantially the form attached hereto as Exhibit H executed by each of the
                                          ---------
Stockholders;

                     (vi) Proprietary Information and Inventions Agreements in substantially the form attached hereto as Exhibit I executed by each of the
                                          ---------
Stockholders and each of the Company's other current employees; and

                     (vii) such other customary corporate deliverables as AvantGo shall reasonably request.

                (c)  Deliveries by AvantGo and AvantGo Sub at Closing.  In
                     ------------------------------------------------
addition to the deliveries to be made at the Closing pursuant to Section 1.6(a) above, AvantGo and AvantGo Sub will also deliver or cause to be delivered to the Stockholders at the Closing the following:

                     (i) the Escrow Agreement executed by AvantGo and the Escrow Agent;

                     (ii) Employment Agreements with the Stockholders executed by the Surviving Corporation;

                     (iii) certified copies of the resolutions of AvantGo and AvantGo Sub approving and adopting this Agreement, the AvantGo Ancillary Documents and the transactions contemplated hereby and thereby;

                     (iv) the opinion of Perkins Coie LLP as to the matters set forth in Exhibit F, subject to customary qualifications, exceptions and
             ---------
limitations;

                     (v) Non-Solicitation and Non-Competition Agreements in substantially the form attached hereto as Exhibit H executed by AvantGo;
                                          ---------

                     (vi) Proprietary Information and Inventions Agreements in substantially the form attached hereto as Exhibit I executed by AvantGo; and
                                          ---------

                     (vii) such other customary corporate deliverables as the Stockholders shall reasonably request.

          1.7.  Adjustment of Exchange Ratio. In the event that, subsequent to
                ----------------------------
date of this Agreement but prior to the Effective Time, the outstanding shares of AvantGo capital stock or Company Capital Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted as if the AvantGo Stock had been issued immediately prior to any such transaction.

          1.8.  Stockholders' Waiver of Dissenter Rights. Each Stockholder, by
                ----------------------------------------
the Stockholder's execution of a signature page hereto, hereby waives all of the Stockholder's rights to object to the Merger pursuant to any and all provisions of applicable law concerning rights to dissent from the Merger and to require appraisal of shares of Company Capital Stock, including such Stockholder's rights under Sections 5/11.65 and 5/11.70 of the Illinois Business Corporation Act.

          1.9.  Taking of Necessary Action; Further Action. If, at any time
                ------------------------------------------
after the Effective Time, any further action is necessary or desirable to effect the Merger, to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and AvantGo Sub, the officers and directors of the Company and AvantGo Sub are fully authorized in the name of their respective corporations or otherwise to take, and hereby agree to take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                  ARTICLE II.

                          CERTAIN MATTERS RELATING TO
                           THE SURVIVING CORPORATION

          2.1.  Articles of Incorporation of the Surviving Corporation. The
                ------------------------------------------------------
articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with its terms and pursuant to applicable law.

          2.2.  By-Laws of the Surviving Corporation. The By-Laws of AvantGo
                ------------------------------------
Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the terms of such By-Laws and pursuant to applicable law and the Certificate of Incorporation of the Surviving Corporation.

          2.3.  Directors of the Surviving Corporation. The directors of AvantGo
                --------------------------------------
Sub at the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, to hold office until their successors are duly appointed or elected in accordance with applicable law.

          2.4.  Officers of the Surviving Corporation. The officers of AvantGo
                -------------------------------------
Sub at the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, to hold office until their successors are duly appointed or elected in accordance with applicable law.

                                 ARTICLE III.

           REPRESENTATIONS AND WARRANTIES OF AVANTGO AND AVANTGO SUB

          AvantGo and AvantGo Sub represent and warrant to the Company and the Stockholders that the statements contained in this Article III are true and correct, except as set forth in the disclosure statement delivered by AvantGo and AvantGo Sub to the Company and the Stockholders concurrently herewith and identified as the "AvantGo Disclosure Statement." All exceptions noted in the
                   ----------------------------
AvantGo Disclosure Statement shall be numbered to correspond to the applicable sections or subsections to which such exception refers.

          3.1.  Existence, Good Standing, Corporate Authority. Each of AvantGo
                ---------------------------------------------
and AvantGo Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation;
(ii) has all requisite power and authority to own or lease, and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power and authority would not have an AvantGo Material Adverse Effect (as defined herein); and (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have an AvantGo Material Adverse Effect. The copies of AvantGo's and AvantGo Sub's Certificates of Incorporation and By-Laws previously delivered to the Company are true and correct. For purposes of this Agreement, a "Material Adverse Effect" when used
                                            -----------------------
with respect to any entity means (a) a material adverse effect on the business, results of operations or financial condition of such entity and its subsidiaries, if any, taken as a whole, or (b) a material impairment in the ability of such entity or its subsidiaries to perform any of their obligations under this Agreement or to consummate the Merger.

          3.2.  Authorization of Agreement and Other Documents. The execution
                ----------------------------------------------
and delivery of this Agreement and the other documents executed or to be executed in connection herewith to which AvantGo or AvantGo Sub is a party (including, but not limited to, the Escrow Agreement and the Employment Agreements) (collectively, the "AvantGo Ancillary Documents") have been duly
                                ---------------------------
authorized by the Board of Directors of AvantGo and AvantGo Sub and no other proceedings on the part of AvantGo or AvantGo Sub or their respective stockholders are necessary to authorize the execution, delivery or performance of this Agreement or any AvantGo Ancillary Document. This Agreement is, and, as of the Closing Date, each of the AvantGo Ancillary Documents will be, a valid and binding obligation of AvantGo and/or AvantGo Sub to the extent each is a party thereto, enforceable against AvantGo and/or AvantGo Sub to the extent each is a party thereto in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          3.3.  No Violation. Neither the execution and delivery by AvantGo and
                ------------
AvantGo Sub of this Agreement nor the AvantGo Ancillary Documents, nor the consummation by AvantGo and AvantGo Sub of the transactions contemplated hereby and thereby in accordance with their respective terms, will (a) conflict with or result in a breach of any provisions of the Certificates of Incorporation or By-Laws of AvantGo or AvantGo Sub; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the AvantGo stock option plans, or any grant or award made under any of the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of an increase in any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of AvantGo or AvantGo Sub under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which AvantGo or AvantGo Sub is a party, or by which AvantGo or AvantGo Sub or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have an AvantGo Material Adverse Effect; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to AvantGo or AvantGo Sub, except for any of the foregoing matters which would not have an AvantGo Material Adverse Effect; or (e) other than the approvals and filings provided for in Section 1.3, filings under applicable federal, state and local laws and regulations, the Securities Act, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Filings"), require any material consent,
                                  -------
approval, order or authorization of, or declaration, qualification, designation, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a AvantGo Material Adverse Effect.

          3.4.  No Brokers. AvantGo has not entered into any contract,
                ----------
arrangement or understanding with any person or firm which may result in the obligation of the Company or AvantGo, AvantGo Sub or their respective Subsidiaries to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          3.5.  AvantGo Stock. The issuance and delivery by AvantGo of shares of
                -------------
AvantGo Stock in connection with the Merger and this Agreement will be duly and validly authorized by all necessary corporate action on the part of AvantGo. The shares of AvantGo Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of all preemptive rights, liens, pledges, security interests, claims and other encumbrances and restrictions on voting and transfer (other than those imposed by the this Agreement, any Ancillary Documents, the Employment Agreements and applicable state and federal securities laws). Based in part upon the representations of the Stockholders in the Rep. Letter, the AvantGo Stock to be issued to the Stockholders in the Merger and the AvantGo Common to be issued upon the exercise of Company Options assumed by AvantGo will be issued in compliance with all applicable federal and state securities laws and neither AvantGo nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          3.6.  Capitalization. As of immediately prior to the Closing:
                --------------

                (a)  The total authorized capital stock of AvantGo consists of:

                     (i) 18,472,082 shares of Preferred Stock, (i) 4,434,156 of which shares have been designated Series A Preferred Stock, all of which are issued and outstanding as of the date hereof, (ii) 3,301,886 of which have been designated Series B Preferred Stock, all of which are issued and outstanding as of the date hereof, (iii) 3,736,040 of which have been designated Series C Preferred Stock, all of which are issued and outstanding as of the date hereof,
(iv) 5,000,000 of which have been designated Series D Preferred Stock, 3,726,094 of which are issued and outstanding as of the date hereof and 358,851 of which have been reserved for issuance upon exercise of outstanding warrants to purchase shares of Series D Preferred Stock (the "Series D Warrants") and (v)
                                                  -----------------
2,000,000 of which shares have been designated Series E Preferred Stock, none of which are issued and outstanding as of the date hereof. The rights, privileges and preferences of the Series A, Series B, Series C, Series D and Series E Preferred Stock are as stated in AvantGo's Sixth Amended and Restated Certificate of Incorporation. All issuances of shares of Series A, Series B, Series C and Series D Preferred Stock referenced above have been consummated. The shares of Series A, Series B, Series C and Series D Preferred Stock issued by AvantGo were duly authorized, validly issued, fully paid, nonassessable, free and clear of all liens, pledges, security interests, claims or other encumbrances and restrictions on voting and transfer (other than those imposed by the purchasers thereof), and based in part on the representations made by the purchasers thereof, were exempt from registration under Section 5 of the Securities Act, and the California Corporate Securities Law of 1968, as amended, and were issued in compliance with all other applicable federal and state laws.

                     (ii) 45,000,000 shares of Common Stock, 10,191,809 shares of which are issued and outstanding as of the date hereof. All of the outstanding shares of Common Stock were duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state laws. Other than as described in clause (i) above and in this clause
(ii), there are no shares of AvantGo of any class authorized, issued or outstanding.

                     (iii) AvantGo has reserved 9,213,600 shares of Common Stock for issuance to officers, directors, employees and consultants of AvantGo pursuant to its 1997 Stock Option Plan duly adopted by AvantGo's Board of Directors and approved by AvantGo's stockholders (the "Stock Plan"), of which options to purchase 4,191,336 shares
                   ----------
of Common Stock are outstanding or committed for issuance as of the date hereof, 3,617,309 shares of Common Stock have been issued pursuant to option exercises, 12,500 shares of Common Stock have been issued pursuant to stock grants under the Stock Plan and 464,705 shares are available for future issuance under the Stock Plan. 927,750 shares of Common Stock purchased under options issued pursuant to the Stock Plan have been repurchased by the Company pursuant to the Company's repurchase rights and are no longer available for issuance under the Stock Plan. AvantGo has reserved (A) 4,434,156 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, (B) 3,301,886 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock,
(C) 3,736,040 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock, (D) 5,000,000 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock and (E) 2,000,000 shares of Common Stock for issuance upon conversion of the Series E Preferred Stock.

                (b) Except for (A) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and the Series D Warrants, (B) the registration rights and rights of first offer as set forth in AvantGo's Third Amended and Restated Investors' Rights Agreement (the "Investors' Rights
                                                       -----------------
Agreement"), a copy of which has been provided to the Company's counsel (C)
---------
rights of first refusal as set forth in AvantGo's Third Amended and Restated Right of First Refusal and Co-Sale Agreement, a copy of which has been provided to the Company's counsel, and (D) 9,213,600 shares of Common Stock reserved for issuance pursuant to the Stock Plan, there are currently no outstanding (i) securities convertible into or exchangeable for any capital stock of AvantGo or AvantGo Sub; (ii) options, warrants or other rights to purchase or subscribe to capital stock of AvantGo or AvantGo Sub or securities convertible into or exchangeable for capital stock of AvantGo or AvantGo Sub, or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of AvantGo or AvantGo Sub.

                (c) The total authorized capital stock of AvantGo Sub consists of 1,000 shares of common stock, $0.0001 par value per share, 100 of which are, and, as of the Closing Date, will be, issued, outstanding and owned by AvantGo.

          3.7.  Subsidiaries. Aside from AvantGo Sub, AvantGo does not have any
                ------------
Subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. AvantGo is not a participant in any joint venture, partnership or similar arrangement.

          3.8.  Litigation. There is no action, suit, proceeding or
                ----------
investigation pending or, to the knowledge of AvantGo and AvantGo Sub, currently threatened against AvantGo or any of its Subsidiaries (a) related to the consummation of the transactions contemplated hereby or by the AvantGo Ancillary Documents or the Ancillary Documents , or (b) that could reasonably result, either individually or in the aggregate, in an AvantGo Material Adverse Effect, or any change in the current equity ownership of AvantGo. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of AvantGo's employees, their use in connection with AvantGo's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither AvantGo nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by AvantGo or any of its Subsidiaries currently pending or which AvantGo or any of its Subsidiaries intends to initiate.

          3.9.  Intellectual Property. To its knowledge, AvantGo owns or
                ---------------------
possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as currently proposed to be conducted without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is AvantGo bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. AvantGo has received no notice of any communications alleging that AvantGo has violated or, by conducting its business as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity that is reasonably likely to result in an AvantGo Material Adverse Effect. To its knowledge, no person has the right to assert any claims against AvantGo regarding AvantGo's use of or rights to its patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights. AvantGo is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of AvantGo or that would conflict with AvantGo's business as currently proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of AvantGo's business by the employees of AvantGo, nor the conduct of AvantGo's business as currently proposed, will, to the best of AvantGo's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. AvantGo does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by AvantGo.

          3.10. Title to Property and Assets. AvantGo owns and has good and
                ----------------------------
marketable title to its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair AvantGo's ownership or use of such property or assets. With respect to the property and assets it leases, AvantGo is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, mortgages or security interests. All facilities, machinery, equipment, fixtures, vehicles and other properties owned or leased by AvantGo are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are currently being used.

          3.11. Employee Benefit Plans. AvantGo does not have any Employee
                ----------------------
Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended to date.

          3.12.  Tax Returns and Payments. AvantGo and AvantGo Sub have filed
                 ------------------------
all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. AvantGo and AvantGo Sub have paid all taxes and other assessments due. There is no pending dispute with any taxing authority relating to any of such returns and AvantGo and AvantGo Sub have not received notice of any proposed liability for any tax to be imposed upon the properties or assets of AvantGo or AvantGo Sub.

          3.13.  Labor Agreements and Actions. Neither AvantGo nor AvantGo Sub
                 ----------------------------
is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the AvantGo's and AvantGo Sub's knowledge, has sought to represent any of the employees, representatives or agents of AvantGo or AvantGo Sub. There is no strike or other labor dispute involving AvantGo or AvantGo Sub pending, or to the knowledge of AvantGo and AvantGo Sub threatened, which could have an AvantGo Material Adverse Effect on the assets, properties, financial condition, operating results, cash flow, or business of AvantGo or AvantGo Sub (as such businesses are presently conducted and as they are currently proposed to be conducted), nor is AvantGo or AvantGo Sub aware of any labor organization activity involving its employees. The employment of each officer and employee of AvantGo and AvantGo Sub is terminable at the will of AvantGo and AvantGo Sub, respectively. To their knowledge, AvantGo and AvantGo Sub have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. To the best of the AvantGo's and AvantGo Sub's knowledge, no employee of AvantGo or AvantGo Sub, nor any consultant with whom AvantGo or AvantGo Sub has contracted, is in violation of any term of any employment contract, proprietary information agreement, or any other agreement relating to the right of such individual to be employed by, or to contract with, AvantGo or AvantGo Sub because of the nature of the business to be conducted by the AvantGo or AvantGo Sub; and the continued employment by AvantGo and AvantGo Sub of its present employees, and the performance of AvantGo's and AvantGo Sub's contracts with its independent contractors will not result in any such violation. AvantGo and AvantGo Sub have not received any notice from any previous or current employee, consultant or other individual alleging that such violation has occurred. AvantGo and AvantGo Sub are not aware that any officer or employee critical to the future success of AvantGo and AvantGo Sub, or that any group of such employees, intends to terminate their employment with AvantGo or AvantGo Sub, nor does AvantGo or AvantGo Sub intend to terminate the employment of any of the foregoing.

          3.14.  Agreements; Action.
                 ------------------

                 (a) Except for this Agreement and the Ancillary Documents, there are no agreements, understandings or proposed transactions between AvantGo and any of its officers, directors, affiliates, or any affiliate thereof.

                 (b) Except as provided in this Agreement and the Ancillary Documents, there are no agreements, judgments, orders, writs, decrees, understandings, instruments, contracts or proposed transactions to which AvantGo or any of its Subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, AvantGo or any of its subsidiaries in excess of, $50,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from AvantGo or any of its Subsidiaries, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect AvantGo's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

                 (c) Neither AvantGo nor any of its Subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $150,000 in the aggregate, (iii) made any loans or advances to any person, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                 (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities AvantGo has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                 (e) To its knowledge, AvantGo has performed all material obligations required to be performed by it as of the date hereof under any material agreement to which AvantGo is a party or to which it is bound. AvantGo is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation, as amended to date, or Bylaws, that adversely affects its business as now conducted or currently proposed to be conducted, its properties or its financial condition. To AvantGo's knowledge, each such agreement is in full force and effect, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws, except where such unenforceability would not have a Material Adverse Effect.

          3.15.  Disclosure. AvantGo has fully provided the Company and the
                 ----------
Stockholders, or their counsel, with all the information which they have requested for deciding whether to enter into the transactions contemplated hereby and all information which AvantGo believes is reasonably necessary to enable the Company and the Stockholders to make such a decision (collectively, the "Business Materials"). No representation or warranty of AvantGo contained
     ------------------
in this Agreement and the exhibits attached hereto (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the best of AvantGo's knowledge, after reasonable investigation, there are no facts which (individually or in the aggregate) materially adversely affect AvantGo that have not been set forth in this Agreement, the exhibits hereto, the Ancillary Documents or in other documents delivered to the Company, the Stockholders or their attorneys in connection herewith or therewith.

          3.16.  No Conflict of Interest. AvantGo is not indebted, directly or
                 -----------------------
indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of AvantGo's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to AvantGo (other than in connection with purchases of AvantGo's stock) or have any direct or indirect ownership interest in any firm or corporation with which AvantGo is affiliated or with which AvantGo has a business relationship, or any firm or corporation which competes with AvantGo except that officers, directors and/or stockholders of AvantGo may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with AvantGo. To the best of AvantGo's knowledge, none of AvantGo's officers or directors or any members of their immediate families are, directly or indirectly, interested in or party to any material contract with AvantGo. AvantGo is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          3.17.  Rights of Registration and Voting. Except as contemplated in
                 ---------------------------------
the Investors' Rights Agreement, AvantGo has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the best of AvantGo's knowledge, except as contemplated in the Voting Agreement and in this Agreement, no stockholders of AvantGo have entered into any agreements with respect to the voting of capital shares of AvantGo.

          3.18.  Manufacturing and Marketing Rights. AvantGo has not granted
                 ----------------------------------
rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects AvantGo's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

          3.19.  Financial Statements. AvantGo has delivered to the Company or
                 --------------------
its counsel its unaudited financial statements (balance sheet and statements of operations, and statement of cash flows) as of December 31, 1999 and for the fiscal year ended December 31, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition, operating results and cash flows of AvantGo as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, AvantGo has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition, operating results or cash flows of AvantGo. Except as disclosed in the Financial Statements, AvantGo is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. AvantGo maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          3.20.  Changes. Since December 31, 1999, there has not been:
                 -------

                 (a) any change in the assets, liabilities, financial condition or operating results of AvantGo from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse to the assets, financial condition or operations of AvantGo;

                 (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, financial condition or operating results of AvantGo (as such business is presently conducted and as it is currently proposed to be conducted);

                 (c) any waiver or compromise by AvantGo of a valuable right or of a material debt owed to it;

                 (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by AvantGo, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of AvantGo (as such business is presently conducted and as it is currently proposed to be conducted);

                 (e) any material change to a material contract or agreement by which AvantGo or any of its assets is bound or subject; any material change in any compensation arrangement or agreement with any key employee, officer, director or stockholder;

                 (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                 (h) any resignation or termination of employment of any officer or key employee of AvantGo; and AvantGo, to the best of AvantGo's knowledge, does not know of any impending resignation or termination of employment of any such officer or key employee;

                 (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of AvantGo;

                 (j) any mortgage, pledge, transfer of a security interest in, or lien, created by AvantGo, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                 (k) any loans or guarantees made by AvantGo to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                 (l) any declaration, setting aside or payment or other distribution in respect to any of AvantGo's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by AvantGo;

                 (m) to the best of AvantGo's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of AvantGo (as such business is presently conducted and as it is currently proposed to be conducted); or

                 (n) any arrangement or commitment by AvantGo to do any of the things described in this Section 3.20.

          3.21.  Proprietary Information and Inventions Agreements. Each
                 -------------------------------------------------
employee, consultant and officer of AvantGo has executed an agreement with AvantGo regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Company. AvantGo, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and AvantGo will use its best efforts to prevent any such violation. All consultants to or vendors of AvantGo with access to confidential information of AvantGo are parties to a written agreement substantially in the form or forms provided to counsel for the Company under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of AvantGo. AvantGo, after reasonable investigation, is not aware that any of its consultants or vendors are in violation thereof, and AvantGo will use its best efforts to prevent any such violation.

          3.22.  Permits.  AvantGo and each of its subsidiaries has all
                 -------
franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of AvantGo and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as currently conducted and as planned to be conducted. AvantGo is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          3.23.  Corporate Documents. AvantGo's Certificate of Incorporation,
                 -------------------
as amended, and Bylaws are in the form provided to counsel for the Company. The copy of the minute books of AvantGo provided to the Company's counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          3.24.  Real Property Holding Corporation. AvantGo is not a United
                 ---------------------------------
States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

                                  ARTICLE IV.

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

          The Company and each of the Stockholders, jointly and severally represent and warrant to AvantGo and AvantGo Sub that the statements contained in this Article IV are true and correct, except as set forth in the disclosure statement delivered by the Company and the Stockholders to AvantGo and AvantGo Sub concurrently herewith and identified as the "Disclosure Statement." All exceptions noted in the
                       --------------------
Disclosure Statement shall be numbered to correspond to the applicable sections or subsections to which such exception refers; provided, however that any
                                               --------  -------
disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules.

          4.1.  Organization, Standing and Qualification. The Company (i) is a
                ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite power and authority to own or lease, and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power and authority would not have a Company Material Adverse Effect; and(iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Company Material Adverse Effect.

          4.2.  Capitalization.
                --------------

                (a) The total authorized capital stock of the Company consists of 10,000 shares of common stock, no par value, 900 shares of which are issued and outstanding as of the date of this Agreement and 100 shares of which are held in the treasury of the Company. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding. The Stockholders and their respective fully diluted ownership interests and Proportionate Interests in the Company are listed on Exhibit A attached hereto.
                                       ---------

                (b) Each share of the outstanding Company Capital Stock is (i) duly authorized and validly issued and was issued in compliance with all federal and state laws; (ii) fully paid and nonassessable and free of preemptive and similar rights; and (iii) free and clear of all liens, pledges, security interests, claims or other encumbrances and restrictions on voting and transfer other than restrictions on transfer imposed by Federal and state securities laws.

                (c) The Company has reserved 100 shares of common stock (the "Option Shares") for issuance to officers, directors, employees and consultants
 -------------
of the Company pursuant to the Company Stock Plan. The Company Stock Plan has been duly adopted by the Company's Board of Directors (the "Board") and approved
                                                            -----
by the Company's stockholders. 84 Company Options, each of which is currently exercisable for one Option Share, are currently outstanding, no shares of common stock have been issued upon the exercise of any Company Options and 16 shares are available for future issuance under the Company Stock Plan. Except as set forth in the prior sentence and except pursuant to this Agreement, there are currently no outstanding (i) securities convertible into or exchangeable for any capital stock of the Company, (ii) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind to which the Company is a party or is bound relating to the issuance of any capital stock of the Company.

                (d) Each Optionee's Option Shares vest and become exercisable as set forth on Exhibit A attached thereto.
                ---------

          4.3.  Subsidiaries. The Company has no Subsidiaries and does not own
                ------------
or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

          4.4.  Ownership Interests. The Company does not own any direct or
                -------------------
indirect interest in any corporation, joint venture, limited liability company, partnership, association or other entity. Since its formation, the Company has not (i) disposed of all or substantially all of the capital stock (other than Company Capital Stock) or all or substantially all of the assets of any ongoing business, or (ii) purchased the business and/or all or substantially all of the assets of another person, firm or corporation (whether by purchase of stock, assets, merger or otherwise).

          4.5.  Constituent Documents. True and complete copies of the
                ---------------------
Certificate of Incorporation and all amendments thereto, the By-Laws as amended and currently in force, all stock records, and all corporate minute books and records of the Company have been furnished or made available by the Company to AvantGo for inspection. Said stock records accurately reflect all stock transactions and the current stock ownership of the Company. The corporate minute books and records of the Company contain true and complete copies of all resolutions adopted by the stockholders of the Company and the Board and any other action formally taken by them respectively as such.

          4.6.  Authorization of Agreement and Other Documents. The Company and
                ----------------------------------------------
each of the Stockholders have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the other agreements and documents executed and delivered or to be executed and delivered by the Company and/or any or all of the Stockholders pursuant to the provisions of this Agreement (including but not limited to the Escrow Agreement) (collectively, the "Ancillary Documents") have been duly authorized by all necessary action on the
 -------------------
part of the Company and the Stockholders, as the case may be. This Agreement is, and, as of the Closing Date, each of the Ancillary Documents will be, a valid and binding obligation of the Company or the Stockholders, as the case may be, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          4.7.  No Violation. Neither the execution and delivery of this
                ------------
Agreement nor the Ancillary Documents by the Company and the Stockholders nor the consummation by the Company and the Stockholders of the transactions contemplated hereby and thereby in accordance with their respective terms, will
(a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-Laws of the Company; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Company stock option plans, or any grant or award made under any of the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance, or create a right to accelerate the performance, required by, result in the triggering of an increase in any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Company or the Stockholders under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any Stockholder is a party, or by which the Company or any Stockholder or any of their properties is bound or affected; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or the Stockholders, except for any of the foregoing matters which would not have a Company Material Adverse Effect; or (e) other than the Filings, require any consent, approval, order or authorization of, or declaration, qualification, designation, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Company Material Adverse Effect.

          4.8.  Compliance with Laws--General.
                -----------------------------

                (a) The Company holds all permits, licenses, variances, exemptions, orders and approvals of any court, arbitral, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency ("Governmental Agencies") necessary for the lawful conduct
                      ---------------------
of its business, except where the failure to have obtained such permits, licenses, variances, exemptions, orders or appraisals would not have a Company Material Adverse Effect (the "Permits").
                              -------

                (b) The Company is in material compliance with the terms of its Permits.

                (c) The Company is in material compliance with all laws, ordinances or regulations of all Governmental Entities (including, but not limited to, those related to occupational health and safety, controlled substances or employment and employment practices) that are applicable to the Company.

                (d) As of the date of this Agreement, the Company has not received any written notice that any investigation, review, inquiry or proceeding by any knowledge of the Company and the Stockholders, threatened.

                (e) The Company is not subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations of any laws, ordinances or regulations applicable to the Company.

          4.9.  Financial Information.
                ---------------------

                (a) The Disclosure Statement contains a true and correct copy of the unaudited balance sheets of the Company as at December 31, 1998 and December 31, 1999 (the

"Company Year-End Balance Sheets"), and the related unaudited statements of
 -------------------------------
income for the years then ended (collectively, the "Company Financial
                                                    -----------------
Statements").
----------

                 (b) The Company Financial Statements (A) were prepared in accordance with the books and records of the Company and (B) fairly present the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated.

          4.10.  Books and Records. The Company's books, accounts and records
                 -----------------
are, and have been, in all material respects, maintained in the Company's usual, regular and ordinary manner, and all material transactions to which the Company is or has been a party are properly reflected therein.

          4.11.  Accounts Receivables. None of the trade receivables and notes
                 --------------------
receivable which arose subsequent to May 1, 1999 is or was subject to any counterclaim or set off. All of such trade receivables arose out of bona fide, arms-length transactions for the sale of goods or performance of services, and, except as set forth in the Disclosure Statement, all such trade receivables and notes receivable are good and collectible (or have been collected) in the ordinary course of business using normal collection practices at the aggregate recorded amounts thereof, less a reserve of 2%, in the aggregate, for doubtful accounts and for allowances and discounts. Since December 31, 1999, there has not been a material change in the aggregate amount of the Company's aggregate trade receivables or a material adverse change in the aging thereof. The Company does not have, to a material extent, any outstanding sales on consignment, sales on approval or sales on return.

          4.12.  Bank Accounts. The Disclosure Statement contains a list
                 -------------
showing: (a) the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box;
(b) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons and entities, if any, holding powers of attorney from the Company; and (c) all instruments or agreements to which the Company is a party as an endorser, surety or guarantor, other than checks or other instruments endorsed for collection or deposit.

          4.13.  Intellectual Property; Company Software.
                 ---------------------------------------

                 (a)  As used herein, the term "Intellectual Property" means
                                                ---------------------
all intellectual property, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, copyright applications, franchises, licenses, mask works, databases, "URL's" and Internet domain names and applications therefor (and all interest therein), computer programs and other computer software (including, but not limited to, the Software), user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing.

                 (b) The Company owns or possesses sufficient legal rights to all Intellectual Property necessary or required for the conduct of its business as currently conducted (including Intellectual Property required with respect to intellectual property that is presently in existence) (collectively, the "Company Rights"). With respect to Software currently under development,
 --------------
 to the best knowledge of the Company and the Stockholders, the Company can obtain on commercially reasonable terms the Intellectual Property that it may require to complete development. The Intellectual Property to be owned or licensed by the Surviving Corporation at the Effective Time shall include all Intellectual Property necessary to enable the Surviving Corporation to carry on the business of the Company as presently conducted by the Company.

                 (c) There are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of the Company Rights, other than sales commissions paid in the ordinary course of business or license fees that, in the aggregate, are immaterial.

                 (d) Neither the manufacture, marketing, license (or sublicense), sale, transmission, delivery (electronically or otherwise), or use of any product or service currently licensed, sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by the Company or currently offered for license, sale, marketing, transmission, broadcast or delivery or currently in existence or under development by the Company but only with respect to those products or services or portion thereof that have been developed by the Company as of the Closing Date, violates any license (or sublicense) or agreement of the Company with any third party or infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property (other than patent infringement which shall be to the best knowledge of the Company and the Stockholders) and rights of privacy or publicity; nor, to the best knowledge of the Company and the Stockholders, is any third party infringing upon, or violating any license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or agreement with the Company relating to, any Company Right; and, there is no pending or, to the best knowledge of the Company and the Stockholders, threatened claim or litigation contesting the validity, ownership or right to use, manufacture, sell, transfer, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of any Company Right, nor, except to the extent as would not have a Company Material Adverse Effect, is there any basis for any such claim, nor has the Company received any notice asserting that any Company Right or the proposed use, manufacture, sale, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or disposition thereof conflicts or will conflict with the rights of any other party, nor, except to the extent as would not have a Company Material Adverse Effect, is there any basis for any such assertion.

                 (e) All of the Company's current and former officers, employees, consultants and independent contractors have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property arising from the services performed for the Company by such persons (a form of which is attached to the Disclosure Statement). The Company has taken and will continue through the Effective Time to take all steps necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company Rights.

               (f) All works that were created, prepared or delivered by consultants, independent contractors or other third parties for or on behalf of Company (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute "works made for hire" specially ordered or commissioned by the Company within the meaning of United States' copyright law, or (B) all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to the Company.

               (g) No licenses or rights have been granted by the Company, or by any employee, consultant, officer, director, agent or affiliate of the Company or by anyone other than the foregoing, to distribute the source code of, or to use source code to create Derivative Works of, any product currently marketed by, commercially available from or under development by the Company for which the Company possesses the source code. As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgment, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes herein, a "Derivative Work" shall also include any compilation that incorporates such a preexisting work as well as translations from one type of code to another.

               (h) No person has any marketing rights to any of the Company Rights (excluding Intellectual Property licensed to the Company by third parties).

               (i) The Disclosure Statement contains a true and complete list of (A) all of the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyright registrations and copyright applications and Internet domain names and applications therefor and (B) all other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to perfect or protect its interest therein.

               (j) The Disclosure Statement contains a true and complete list of all options, licenses or other agreements of any kind by which Intellectual Property has been granted to the Company from, or granted by the Company to, any other person (except for licenses for "off-the-shelf" software or software "tools" that are available on or through the Internet, in each case subject to commercially reasonable "shrink wrap" license terms, available for free). Since its inception, the Company has not assigned, transferred, abandoned or otherwise forfeited any Intellectual Property or source code.

               (k) The Disclosure Statement sets forth a true and complete list and description of all software programs, systems and applications (A) designed or developed or under development by employees of the Company or by consultants on the Company's behalf (including all documentation therefor, the "Owned
                                                                    -----
Software") or (B) licensed by the Company from any third party or constituting
--------
"off-the-shelf" software (the "Licensed Software"), in each case that is
                               -----------------
manufactured or used by the Company in the operation of its business or marketed, licensed or sold by the Company to third parties (collectively, the "Software").
 --------

               (l) All of the Owned Software are original works of authorship and are protected by the copyright laws of the United States. The Company owns all right, title and interest in and to the Owned Software, and all copyrights thereto, free and clear of any encumbrance and has not sold, assigned, licensed, distributed or in any other way disposed of or subjected the Owned Software to any encumbrance. None of the Owned Software incorporates, is based on or is a derivative work of any third party code that is subject to the terms of a public source license or otherwise imposes conditions on the terms and conditions under which the Owned Software may be used or distributed.

               (m) The Licensed Software is validly held and used by the Company and may be used by the Company pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party and is fully and freely utilizable by the Surviving Corporation without the consent of or notice to any third party. All of the Company's computer hardware has validly licensed software installed therein and the Company's use thereof does not conflict with or violate any such license.

               (n) The Owned Software is free from any significant software defect, is free from any programming error, documentation error or virus ("Bugs") not inconsistent with commercially reasonable standards acceptable for
  ----
such Bugs, operates and runs in a commercially reasonable business manner, conforms in all material respects to the specifications therefor, and, with respect to the Owned Software, the applications can be compiled from their associated source code without undue burden.

               (o) The Company has not altered its data, or any Software or supporting software that may in turn damage the integrity of the data, whether stored in electronic, optical or magnetic or other form. The Company has made all documentation relating to the use, maintenance and operation of the Software available to AvantGo, all of which is true and accurate in all material respects.

               (p) Since the inception of the Company, the Company has not, to any material extent, (A) defaulted under any software or multimedia development contract, (B) failed to meet any product specifications or characteristics or software or multimedia development milestones and standards thereunder, (C) failed to properly interface any computer software or multimedia program with the intended operating system software or related hardware designs applicable thereto, or (D) had any party to any software or multimedia development contract terminate said contract or notify the Company that such party intends to terminate any such contract for an alleged breach by the Company.

       4.14.   Title to Properties. Attached to the Disclosure Statement is a
               -------------------
list and description of each item of real or tangible personal property owned by the Company which has a net book value in excess of $25,000. The Company (i) has good and marketable title to such property free and clear of all liens, claims, encumbrances or security interests (collectively, "Liens"), except for (w)
                                                   -----
mechanic's, materialmen's, and similar liens, (x) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation , (y) liens on goods in transit incurred pursuant to documentary letters of credit and (z) liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets; and (ii) enjoys undisturbed possession under all leases to which it is a party as lessee. All of the leases to which the Company is a party (other than leases for Leased Premises) are legal, valid and binding obligations of the Company and in full force and effect, and no default by the Company, or, to the knowledge of the Company, any other party thereto has occurred or is continuing thereunder. The Disclosure Statement lists all properties and assets used by the Company in connection with the operation of its business which are held under any lease or under any conditional sale or other title retention agreement. Except for such assets and facilities as are immaterial to the business of the Company, all tangible assets and facilities of the Company are in good operating condition and repair (ordinary wear and tear excepted) and, in the aggregate with the intangible assets of the Company, are sufficient to conduct the business of the Company as previously conducted prior to the date hereof.

       4.15.   Real Estate; Leased Premises.
               ----------------------------

               (a) The Company owns no real estate, nor does it have the option to acquire any real estate.

               (b) The Company does not lease any real estate other than the premises identified in the Disclosure Statement as being so leased (the "Leased
                                                                         ------
Premises"). The Leased Premises are leased to the Company, pursuant to written
--------
leases, true, correct and complete copies of which have been provided to AvantGo or its counsel. None of the businesses conducted or proposed to be conducted by the Company thereon are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance, public utility or other easements or other applicable law, except for violations which do not have a Company Material Adverse Effect or materially interfere with the conduct of the business of the Company. No material expenditures are required to be made for the repair or maintenance of any improvements on the Leased Premises or for the Leased Premises to be used for its intended purpose. The Company is not in default under any agreement relating to the Leased Premises nor, to the knowledge of the Company or the Stockholders, is any other party thereto in default thereunder.

       4.16.   Contracts.
               ---------

               (a) The Company is not a party to, or bound by, or the issuer or beneficiary of, any written or oral: (i) agreement or arrangement obligating the Company to pay or receive, or pursuant to which the Company has previously paid or received since July 1, 1999, an amount in excess of $50,000 (excluding purchase and sale orders entered into by the Company in the ordinary course of business consistent with past practices); (ii) employment or consulting agreement or arrangement; (iii) collective bargaining agreement; (iv) plan or contract or arrangement providing for bonuses, severance, options, deferred compensation, retirement payments, profit sharing, medical and dental benefits or the like covering employees of the Company, other than Plans, Welfare Plans and Employee Benefit Plans (in each case as defined herein) described in the Disclosure Statement; (v) agreement restricting in any manner the Company's right to compete with any other person or entity, the Company's right to sell to or purchase from any other person or entity, the right of any other party to compete with the Company, or the ability of such person or entity to employ any of the Company's employees; (vi) secrecy or confidentiality agreements; (vii) any distributorship, non-employee commission or marketing agent, representative or franchise agreement providing for the marketing and/or sale of the products or services of the Company; (viii) agreement between the Company and any of its Related Parties (as herein defined); (ix) guaranty, performance, bid or completion bond, or surety or indemnification agreement; (x) requirements contract; (xi) loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit; (xii) agreement for the treatment or disposal of Materials of Environmental Concern (as defined herein); (xiii) power of attorney; (xiv) any agreement relating to the ownership or control of any interest in a partnership, corporation, limited liability company, joint venture or other entity or similar arrangement; (xv) any contract, agreement or arrangement containing change of control provisions; or (xvi) any agreement relating to the sale, license, lease or other disposition of any Intellectual Property. The Company is not currently negotiating (and has not entered into preliminary discussions with respect to) any transaction involving an aggregate payment by the Company and/or receipts to the Company in excess of $50,000 excluding purchase and sale orders entered into by the Company in the ordinary course of business consistent with past practices.

               (b) All agreements, leases, subleases and other instruments referred to in this Section 4.16, are, pursuant to their terms, in full force and binding upon the Company, and, to the knowledge of the Company and the Stockholders, the other parties thereto. The Company is not and, to the Company's and the Stockholders' knowledge, none of the other parties thereto are in default of a material provision under any such agreement, lease, sublease or other instrument. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default of a provision under any such agreement, lease, sublease or other instrument by the Company, or, to the knowledge of the Company and the Stockholders, the other contracting party except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not released or waived any right under any such agreement, lease, sublease or other instrument material to the Company other than in the ordinary course of business consistent with past practices.

               (c) Neither the Company, nor any of the Stockholders are parties to any registration rights agreement, stockholders agreement, management agreement, or any other agreement relating to the equity or management of the Company.

       4.17.   Insurance. The Disclosure Statement contains a true and correct
               ---------
list of all insurance policies which are owned by the Company or which name the Company as an insured (or loss payee), including without limitation those which pertain to the Company's assets, employees or operations. All such insurance policies are in full force and effect and the Company has not received notice of cancellation of any such insurance policies, and the Stockholders are unaware of any such notice of cancellation. In the two (2) year period ending on the date hereof, the Company has not received any written notice from, or on behalf of, any insurance carrier relating to or involving an annual increase by over 10% in insurance rates (except to the extent that insurance risks may be increased for all similarly situated risks) or non-renewal of a policy, or requiring or suggesting material alteration of any of the Company's assets, purchase of additional equipment, or material modification of any of the Company's methods of doing business. The Disclosure Statement sets forth the insurance premiums paid by the Company as of the date hereof. The Company has not ever made any claim for reimbursement from its insurance carriers.

          4.18.  Litigation. There is no litigation or proceeding, in law or in
                 ----------
equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to the Company's or any Stockholder's knowledge, threatened against the Company or any of its officers, directors or affiliates, with respect to or affecting the Company's operations, business, products, assets, properties, sales practices or financial condition, or related to the consummation of the transactions contemplated hereby or by the AvantGo Ancillary Documents or the Ancillary Documents. There are no facts or circumstances known to the Company or any Stockholders which, assuming such facts or circumstances were known by a potential claimant or governmental authority on or prior to the Closing Date, would reasonably give rise to a claim or proceeding that could reasonably result, either individually or in the aggregate, in a Company Material Adverse Effect, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          4.19.  Warranties. To the Company's or any Stockholder's knowledge,
                 ----------
the Company has not made any oral or written warranties with respect to the quality or absence of defects of its products or services which they have sold or performed which are in force as of the date hereof. There are no material claims pending or, to the knowledge of the Company, threatened against the Company with respect to the quality of or absence of defects in such products or services nor are there any facts known to the Company relating to the quality of or absence of defects in such products or services which, assuming such facts were known by a potential claimant or governmental authority on or prior to the Closing Date, would reasonably give rise to a material claim or proceeding having a Company Material Adverse Effect. The Disclosure Statement sets forth a summary, which is accurate in all material respects, of all returns of products and all credits and allowances for returned products given to customers during the period from October 1, 1999 through April 30, 2000 to the extent that such returns, credits and allowances with respect to any one product exceeds $2,500 in the aggregate, and said summary contains a description of any reoccurring product defects (other than returns due to date expirations). The Company has no knowledge of or reason to believe that the percentage of warranty claims or product returns for products sold by the Company prior to the Closing will exceed historical levels.

          4.20.  Arbitration. The Company is not a party to, or bound by, any
                 -----------
decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the properties, assets, personnel or business activities of the Company.

          4.21.  Taxes.
                 -----

                 (a)  As used in this Agreement, (i) the term "Taxes" means (A)
                                                               -----
all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of a similar nature, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; and (B) any
                       ---
Taxes (as defined in clause (A)) for which the Company is liable as a transferee, indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, understanding or commitment, whether oral or written, or by reason of having been a member of any affiliated, consolidated, combined or unitary group; (ii) the term "Returns" means all returns, declarations, reports,
                              -------
statements and other documents required to be filed in respect of Taxes, including any schedule or attachment thereto, and the term "Return" means any
                                                            ------
one of the foregoing Returns; and (iii) any reference to the Company shall include any corporation which merged with or into or was liquidated into the Company or a subsidiary of the Company or otherwise a predecessor of the Company or such subsidiary.

                 (b) All Returns required to have been filed by the Company have been timely filed (taking into account duly granted extensions) and were true, correct and complete in all respects. The Company is not currently the beneficiary of any extension of time within which to file any Return, and no claim has ever been made by any governmental authority in a jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction, which claim has not been resolved as of the date hereof.

                 (c) All Taxes of the Company which have become due (without regard to any extension of the time for payment and whether or not shown on any Return) have been paid. The Company has withheld and paid over all Taxes required to have been withheld and paid over by it and has complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to Taxes on any of the assets of the Company, other than liens for Taxes not yet due and payable, and for which adequate reserves have been established in the Financial Statements.

                 (d) No deficiencies exist or have been asserted (verbally or in writing) with respect to Taxes of the Company and the Company has not received notice (verbally or in writing) that the Company has not filed a Return or paid any Taxes required to be filed or paid by it. There has been no audit, examination, investigation, action, suit, claim or proceeding ("Tax Proceeding") relating to the determination, assessment or collection of any Tax of the Company or any other person or entity for whose Taxes the Company is liable, during the past five (5) years and there are no Tax Proceedings currently in process, pending or, to the knowledge of the Company, threatened (verbally or in writing). The Company has provided AvantGo copies of all notices, reports and other documentation received during the last five (5) years from any Tax authority with respect to any Tax Proceeding. No power of attorney with respect to Taxes is currently in effect. No waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of the Company is in effect. There are no outstanding requests for rulings with any Tax authority relating to Taxes of the Company.

                 (e) The Company is not and has never been (i) a party to any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement (formal or informal, verbal or in writing), or (ii) a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code) filing a consolidated federal income Return, or any similar group under analogous provisions of other law.

                 (f) The Company is not liable for the unpaid Taxes of any person other than such Company under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, or by contract or otherwise. The Company has delivered to AvantGo true and complete copies of all federal, state, local and foreign income Returns filed by the Company for its five (5) most recently ended taxable years, together with all related examination reports, statements of deficiencies and closing and other agreements.

                 (g) The Company (i) has not filed a consent under Internal Revenue Code Section 341(f) concerning collapsible corporations; (ii) has not made any payments, obligated itself to make any payments or become a party to any agreement that under any circumstance could obligate it or any successor or assignee of it to make any payments that are not or will not be deductible under
Section 280G of the Code (or any comparable provision of state, local or foreign law); (iii) is not and has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code; (iv) does not own and has not owned any interest in any "controlled foreign corporation" as defined in Section 957 of the Code or "passive foreign investment company" as defined in Section 1296 of the Code; (v) is not and has not been a party to any agreement or arrangement for which partnership Returns are required to be filed;
(vi) does not own any asset that is subject to a "safe harbor lease" within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982; (vii) to the knowledge of the Company, does not own any "tax-exempt use property" within the meaning of
Section 168(h) of the Code or "tax exempt bond financed property" within the meaning of Section 168(g)(5) of the Code; and (viii) has not agreed to and is not required to make any adjustment under Internal Revenue Code Section 481(a) by reason of a change in accounting method or otherwise. The Company uses the accrual method of accounting for all income Tax purposes.

                 (h) The Company has at all times since its inception (i) qualified as a "small business corporation" as defined in Section 1362(b) of the Code, and (ii) had in effect a valid election under Section 1362(a) of the Code to be treated as an S corporation within the meaning of Section 1361(a) of the Code. Neither the Company nor any of the Stockholders has taken any action or failed to take any action that would result in the inaccuracy of the immediately preceding sentence.

                 (i) The Company has not taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax (including but not limited to income, sales, gross receipts or payroll) from a period (or portion thereof) ending on or prior to the Closing to a period (or portion thereof) beginning after the Closing. No material item of income or gain of the Company reported or to be reported for financial reporting purposes in any pre-Closing period is required to be included in taxable income in a post-Closing period.

          4.22.  Employee Benefit Plans.
                 ----------------------

                 (a) The Disclosure Statement contains a complete and accurate list of all Employee Benefit Plans. The Company does not have any agreement, arrangement, commitment or obligation to create, enter into or contribute to any additional Employee Benefit Plan or to modify any existing Employee Benefit Plan. There has been no amendment, interpretation or other announcement or communication (written or oral) by the Company or any other Person relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such occurrences or events, could materially increase the expense of maintaining the Employee Benefit Plans above the level of expense incurred with respect thereto for the most recent fiscal year included in the Company Financial Statements. The terms of each Employee Benefit Plan permit the Company to amend or terminate such Employee Benefit Plan at any time and for any reason without penalty or material liability or expense. None of the Company's rights under any Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated in (or by) this Agreement.

                 (b) The Company has delivered to AvantGo and its counsel true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (i) the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (ii) all summary plan descriptions, summaries of material modifications and material employee manuals and communications filed or distributed with respect to such Employee Benefit Plan during the last three years; (iii) all contracts and agreements (and all amendments thereto) relating to such Employee Benefit Plan, including, without limitation, all trust agreements, investment management agreements, group annuity contracts, insurance contracts, surety bonds, indemnification agreements and service provider agreements; (iv) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (v) all written communications relating to the amendment, creation or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in liability to the Company sent or received during the last three years; (vi) all correspondence to or from any governmental entity or agency relating to such Employee Benefit Plan sent or received during the last three years; (vii) all COBRA and HIPAA forms and notices currently in use; (viii) all coverage and nondiscrimination tests performed with respect to such Employee Benefit Plan for the last three years; and (ix) the most recent registration statement, annual report (Form 11-K) and prospectus prepared in connection with such Employee Benefit Plan.

                 (c) With respect to each Employee Benefit Plan: (i) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA, COBRA, HIPAA and the Code; (ii) the Company, each fiduciary of such Employee Benefit Plan and all other Persons have, at all times, properly performed all obligations, whether arising by operation of law or by contract, required to be performed by any of them in connection with such Employee Benefit Plan; (iii) all required surety bonds have been properly and timely purchased and maintained; (iv) all reports, Returns, information returns, notices and other information and returns relating to such Employee Benefit Plan required to be filed with any governmental entity or agency have been accurately completed and timely and properly filed; (v) all notices, statements, reports, descriptions and other disclosures required to be given or made to participants in such Employee Benefit Plan or their beneficiaries have been accurately completed and timely and properly disclosed or provided; (v) neither the Company nor any fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law; (vii) no transaction or event has occurred or is threatened or about to occur (including, without limitation, any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a "prohibited transaction," as defined in Section 4975 of the Code or
Section 406 or 407 of ERISA for which a valid exemption is not available; and
(viii) the Company has not incurred, and there exists no condition or set of circumstances in connection with which the Company, AvantGo or AvantGo Sub could incur, directly or indirectly, any liability or expense (except for routine contributions and benefit payments) under ERISA, the Code or any other applicable law, statute, order, rule or regulation or pursuant to any indemnification or similar agreement with respect to such Employee Benefit Plan.

               (d) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is, and at all times since inception has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan either is the subject of an unrevoked favorable determination, opinion, notification or advisory letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, or has remaining a period of time under the Code or under applicable Treasury regulations or IRS pronouncements in which to apply to the IRS for such a letter and to make any amendments necessary to obtain such a letter from the IRS. Nothing has occurred since the most recent favorable determination letter issued with respect to each such Employee Benefit Plan (or, if no such letter has been issued with respect to such Employee Benefit Plan, since the inception of such Employee Benefit
Plan), and no circumstances exist or are reasonably expected by the Company or any of the Stockholders to occur, that could adversely affect the qualification or exemption of such Employee Benefit Plan or its related trust. No such Employee Benefit Plan is "top-heavy plan," as defined in Section 416 of the Code.

               (e) All contributions, premiums and other payments (including, without limitation, administrative costs, such as trustee and service provider fees) due or required to be paid to, or with respect to, each Employee Benefit Plan have been timely paid.

               (f) The Company does not sponsor, maintain or contribute to, nor has it ever sponsored, maintained or contributed to (or been obligated to contribute to), any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, or any employee benefit plan, fund, program, contract or arrangement that is (or ever was) subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

               (g) The Company is not, and has never been, a member of (i) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (iii) an affiliated service group, within the meaning of Section 414(m) of the Code, or
(iv) any other group of Persons treated as a single employer under Section 414(o) of the Code.

               (h) Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company, other than (i) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, and (ii) retirement benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code.

               (i) There are no actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to the knowledge of the Company and each of the Stockholders, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the knowledge of the Company and each of the Stockholders, is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL or any other governmental entity or agency, and, to the knowledge of the Company or any of the Stockholders, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

               (j) The Company has not made any payments, is not obligated to make any payments and is not a party (or subject) to any agreement that could obligate it to make any payments that would not be deductible under Section 162(a)(1), 162(m) or 404 of the Code or by reason of Section 280G of the Code (or any similar provision of state, local or foreign law).

               (k) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated in (or by) this Agreement (either alone or together with any other transaction or event) will (i) entitle any individual to severance pay, unemployment compensation or any other payment from the Company, AvantGo or AvantGo Sub or any Employee Benefit Plan, (ii) increase the amount of compensation due to any individual, (iii) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (iv) require the Company, AvantGo or AvantGo Sub to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

               (l) For purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (i)   "COBRA": The Consolidated Omnibus Budget
                           -----
Reconciliation Act of 1985, as amended (as set forth in Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code).

                    (ii)  "DOL": The United States Department of Labor.
                           ---

                    (iii) "Employee Benefit Plan": Any retirement, pension,
                           ---------------------
profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, agreement, arrangement or payroll practice (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, or funded or unfunded, (i) sponsored, maintained or contributed to by the Company at any time within the last six years or to which the Company is a party (or was a party at any time within the last six years), (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual) at any time within the last six years, or (iii) with respect to which the Company has (or could have) any obligation or liability.

                    (iv)  "ERISA": The Employee Retirement Income Security Act
                           -----
of 1974, as amended.

                    (v)   "HIPAA": The Health Insurance Portability and
                           -----
Accountability Act of 1997, as amended.

                    (vi)  "IRS":  The United States Internal Revenue Service.
                           ---

          4.23.  Labor Matters. (a) There is no labor strike, dispute,
                 -------------
slowdown, work stoppage or lockout pending or, to the knowledge of the Company or any Stockholder, threatened against or affecting the Company, and during the past three years there has not been any such action; (b) there are no union claims to represent the employees of the Company; (c) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company; (d) none of the employees of the Company is represented by any labor organization and the Company and the Stockholders do not have any knowledge of any current union organizing activities among the employees of the Company, nor to the knowledge of the Company or any Stockholder does any question concerning representation exist with respect to such employees; (e) the Company is, and has at all times been, in material compliance with all applicable employment laws and practices, including, without limitation, any such laws relating to employment discrimination, occupational safety and health and unfair labor practices; (f) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company or any Stockholder, threatened before the National Labor Relations Board or, to the knowledge of the Company or any Stockholder, any charges or complaints, or facts which could reasonably give rise to a charge or complaint, pending or threatened with any Governmental Entity who has jurisdiction over unlawful employment practices; (g) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure pending relating to the Company; (h) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the Closing Date or amounts required to be reimbursed to such employees; (i) upon termination of the employment of any of the employees of the Company after the Closing, the Surviving Corporation will not be liable to any of its employees for severance pay, except as otherwise required by federal law; (j) the employment of each of the Company's employees is terminable at will without cost to the Company except for payments disclosed on the Disclosure Statement or required under the Employee Benefit Plans and payment of accrued salaries or wages and vacation pay; (k) no employee or former employee of the Company has any right to be rehired by the Company prior to the Company's hiring a person not previously employed by the Company; (l) to the best of the Company's and the Stockholders' knowledge, no Company employee has made a formal complaint, whether oral or written, to any member of the Company's management or human resource center that such employee has been subjected to unlawful discrimination or harassment which, if proven, would violate any state or federal laws concerning discrimination or harassment; and (m) the Disclosure Statement contains a true and complete list of all employees who are employed by the Company as of the Closing Date, and said list correctly reflects their salaries, wages, other compensation (other than benefits under the Employee Benefit Plans), dates of employment and positions. The Company does not owe any past or present employee any sum in excess of $25,000 individually or $50,000 in the aggregate other than for accrued wages or salaries for the current payroll period, and amounts payable under the Employee Benefit Plans. No employee owes any sum to the Company in excess of $25,000, and all employees together do not owe the Company in excess of $50,000.

          4.24.  Environmental Matters.
                 ---------------------

                 (a) The Company and its assets and business are in substantial compliance with all Environmental Laws and Environmental Permits (as herein defined) applicable to them. A copy of any notice, citation, inquiry or complaint which the Company has received in the past three years of any alleged violation of any Environmental Law or Environmental Permit is contained in the Disclosure Statement, and all violations alleged in said notices have been or are being corrected. A description of all such violations currently being corrected is contained in the Disclosure Statement. The Company possesses all Environmental Permits which are required for the operation of its business, and is in substantial compliance with the provisions of all such Environmental Permits. Copies of all Environmental Permits issued to the Company have been provided or made available to AvantGo or its counsel. The Company has delivered to AvantGo copies of all environmental reports with respect to the Leased Premises in its possession (other than reports prepared by or on behalf of AvantGo) which were conducted during the last five years.

                 (b) The Disclosure Statement sets forth a complete list of all Materials of Environmental Concern stored, treated, generated, used, transported or Released (as herein defined) in connection with the operation of the Company's business. There has been no storage, treatment, generation, transportation or Release of any Materials of Environmental Concern by the Company, or, to the knowledge of the Company and its Stockholders, by any other person or entity for which the Company is or may be held responsible, at any Facility (as herein defined) or any Offsite Facility (as herein defined) in violation of, or which could give rise to any material obligation under, Environmental Laws.

                 (c)  For the purposes of this Agreement: (i) "Environmental
                                                               -------------
Laws" means all federal, state and local statutes, regulations, ordinances,
----
rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. Environmental Laws include, without limitation, those laws relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Materials of Environmental Concern; air, surface or ground water or noise pollution; Releases; protection of wildlife, endangered species, wetlands or natural resources; Containers; health and safety of employees and other persons; and notification requirements relating to the foregoing; (ii) "Environmental Permits" means licenses, permits, registrations, governmental
 ---------------------
approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws; (iii) "Materials of Environmental Concern" means
                                       ----------------------------------
(A) pollutants, contaminants, pesticides, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including without limitation any (i) "hazardous substance" as defined in CERCLA, and (ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C., Sec. 6902 et. seq., and all amendments thereto
               ----                         --  ---
and reauthorizations thereof; and (B) even if not prohibited, limited or regulated by Environmental Laws, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment or the health and safety of any person, or impair the use or value of any portion of the Leased Premises; (iv) "Release" means any spill,
                                             -------
discharge, leak, emission, escape, injection, dumping, or other release or threatened release of any Materials of Environmental Concern into the environment, whether or not notification or reporting to any governmental agency was or is, required, including without limitation any Release which is subject to CERCLA; (v) "Facility" means any facility as defined in the Comprehensive
                --------
Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et. seq., as amended and reauthorized ("CERCLA"); and (vi) "Offsite Facility" means
                                    ------              ----------------
any Facility which is not Company.

               4.25.  Interim Conduct of Business. Except as otherwise
                      ---------------------------
contemplated by this Agreement, since December 31, 1999, the Company has not:

                      (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any material portion of its assets or property, except for cash applied in the payment of the Company's liabilities in the usual and ordinary course of business in accordance with the Company's past practices;

                      (b) written off any asset which has a net book value which exceeds $25,000 individually or $50,000 in the aggregate in value, or suffered any casualty, damage, destruction or loss, or interruption in use, of any material asset, property or portion of Inventory (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                      (c) waived any right arising out of the conduct of, or with respect to, its business which is material to the Company;

                      (d) made (or committed to make) capital expenditures in an amount which exceeds $50,000 for any item or $100,000 in the aggregate;

                      (e) made any change in accounting methods or principles, other than in connection with converting the Company from an "S Corporation" to a "C Corporation" for tax purposes in connection with the transactions contemplated hereby or otherwise in connection with the audit of the Company being conducted by Ernst & Young LLP;

                      (f) borrowed any money in excess of $25,000 or issued any bonds, debentures, notes or other corporate securities (other than equity securities) in excess of $25,000, including without limitation, those evidencing borrowed money;

                      (g) entered into any transaction with, or made any payment to, or incurred any liability to, any Related Party (as defined herein) (except for payment of salary and other customary expense reimbursements made in the ordinary course of business to Related Parties who are employees of the Company);

                      (h) increased the compensation payable to any employee, except for normal pay increases in the ordinary course of business consistent with past practices;

                      (i) made any payments or distributions to its employees, officers or directors except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses;

                      (j) paid or incurred any management or consulting fees, or engaged any consultants, except in the ordinary course of business;

                      (k) hired any employee who has an annual salary in excess of $35,000, or employees with aggregate annual salaries or wages in excess of $70,000;

                      (l) terminated any employee having an annual salary or wages in excess of $35,000 or employees with aggregate annual salaries or wages in excess of $70,000;

                      (m)  adopted any new Employee Benefit Plan;

                      (n)  issued or sold any securities of any class;

                      (o) discharged any liability except in the usual and ordinary course of business in accordance with past practices, or prepaid any liability;

                      (p) paid, declared or set aside any dividend or other distribution on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class; or

                      (q) without limitation by the enumeration of any of the foregoing, entered into any transaction other than in the usual and ordinary course of business in accordance with past practices.

               4.26.  Affiliated Transactions. As of the date hereof, the
                      -----------------------
Company is not a party to any transaction (other than employee compensation and other ordinary incidents of employment) with a "Related Party." For purposes of this Agreement, the term "Related Party" shall mean: any present or former officer or director, 10% stockholder or present affiliate of the Company or any of its Subsidiaries, any present or former known spouse, ancestor or descendant of any of the aforementioned persons or any trust or similar entity for the benefit of any of the foregoing persons. No property or interest in any property (including, without limitation, designs and drawings concerning machinery) which relates to and is or will be necessary or useful in the present or currently contemplated future operation of the Company's business, is presently owned by or leased or licensed by or to any Related Party. Prior to the Closing, all amounts due and owing to or from the Company by or to any of the Related Parties (excluding employee compensation and other incidents of employment) shall be paid in full. Except for the ownership of securities representing less than a 2% equity interest in various publicly traded companies, neither the Company nor, to the Company's or any Stockholder's knowledge, any Related Party has an interest, directly or indirectly, in any business, corporate or otherwise, which relates to the Company's business.

               4.27.  Significant Customers and Employees. The Disclosure
                      -----------------------------------
Statement sets forth an accurate list of the Company's Significant Customers (as defined herein) and Significant Employees (as defined herein). The Company and the Stockholders have no knowledge of any intention by (a) a Significant Customer to terminate its business relationship with the Company or to limit or alter its business relationship with the Company in any material respect; or (b) a Significant Employee to terminate employment with the Company. As used herein,
(w) "Significant Customers" means the 10 largest Company customers, taken as a
     ---------------------
whole, including distributors of the Company's products, measured in terms of sales volume for the most recent fiscal year end; and (x) "Significant Employee"
                                                           --------------------
means the Chief Executive Officer, the President, any Vice President, or any Director of the Company.

               4.28.  Material Adverse Change. Since December 31, 1999, the
                      -----------------------
Company has not suffered or been threatened with any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Company.

               4.29.  Bribes. Neither the Company nor, to the Company's or any
                      ------
Stockholder's knowledge, any of its officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to the Company or its business activities, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of the Company, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business. Without limiting the generality of the foregoing, the Company has not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales.

               4.30.  Absence of Indemnifiable Claims, etc. There are no
                      ------------------------------------
pending claims and, to the knowledge of the Company and the Stockholders, no facts that would reasonably entitle any director, officer or employee of the Company to indemnification by the Company under applicable law, the Certificate of Incorporation or By-laws of the Company or any insurance policy maintained by the Company.

               4.31.  No Undisclosed Liabilities. There are no liabilities or
                      --------------------------
obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) of the Company other than

(i) liabilities disclosed or provided for in the Company Financial Statements;
(ii) obligations under contracts and commitments to which the Company is a party; (iii) liabilities which, individually or in the aggregate, are not material to the Company; (iv) liabilities under this Agreement (or contemplated hereby) or disclosed in the Disclosure Statement; and (v) liabilities incurred since December 31, 1999 in the ordinary course of business and consistent with past practices.

          4.32.  No Brokers. The Company has not entered into any contract,
                 ----------
arrangement or understanding with any person or firm which may result in the obligation of the Company or AvantGo, AvantGo Sub or their respective Subsidiaries, if any, to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          4.33.  Disclosure. No representation or warranty of the Company or
                 ----------
the Stockholders contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which such statements are made, not misleading.

                                  ARTICLE V.

                            POST-CLOSING COVENANTS

          5.1.   Tax Matters. The following provisions shall govern the
                 -----------
allocation of responsibility as between the Stockholders, the Company and AvantGo for certain Tax matters following the Closing Date:

                 (a)  Tax Periods Ending on or Before the Closing Date. The
                      ------------------------------------------------
Stockholders shall, at their own expense, accurately prepare or cause to be prepared and timely file or cause to be filed all Returns (and pay all Taxes shown thereon or with respect thereto) with respect to the Company (i) required to be filed on or before the Closing Date; (ii) pertaining to Taxes of or with respect to the Company for which its Tax period ends on or before the Closing Date; and (iii) pertaining to Taxes with respect to which the applicable Tax period ends on or about the Closing Date or by reason of the Closing with respect to any material Returns that are filed after the Closing Date. The Stockholders shall submit such Returns to AvantGo for AvantGo's review and approval (not to be unreasonably withheld or delayed) no later than thirty (30) days prior to the due date thereof. Such Returns shall be prepared in a manner consistent with past practice, except as otherwise required by law. AvantGo shall prepare or cause to be prepared all other Returns of or with respect to the Company; provided, however, that if AvantGo prepares Returns for a Taxable
             --------  -------
period that includes (but does not end on) the Closing Date, AvantGo shall submit drafts of such Returns to the Stockholders for review and shall give the Stockholders a copy of such final Returns.

                 (b)  Control of Tax Audits and Examinations. The Stockholders
                      --------------------------------------
shall not initiate any claim for refund or file any amended Return with respect to any tax period ending on or before the Closing Date without the prior written consent of AvantGo, which consent shall not be unreasonably withheld or delayed. The Stockholders shall be entitled, at their own expense, to control any audit or examination by any Taxing authority and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes of the Company for all Tax periods ending on or before the Closing Date in which the Company was an "S corporation" within the meaning of Code
Section 1361(a); provided, however, that AvantGo shall have the right to participate in any such audit, examination or contest at its own expense; and provided, further, that the Stockholders shall not compromise, settle or resolve such audit, examination or contest without AvantGo's prior written consent, which shall not be unreasonably withheld. AvantGo shall have the responsibility for and shall be entitled, at its own expense (subject to Section 6.3 hereof), to control any audit or examination by any Taxing authority, initiate any claim for refund, file any amended Return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment relating or with respect to any Taxes of the Company for all Tax periods beginning on or after the Closing Date.

                 (c)  Cooperation. Following the Closing Date, each party hereto
                      -----------
agrees to furnish or cause to be furnished to the others, upon request, as promptly as practicable, such information and assistance as is reasonably necessary for the filing of all Returns of or with respect to any of the parties hereto and its subsidiaries, the making of any election related to Taxes of or with respect to any of the parties hereto or any of its subsidiaries, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Return of or with respect to any of the parties hereto or any subsidiary thereof.

                 (d)  Apportionment. For purposes of this Agreement, in the case
                      -------------
of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be apportioned and taken into account consistent with the applicable Tax, as allocated in the preceding sentence. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

          5.2.   Records Retention. AvantGo agrees to retain possession of all
                 -----------------
accounting, business, financial and tax records and information relating to the Company in existence on the Closing Date or coming into existence after the Closing Date which relate to the Company before the Closing Date, until the sixth anniversary of the Closing Date. For a period of four years following the six year period specified above, if AvantGo wishes to destroy such records, AvantGo shall first provide the Stockholders the opportunity to take possession of same. In addition, from and after the Closing Date, AvantGo agrees to afford to the Stockholder and their attorneys, accountants and other representatives, without charge, access upon reasonable notice and during normal business hours, to such books, records, documents and any and all other information relating to the Company existing prior to the date hereof as the Stockholders may reasonably request for any legitimate business purpose.

          5.3. Voting Agreement. The Stockholders agree to vote their shares of
               ----------------
AvantGo Stock as provided in AvantGo's Third Amended and Restated Voting Agreement, dated as of March 8, 2000 (the "Voting Agreement"), for so long as
                                           ----------------
the Voting Agreement is effective. For purposes of the foregoing, the Stockholders shall be deemed "Investors" under the terms of the Voting Agreement and shall have all rights and obligations of other investors thereunder.

          5.4. Employee Matters.
               ----------------

               (a) By operation of law, all of the Company's employees (each an "Employee") shall become employees of the Surviving Corporation at the Closing.
 --------
Nothing in this Agreement shall constitute a guarantee that any Employee shall be entitled to remain in the Surviving Corporation's employ for a specified period of time.

               (b) The Employees of the Surviving Corporation shall receive benefits substantially similar to those offered to AvantGo's similarly situated employees.

               (c) The Surviving Corporation shall credit the Employees with service accrued with the Company prior to the Closing for purposes of determining eligibility and, if applicable, vesting under the Surviving Corporation's benefit plans in which the Employees may become eligible to participate.

                                  ARTICLE VI.

                                INDEMNIFICATION

          6.1. General. From and after the Closing, the parties shall indemnify
               -------
each other as provided in this Article VI; provided, however, that no indemnity
                                           --------  -------
shall be provided hereunder with respect to the matters set forth in the AvantGo Disclosure Statement and the Disclosure Statement.

          6.2. Certain Definitions.  As used in this Article VI, the following
               -------------------
terms shall have the indicated meanings:

               (a)  "Damages" shall mean all liabilities, assessments, Taxes,
                     -------
levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals, that are actually sustained or incurred by an Indemnified Party in connection with the defense or investigation of any claim.

               (b)  "Indemnified Party" shall mean a party hereto who is
                     -----------------
entitled to indemnification from another party hereto pursuant to this Article
VI.

               (c)  "Indemnifying Party" shall mean a party hereto who is
                     ------------------
required to provide indemnification under this Article VI to another party hereto.

               (d)  "Third Party Claims" shall mean any claims for Damages which
                     ------------------
are asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject.

          6.3. The Stockholders' Indemnification Obligations. Each of the
               ---------------------------------------------
Stockholders shall severally, but not jointly, indemnify, save and keep AvantGo, AvantGo Sub, the Surviving Corporation, each of their respective Subsidiaries, their respective successors and permitted assigns and their officers, directors, employees, agents and affiliates (each an "AvantGo Indemnitee" and collectively
                                           ------------------
the "AvantGo Indemnitees"), forever harmless against and from all Damages
     -------------------
sustained or incurred by any AvantGo Indemnitee, as a result of or arising out of: (a) any inaccuracy in or breach of any representation and warranty made by the Company and/or the Stockholders to AvantGo in this Agreement or in any Ancillary Document or made by any Stockholder in the Rep. Letter; and (b) any breach by the Company or the Stockholders of, or failure of the Company or the Stockholders to comply with, any of the covenants or obligations under this Agreement, any Ancillary Document or the Rep. Letter to be performed by the Company or such Stockholders (including without limitation the Stockholders' obligations under this Article VI).

          6.4. AvantGo's Indemnification Obligations. AvantGo shall indemnify,
               -------------------------------------
save and keep the Stockholders and their respective successors and permitted assigns (each a "Seller Indemnitee" and collectively the "Seller Indemnitees"),
                 -----------------                        ------------------
forever harmless against and from all Damages sustained or incurred by any Seller Indemnitee, as a result of or arising out of: (a) any inaccuracy in or breach of any representation and warranty made by AvantGo or AvantGo Sub to the Company in this Agreement or in any AvantGo Ancillary Document; and (b) any breach by AvantGo or AvantGo Sub of, or failure by AvantGo or AvantGo Sub to comply with, any of the covenants or obligations under this Agreement or any AvantGo Ancillary Document to be performed by AvantGo or AvantGo Sub (including without limitation AvantGo or AvantGo Sub's obligations under this Article VI).

          6.5. Limitation on Indemnification Obligations.
               -----------------------------------------

               (a) All representations, warranties, covenants and obligations contained in this Agreement, the AvantGo Ancillary Documents, the Ancillary Documents and the Rep. Letter shall survive the Closing for a period of two (2) years from the Effective Time; provided, however, that the representations and warranties set forth in Section 4.13 of this Agreement shall survive until the expiration of the applicable statute of limitations (the "Survival Period"). A
                                                          ---------------
claim by an AvantGo Indemnitee or a Seller Indemnitee for indemnification under this Article VI for Damages incurred during the Survival Period must be asserted within the Survival Period.

               (b) Notwithstanding anything to the contrary contained herein, the Stockholders shall not be obligated to indemnify any AvantGo Indemnitee pursuant to Section 6.3 hereof until the total of all Damages under Section 6.3 exceeds $200,000, in the aggregate (the "Basket Amount"), and after such Damages exceed the Basket Amount, the Stockholders shall only be obligated to indemnify the AvantGo Indemnitee for all Damages that exceed the Basket Amount; provided, however, that the Stockholders shall not be obligated to indemnify the AvantGo Indemnitees under Section 6.3 for any Damages in excess of $15,700,000, in the aggregate. The liability of any Stockholder for an indemnification claim under this Article VI shall, in addition to the other limitations set forth herein, be limited to such Stockholder's Proportionate Interest of the aggregate amount of such claim, whether or not any other Stockholder satisfies his obligations in connection with such claim. The AvantGo Indemnitees shall seek reimbursement for Damages first against the Escrow in accordance with the terms of the Escrow Agreement. The AvantGo

Indemnitees can make any claims for Damages in excess of the Escrow against the Stockholders in accordance with the terms of this Agreement; provided, however,
                                                             --------  -------
that such excess claims shall not exceed the limits set forth in this Section 6.5(b).

               (c) Notwithstanding anything to the contrary contained herein, AvantGo shall not be obligated to indemnify any Seller Indemnitee pursuant to
Section 6.4 hereof until the total of all Damages under Section 6.4 exceeds the Basket Amount, and after such Damages exceed the Basket Amount, AvantGo shall only be obligated to indemnify the Seller Indemnitees for all Damages that exceed the Basket Amount; provided, however, that AvantGo shall not be obligated to indemnify the Seller Indemnitees under Section 6.4 for any Damages in excess of $15,700,000 in the aggregate.

               (d) The indemnification provided for in this Article VI shall constitute the sole remedy of any party to the Agreement with respect to (i) breaches by any other party to the Agreement of any of the representations, warranties, agreements or covenants contained in this Agreement, (ii) any events, circumstances or conditions which are the subject of the representations, warranties, covenants or agreements contained in this Agreement, and (iii) any other events, circumstances or conditions relating to the ownership or operation of the Company prior to the Closing Date.

          6.6. Adjustment for Insurance. The amount which an Indemnifying Party
               ------------------------
is required to pay to, for or on behalf of any Indemnified Party pursuant to this Article VI shall be adjusted (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such Indemnified Party in reduction of the related indemnifiable loss (the "Indemnifiable Loss").
                                                           ------------------
Amounts required to be paid, as so reduced, are hereinafter sometimes called an "Indemnity Payment." If an Indemnified Party shall have received or shall have
 -----------------
had paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive insurance proceeds in respect of such Indemnifiable Loss, then the Indemnified Party shall pay to the Indemnifying Party the amount of such insurance proceeds or, if lesser, the amount of the Indemnity Payment.

          6.7. Cooperation. Subject to the provisions of Section 6.9, the
               -----------
Indemnifying Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim.

          6.8. Subrogation. The Indemnifying Party shall not be entitled to
               -----------
require that any action be brought against any other person before action is brought against it hereunder by the Indemnified Party and shall not be subrogated to any right of action until it has paid in full or successfully defended against the Third Party Claim for which indemnification is sought.

          6.9. Indemnification Claims Procedures.
               ---------------------------------

               (a) Promptly following the receipt of notice by the AvantGo Indemnitees of a Third Party Claim which the AvantGo Indemnitees believe may result in a demand for indemnification pursuant to Section 6.3 hereof, AvantGo shall notify the Stockholders of such claim. Promptly following the receipt of notice by the Stockholder Indemnitees of a Third Party Claim which the Stockholder Indemnitees believe may result in a demand for indemnification pursuant to

Section 6.4 hereof, the Stockholders shall notify AvantGo of such claim. The party receiving the notice of the Third Party Claim shall notify the other party hereto of such Third Party Claim. The failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the Indemnifying Party is substantially prejudiced as a result of the failure to give such notice. Within thirty (30) days after receipt of the notice by the Indemnifying Party pursuant to the preceding sentence, the Indemnifying Party shall notify the Indemnified Party whether it elects to control the defense of the Third Party Claim. If the Indemnifying Party elects to undertake the defense of such Third Party Claim, it shall do so at its own expense with counsel of its own choosing and it shall acknowledge in writing its obligation to indemnify the Indemnified Party with respect to such Third Party Claim as otherwise set forth in accordance with the provisions of this Article
VI. If the Indemnifying Party elects not to defend the Third Party Claim or fails to pursue such Third Party Claim reasonably diligently, the Indemnified Party shall have the right to undertake, conduct and control the defense of such Third Party Claim through counsel of its own choosing. The party that litigates or contests the Third Party Claim shall keep the other party fully advised of the progress and disposition of such claim and the other party shall cooperate fully with the litigating party and its counsel in the defense of any such claim.

               (b) In the event the Indemnifying Party elects not to undertake the defense of the Third Party Claim or fails to reasonably diligently pursue the defense of such a claim and the Indemnified Party litigates or otherwise contests or settles the Third Party Claim, then, provided that a final determination has been made that the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party shall promptly reimburse the Indemnified Party for all amounts paid to settle such claim or all amounts paid in satisfaction of a judgment against the Indemnified Party in contesting such claim and in providing its right to indemnification hereunder, all in accordance with the provisions of this Article VI. Notwithstanding the foregoing, no settlement of any Third Party Claim shall be made by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

               (c) No Third Party Claim will be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided, however, that if such claim asserts that the Indemnifying Party is jointly and severally liable and the Indemnified Party shall be fully released from all liability relating to such Third Party Claim in connection with such settlement, the Indemnifying Party shall not be required to obtain the consent of the Indemnified Party. If, however, the Indemnified Party refuses to consent to a bona fide offered settlement which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such Third Party Claim free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the Indemnifying Party shall pay to the Indemnified Party the amount of the offer of settlement which the Indemnified Party refused to accept, plus the costs and expenses incurred by the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the offer of settlement, all in accordance with the terms of this Article VI, and, upon the payment or receipt of such amount, as the case may be, the Indemnifying Party shall have no further liability with respect to such Third Party Claim. The Indemnifying Party shall be entitled to recover from the Indemnified Party any additional expenses incurred by such Indemnifying Party as a result of the decision of the Indemnified Party to pursue the matter.

          6.10. Stockholders' Representative.
                ----------------------------

                (a) Gilad Ben-Yoseph (the "Stockholders' Representative"), for and on behalf of the Stockholders, shall have the power to take any and all actions required to be taken by the Stockholders pursuant to this Agreement or the Escrow Agreement, including, without limitation, the power to give and receive notices and communications, to enter into and perform the Escrow Agreement, to make claims for indemnification against AvantGo, to authorize delivery to AvantGo of AvantGo Stock or other property from Escrow in satisfaction of claims by AvantGo, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the foregoing. Effective upon the approval of this Agreement by the Stockholders, the Stockholders individually shall have no power or authority to take any actions against AvantGo or otherwise pursuant to this Agreement or the Escrow Agreement, and all actions of the Stockholders, whether pursuant to this Agreement or the Escrow Agreement, must be taken solely by the Stockholders' Representative. In the event of the death or written resignation (delivered to AvantGo and the Escrow Agent) as Stockholders' Representative of, or refusal to act as Stockholders' Representative by, Gilad Ben-Yoseph, the Stockholders hereby appoint Roey Ben-Yoseph to serve as the successor Stockholders' Representative hereunder. In the event of the death or written resignation (delivered to AvantGo and the Escrow Agent) as Stockholders' Representative of, or refusal to act as Stockholders' Representative by, Roey Ben-Yoseph, the holders of a majority of the shares of AvantGo Stock constituting the Escrow Fund shall serve as the Stockholders' Representative hereunder.

                (b) AvantGo shall have no liability of any kind to any Stockholder as a result of or arising out of any action taken or not taken by the Stockholders' Representative at any time under this Agreement or the Escrow Agreement and each Stockholder hereby releases AvantGo from any such liability. AvantGo may conclusively rely, without any obligation of investigation or inquiry of any kind, on any action taken by the Stockholders' Representative as having been fully authorized and approved by all necessary action by each Stockholder (except such Stockholders, if any, as shall have perfected their dissenter rights under applicable law).

                                 ARTICLE VII.

                              GENERAL PROVISIONS

          7.1.  Notices. All notices required or permitted to be given hereunder
                -------
shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile (with electronic confirmation of receipt), or by nationally recognized private carrier shall be deemed given on the day following such delivery. All notices shall be addressed as follows:

If to AvantGo or AvantGo Sub:                     If to the Stockholders:

AvantGo, Inc.                                     Gilad Ben-Yoseph
1700 South Amphlett Boulevard, Suite 300          904 W. Diversey, Apt. 1W
San Mateo, CA 94402                               Chicago, IL 60614
Attn: CEO
Fax:  650-638-3398

With copies to:                                   With copies to:

Perkins Coie LLP                                  Schiff Hardin & Waite
135 Commonwealth Drive, Suite 250                 6600 Sears Tower
Menlo Park, CA 94025                              Chicago, IL 60606
Attn: Mark Albert                                 Attn: Steve Isaacs
Fax:  650-752-6050                                Fax:  312-258-5700

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          7.2.  Assignment, Binding Effect. Neither this Agreement nor any of
                --------------------------
the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 1.4, 1.5 and 1.6, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          7.3.  Entire Agreement. This Agreement, the Disclosure Statement, the
                ----------------
AvantGo Disclosure Statement, the No-Shop and Non-Disclosure Agreement dated as of April 24, 2000 between AvantGo and the Company, the Ancillary Documents, the AvantGo Ancillary Documents, and any other documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          7.4.  Amendment. This Agreement may be amended by the parties hereto,
                ---------
by action taken by their respective Boards of Directors, at any time before or after the Stockholders' approval of matters presented in connection with the Merger, but after any such Stockholder approval, no amendment shall be made which by law requires the further approval of Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          7.5.  Governing Law. This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

          7.6.  Counterparts. This Agreement may be executed by the parties
                ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          7.7.  Headings. Headings of the Articles and Sections of this
                --------
Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

          7.8.  Interpretation. In this Agreement, unless the context otherwise
                --------------
requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

          7.9.  Waivers. Except as provided in this Agreement, no action taken
                -------
pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          7.10. Incorporation. The Disclosure Statement, the AvantGo Disclosure
                -------------
Statement, and the Exhibits attached hereto as each may be updated pursuant to the terms of this Agreement, are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          7.11. Severability. Any term or provision of this Agreement which is
                ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          7.12. Enforcement of Agreement. The parties hereto agree that
                ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.
                    AVANTGO, INC.,

                    a Delaware corporation


                    By: /s/ Felix Lin
                       ____________________________________
                    Name:  Felix Lin, Chairman


                    GC ACQUISITION, INC.,
                    an Illinois corporation


                    By: /s/ Felix Lin
                       ____________________________________
                    Name:  Felix Lin, Chairman and CEO


                    GLOBALWARE COMPUTING, INC.,
                    an Illinois corporation


                    By: /s/ Gilad Ben-Yoseph
                       ____________________________________
                    Name: Gilad Ben-Yoseph, President

                        /s/ Gilad Ben-Yoseph
                    _______________________________________
                    Gilad Ben-Yoseph

                        /s/ Roey Ben-Yoseph
                    _______________________________________
                    Roey Ben-Yoseph

                        /s/ Yoav Ben-Yoseph
                    _______________________________________
                    Yoav Ben-Yoseph

                 Signature Page - Agreement and Plan of Merger

                GLOBALWARE COMPUTING, INC. DISCLOSURE STATEMENT


     The following are exceptions to the representations and warranties of Globalware Computing, Inc. (the "Company") and the stockholders of the Company (the "Stockholders") contained in the Agreement and Plan of Merger (the "Agreement") by and among AvantGo, Inc., GC Acquisition, Inc., the Company and the Stockholders, dated as of May 26, 2000, and should be considered an integral part of the Agreement. The section numbers in this Disclosure Statement correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number of the Agreement provided by the Company and the Stockholders shall be deemed disclosed and incorporated into any other section of the Agreement where it is obvious from the disclosure contained herein that such disclosure would be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Disclosure Statement as when used in the Agreement, unless the context otherwise requires.

     Inclusion of information in this Disclosure Statement shall not be construed as an admission that such information is material to the Company or the assets, business, financial position or results of operations of the Company.

4.3 Subsidiaries.

     The Company owns the following amounts of stock in the following publicly traded companies:

                        Number of Shares
     Name of Company    owned by the Company
     ---------------    --------------------

     Cisco Systems              250
     Puma Technology            400
     Aether Systems             100
     Extended Systems           200

4.4  Ownership Interests.

     See 4.3 for a list of shares of stock in publicly traded companies owned by the Company.

4.7  No Violation.

     Under the term's of the Lease Agreement (the "Current Lease Agreement") between the Company and Murdoch, Coll & Lillbridge, Inc. (n/k/a Spectrum Properties) (the "Landlord"), dated January 27, 1999, relating to the lease of the Company's office space at 820 N. Orleans, Suite 210, Chicago, IL 60610, if the Company gives the Landlord written notice of the Merger, then the Landlord will have the right to terminate the Current Lease Agreement within 60 days after receipt of the Company's notice of the Merger. If the Company does not give the Landlord notice of the Merger, the Landlord may, after the Merger, terminate the Current Lease Agreement by giving the Company written notice that it is terminating the Current Lease Agreement at least 60 days prior to the date of termination set by the Landlord in the Landlord's termination notice. The Company has not notified the Landlord of the Merger.


     The Company has signed a Lease Agreement (the "New Lease Agreement"), dated March 24, 2000, with 420 North Wabash L.L.C. (the "Landlord") acting through its managing agent, Friedman Properties, Ltd., with respect to a proposed new lease of office space at 420 North Wabash, Chicago, Illinois 60610. To the Company's knowledge, the New Lease Agreement has not yet been signed by the Landlord. The

     Company had requested an executed counterpart to the New Lease Agreement from the Landlord, but the Landlord never delivered to the Company an executed counterpart to the New Lease Agreement. The Landlord sent a proposed addendum (the "Proposed Addendum") to the New Lease Agreement to the Company which indicated, among other things, that the Landlord will be unable to deliver the new office space to the Company on June 1, 2000, the commencement date under the New Lease Agreement, and requested, among other things, certain waivers regarding delivery dates and rent abatements. The Landlord also requested that the Company deliver to the Landlord the Letter of Credit required to be delivered to the Landlord under the New Lease Agreement, but the Company has not delivered such Letter of Credit to the Landlord. The Proposed Addendum has not been executed by the Landlord or the Company. If the New Lease Agreement is or has been executed by the Landlord, the Merger would constitute a default under the New Lease Agreement, unless the Company obtains the Landlord's prior written consent (which is not to be unreasonably withheld or delayed). The Company has not obtained the Landlord's prior consent to the Merger. The Company has given the Landlord a $13,770 security deposit in connection with the New Lease Agreement.

     Copies of the Current Lease Agreement, the New Lease Agreement and the Proposed Addendum have been delivered to AvantGo or its counsel.

4.8  Compliance With Laws - General.

     The Company obtained a Workmen's Compensation Insurance Policy from State Farm Insurance on May 23, 2000. Prior to such date, the Company did not have any workmen's compensation insurance in place for its employees.

4.9  Financial Information.

     The Company Financial Statements have been provided to AvantGo.

4.11 Accounts Receivable.

     The Company does not believe that the following receivables/purchase orders are good or collectible:

INVOICE       SALES DATE       SALES AMT.     COMPANY
------------------------------------------------------------------------------------
008085          05/03/99          $  65.00    Kaleidoscope Sports & Entertainment
008351          05/28/99          $  65.00    GrandMet Burger King
008450          06/11/99          $ 145.00    Compucom
008776          06/29/99          $ 195.00    Software House Intl'
008778          06/29/99          $ 145.00    IBM
009283          07/29/99          $ 145.00    Northwestern Public Service Company
009466          08/06/99          $  65.00    ABB Business Services
009987          09/02/99          $ 135.00    CNG- E. Ohio Gas Company
010462          09/28/99          $ 145.00    Software Spectrum (DuPont De Nemours)
010529          09/30/99          $ 273.00    Nationwide Insurance
010530          09/30/99          $ 203.00    Nationwide Insurance
010707          10/11/99          $ 290.00    CyberGate
010988          10/22/99          $  65.00    Herman Miller
011357          11/04/99          $ 135.00    CNG Service Company
011358          11/04/99          $ 145.00    National Rural Utilities
011688          11/18/99          $ 136.50    Nationwide Insurance
011816          08/30/99          $  60.00    Keystone

012064         12/03/99     $   145.00   FirstEnergy
012065         12/03/99     $    65.00   FirstEnergy Corp.
012209         12/10/99     $    65.00   Young & Rubicam
012222         12/10/99     $    65.00   Young & Rubicam
012524         12/21/99     $    65.00   Humana
012656         12/29/99     $   135.00   FirstEnergy
012657         12/29/99     $   270.00   FirstEnergy Corp.
012707         01/03/00     $   155.00   FirstEnergy Corp.
012840         01/05/00     $ 1,195.00   Bayer Corp
012927         01/07/00     $    65.00   Humana
012959         01/10/00     $   155.00   FirstEnergy
013111         01/14/00     $   145.00   Ernst & Young
013234         01/19/00     $    60.00   Keystone Financial Brokerage
013237         01/19/00     $    65.00   ZD Inc
013272         01/19/00     $   145.00   Centex Rooney
013829         02/04/00     $   405.00   SmithKline Beecham R&D
013890         02/07/00     $    65.00   ZD Inc
014164         02/15/00     $   390.00   Economical Mutual Insurance Co.
014288         02/18/00     $    60.00   Keystone Financial Bank
014538         02/28/00     $   390.00   City of Roanoke
014560         02/28/00     $    65.00   Allied Insurance
014613         02/29/00     $ 5,750.00   NBA

   TOTAL:                   $12,332.50

4.12 Bank Accounts.

     The Company has a checking account and an investment/sweep account with American National Bank, an Account Analysis Checking account and a One Group Cash Management Fund account with Bank One, and a Schwab One Account with Charles Schwab. Gilad Ben-Yoseph and Long Barnes are the only persons authorized to access such accounts.

4.13 Intellectual Property; Company Software.

     (d) The Company received a letter from PUMATECH dated February 22, 2000 alleging that the Company misrepresented the capabilities of PUMATECH's software products in a comparison chart used by the Company, and that the chart misused PUMATECH's Intellisync trademark. The Company has provided a copy of such letter to AvantGo or its counsel. The Company has properly noted PUMATECH's trademark on subsequent publishings. In preparing the information included in the old Comparison Sheet relating to PUMATECH's software, the Company diligently tested PUMATECH's then most current version of the software, and also reviewed information available in PUMATECH's documentation and on PUMATECH's website with respect to such software. The Company then compiled the results of its testing and product research with respect to such software and accurately summarized the capabilities of PUMATECH's software in relation to the categories of capabilities identified in the old Comparison Sheet. Upon receipt of the above mentioned letter from PUMATECH, the Company again reviewed the capabilities of the then most current available version of PUMATECH's software (version 2.6) using the above described methods and compared such capabilities to those ascribed to such software in the Company's updated version of the Comparison Sheet, which accurately reflects the capabilities of the most recent version of PUMATECH's software in relation to the specific capabilities identified in the updated Comparison Sheet. The Company has not received any further correspondence from PUMATECH with respect to the foregoing.

(e) The Company has entered into Proprietary Rights In Innovation Agreements with each of the following parties:

          Gilad Ben-Yoseph
          Roey Ben-Yoseph
          Long Barnes
          James Joyce
          Yoav Ben-Yoseph
          Tuan Pham-Barnes
          Charles Mayfield
          The Virtual Office, Inc.

     The Company has also entered into Non-Competition, Non-Solicitation and Non-Disclosure Agreements with the following parties:

          Gilad Ben-Yoseph
          Roey Ben-Yoseph
          Long Barnes
          James Joyce
          Yoav Ben-Yoseph
          Tuan Pham-Barnes
          Charles Mayfield
          Debra Bair
          Darcie Martin
          Heather Becker
          Alex Holden

     Other than the above agreements, the Company has not entered into any other agreement regarding the protection of confidential and proprietary information or the assignment to the Company of Intellectual Property arising from the services performed for the Company by such persons. Alex Holden was an employee of the Company and is the only person that has developed technology for or on behalf of the Company that has not entered into a Proprietary Rights in Innovation Agreement with the Company. The Company has provided copies of each of the agreements referenced in this clause (e) to AvantGo or its counsel.

(h) The Company entered into a letter agreement with S&S Public Relations, Inc., dated as of September 1, 1998, pursuant to which S&S provides public relations, media relations and trade show services for the Company to maintain visibility and recognition for the Company in high tech trade publications.

     The Company is a party to various Reseller Agreements with respect to its software products, as listed in 4.16(a)(vii) of this Disclosure Statement. Certain of the resellers market the Company's software products in connection with their reselling efforts.

     The Company has authorized certain Palm-related websites, such as PalmGear and Tucows, to include information regarding the Company's software on their websites and to provide links to the Company's websites. The Company has not entered into any written agreements regarding the foregoing.

     Under the Software Bundling Agreement between the Company and Palm, Inc., dated March 14, 2000, and the Agreement between the Company and GWI Software, dated October 11, 1999, Palm and GWI have the right to market the Company's products.

     Under an agreement between the Company and Sybex Inc., Sybex bundles an evaluation copy of the Company's software with other software products, and includes certain information regarding the Company's software in its documentation relating to the bundled software products. The Company does not have a written copy of this agreement.

(i) The following sets forth the Company's trademarks, all of which are unregistered:


     Pylon(TM)
     Pylon Conduit(TM)
     Pylon MC(TM)
     PylonPro(TM)
     Pylon Select(TM)
     Pylon ServerSync(TM)
     Globalware(TM)

     No registrations have been filed for the above trademarks.

     The following sets forth the Company's Internet domain names:

     globalware.com
     --------------
     gc.com
     ------
     serversync.com

     The Company has registered its domain names in the United States with Network Solutions.

(j) Termination Agreement between the Company and Technosage Inc., dated as of April 24, 2000.

     Software Bundling Agreement between the Company and Palm, Inc., dated March 14, 2000.

     Agreement between the Company and GWI Software, dated October 11, 1999.

     Object Code Distribution License Agreement between the Company and Palm Computing, Inc. (n/k/a Palm, Inc.).

     The Company is a Lotus Business Partner pursuant to a Business Partner Agreement, effective as of June 23, 1998, between the Company and Lotus Development Corporation, and is granted licenses from Lotus Development Corporation from time to time with respect to developmental and production software.

     The Company is a Platinum Partner of Palm, Inc., pursuant to which, among other things, Palm makes available to the Company certain source code, object code and documentation for reference purposes.

     The Company has shrink-wrap license agreements for its software products.

     The Company has licenses for numerous off-the-shelf software products.

(k) Pylon Conduit(TM)/Pylon(TM) - conduit connecting Lotus Notes and Palm devices; allows synchronization of personal address book, calendar, mail file, web pages, discussion databases, CRM and other custom applications.

     Pylon MC(TM) - a simplified version of Pylon Conduit(TM) supporting only Mail and Calendar on the Palm devices; plugs into the Palm HotSync server.

          Pylon OEM - a modified version of PylonPro(TM) allowing full PylonPro functionality based only on the design of a third party template.

          PylonPro(TM) - automatically converts Lotus Notes databases into fully functional handheld applications; enables synchronization of Notes databases, including CRM, help desk, surveys, order form, inventory tracking and other custom Notes applications.

          Pylon Select(TM) - multiple Notes calendar synchronization; allows scheduling of events for multiple users on one Palm device.

          Pylon ServerSync(TM) - server solution that plugs into existing Lotus Domino server; runs as a Domino add-in task.

          PylonSync/Psync - a HotSync compatible modem synchronization client for Palm OS.

          Albert - a more robust forms application allowing multiple Notes databases to be instantly translated into Palm applications. Albert provides extended support for multiple forms and views, formatting, formulas.

          The Company has licenses for numerous off-the-shelf software products.

     (l) The Company licenses and distributes its software products on a non-exclusive basis in the ordinary course of its business.

     (n) The documentation for the Company's software products may not adequately reflect all improvements, changes and enhancements made to the Company's software products since version 2.0 of the Company's software products.

4.14 Title To Properties.

     Under the terms of the Lease Agreement between the Company and Murdoch, Coll & Lillbridge, Inc. (n/k/a Spectrum Properties) (the "Landlord"), dated January 27, 1999, relating to the lease of the Company's office space at 820 N. Orleans, Suite 210, Chicago, IL 60610, the Company granted to the Landlord a lien in the Company's accounts receivable, inventory, equipment and other personal property located at the Company's offices, as well as in the Company's interest under the Lease Agreement, in each case, to secure the payment of moneys due from the Company under the Lease Agreement.

     See also description of Lease Agreements in 4.7 of this Disclosure
     Statement.

4.15 Real Estate;leased Premises.

     See description of Lease Agreements in 4.7 of this Disclosure Statement.

     Under the New Lease Agreement (as defined in 4.7 of this Disclosure Statement), the Landlord is required to spend up to $56,640 in tenant improvements on the proposed new office space.

4.16 Contracts.

     (a)(i) Consulting Agreement between the Company and The Virtual Office, Inc., dated as of March 13, 2000.

               Termination Agreement between the Company and Technosage Inc., dated as of April 24, 2000.

               Software Bundling Agreement between the Company and Palm, Inc., dated March 14, 2000.

               Agreement between the Company and GWI Software, dated October 11, 1999.

     (a)(ii) Consulting Agreement between the Company and The Virtual Office, Inc., dated as of March 13, 2000.

               Agreement between the Company and GWI Software, dated October 11, 1999.

               Consulting Agreement between the Company and World Bank, dated September 28, 1999.

               Consulting Agreement between the Company and IDEO, dated April 6, 2000.

               The Company has also orally agreed to provide consulting services (without compensation) in connection with the Lotus DevCon conference in exchange for marketing opportunities at the conference.

     (a)(v) See list of agreements described in 4.13(e) of the Disclosure Statement.

     (a)(vi) The Company has Nondisclosure Agreements with the following companies:

                         Encompass Software, Inc.
                         Palm Computing, Inc.
                         McDonald's Corporation
                         Handspring, Inc.
                         Computer Architechs International Corporation IDEO Product Development
                         State Farm Mutual Automobile Insurance Company AvantGo, Inc.

     (a)(vii) The Company is a party to Reseller Agreements with the following parties:

3X Corporation                                 EDV-Beratung Dr. Ing. Westernacher GmbH      Pilbeam & Company
A & A Technology, Inc                          Empowering Systems, Inc.                     Pomeroy Computer Resources
Abakus                                         EntreVision Inc.                             Progressive Systems  Limited
ADA -Logistik GmbH                             GE Capital IT Solutions - Australia          Propad Shop GmbH
Advanced Portable Technologies                 GE Capital IT Solutions Europe               ProSoft Software Vertriebs GmbH
Agedis                                         GIL INFORMATIQUE                             QUORUM
Amherst Computers Products                     handPoint                                    Random Computing Services
Application Specialist Kompany (ASK)           Hopvinnukerfi ehf, Groupware Solutions       Ravenholm Computing
Arienne Associates                             ICA.COM, Inc.                                RealVision Technology Limited
ASAP Software Express                          ICOT, SA                                     Response Inc.
AvantGo, Inc.                                  Ideso AG                                     RGC Corp
Binary Tree, Inc.                              Imagescan Pty Limited                        RVM Inc.
BUYSOFT INC.                                   Immediat                                     SAGENET
BYG Data                                       Info Image                                   SaltSpring Software Inc.
Capricorn Handels GmbH & Co. KG                Ingram Micro                                 ScandBiz AB
CBS Direct                                     Interim Technologies, Network Services       Sharible Vogel Datentechnik
CCP Software                                   ISPD                                         Silicon Space
CDW                                            KES Enterprise Solutions                     SoftChoice Corporation

Ceco Sales                                Kompetensbolaget                     Softmart
Cognita                                   Level 7 Communications Ltd           Software City GmbH
Comark Inc.                               Lifeline Technology                  Software House International
CompCanada                                Linmac                               Software plus
CompuNet Computer Distribution            Logicon Inc.                         Software Spectrum
Computer Authority                        LogiSoft Corp                        Software Spectrum (Dublin)
Computer Barn                             Lucero & Associates, Inc.            Synergy Technology Distribution Ltd
Computerland                              Magna Sistemas                       SYSDAT GmbH
Concept data GmbH                         MegaSoft                             Teamware Gmbh & Co. KG
Conduit, LLC (Romac)                      Merisel Canada, Inc,                 Teamworks
Conix                                     Merkantildata Danadata A/S           Tech-Trans Technology Ltd.
CORPORATE SOFTWARE & TECHNOLOGY           Microage                             Technology Solutions Company
Creative Business Solution                Multi-Support A/S                    TJ Solutions AB
Crossroad Partners                        m+s Elektronik AG                    Universal Connecting Point
Dansk Service Team ApS                    NB Distribution (NCC)                US Technologies
Data Solutions Corp.                      Nibble                               Vikara
Databail                                  O-I-C Business Integrators           Xerox Connect
Datalog                                   Office Supplies 2000                 Big Fish Marketing, Inc.
Debis Systemhaus CSS                      Palm Vision Limited
Deckarm & Co SoftwareShop                 Palmshop
Dempsey Business Systems                  PDA Consulting
E World Technologies                      Peconnect Kantoorautomatisering B.V.

               None of the terms of such agreements are materially different than those in the form of reseller agreement provided to AvantGo or its counsel, except that the discount/commission terms vary in certain of the agreements.

               See also agreements listed in 4.13(h) of this Disclosure
               Statement.

     (a)(viii) Consulting Agreement between the Company and The Virtual Office, Inc., dated as of March 13, 2000.

               Termination Agreement between the Company and Technosage Inc., dated as of April 24, 2000.

               Shareholders Agreement between the Company and the Stockholders, dated as of April 19, 2000.

               Stock Purchase Agreement between Gilad Ben-Yoseph, Long Barnes, Roey Ben-Yoseph and Yoav Ben-Yoseph, dated as of January 1, 1999.

               Stock Purchase Agreement between Gilad Ben-Yoseph and James Joyce, dated as of July 1, 1999.

               Termination of Shareholders Agreement between the Company and the Stockholders, dated as of the Closing Date.

               See list of agreements described in 4.13(e) of the Disclosure Statement.

     (a)(x) Software Bundling Agreement between the Company and Palm, Inc., dated March 14, 2000.

     (a)(xiv) Shareholders Agreement between the Company and the Stockholders, dated as of April 19, 2000.

     (a)(xv) See description of Lease Agreements in 4.7 of this Disclosure Statement.

     (a)(xvi) The Company licenses and distributes its software products on a non-exclusive basis in the ordinary course of its business.

               See all Agreements listed or referenced in this Disclosure Statement.

               The Company is currently negotiating or has entered into preliminary discussions with respect to proposed software license agreements with the following parties, although no commitment has been made to date with any such party with respect to a proposed software license agreement:

                    Underwriters Laboratories    Morgan Stanley Dean Witter
                    McDonalds Corporation        Chase Manhattan
                    Amersham

     (b)       See description of Lease Agreements in 4.7 of this Disclosure
               Statement.

     (c) Shareholders Agreement between the Company and the Stockholders, dated as of April 19, 2000.

               Stock Purchase Agreement between Gilad Ben-Yoseph, Long Barnes, Roey Ben-Yoseph and Yoav Ben-Yoseph, dated as of January 1, 1999.

               Stock Purchase Agreement between Gilad Ben-Yoseph and James Joyce, dated as of July 1, 1999.

               Stock Option Agreements entered into pursuant to the Globalware Computing, Inc. Stock Option Plan.

4.17 Insurance.

     The Company has general liability, property and workmen's compensation insurance policies with State Farm Insurance Company.

     The Company voluntarily increased its liability coverage by more than 10% under its general liability policy (1999) and its property insurance policy (1999 and 2000).

     The annual insurance premiums currently paid by the Company are:

          Workmen's Compensation - $5,045
          General Liability and Property - $1,046

4.18 Litigation.
     The Company has signed a Lease Agreement (the "New Lease Agreement"), dated March 24, 2000, with 420 North Wabash L.L.C. (the "Landlord") acting through its managing agent, Friedman Properties, Ltd., with respect to a proposed new lease of office space at 420 North Wabash, Chicago, Illinois 60610. To the Company's knowledge, the New Lease Agreement has not yet been signed by the Landlord. The Company had requested an executed counterpart to the New Lease Agreement from the Landlord, but the Landlord never delivered to the Company an executed counterpart to the New Lease Agreement. The Landlord sent a proposed addendum (the "Proposed Addendum") to the New Lease Agreement to the Company which indicated, among other things, that the Landlord will be unable to deliver the new office space to the Company on June 1, 2000, the commencement date under the New Lease Agreement, and requested, among other things, certain waivers regarding delivery dates and rent abatements. The Landlord also requested that the Company deliver to the Landlord the Letter of Credit required to be delivered to the Landlord under the New Lease Agreement, but the Company has not delivered such Letter of Credit to the Landlord. The Proposed Addendum has not been executed by the Landlord or the Company. If the New Lease Agreement is or has been executed by the Landlord, the Merger would constitute a default under the New Lease Agreement, unless the Company obtains the Landlord's prior written consent (which is not to be unreasonably withheld or delayed). The Company has not obtained the Landlord's prior consent to the Merger. The Company has given the Landlord a $13,770 security deposit in connection with the New Lease Agreement.

4.19 Warranties.

     The Company makes warranties with respect to the quality or absence of defects of its products or services which it has sold or performed in (i) the Company's shrink-wrap license agreements and (ii) the agreements listed in 4.13(h) and 4.13(j) of this Disclosure Statement.

4.21 Taxes.

     (b) Substantially all of the Company's sales tax returns for the State of Illinois have been filed late. The Company has paid all taxes due with respect to such returns, except that the Company has not yet received a bill for late fees associated with such late filings, but does not believe that such late fees will exceed $10,000 in the aggregate.

4.22 Employee Benefit Plans.

     (a)  United Healthcare Open Access medical insurance policy.

          Allied National dental insurance policy.

          State Farm workmen's compensation insurance policy.

          Globalware Computing, Inc. Bonus Plan.

          Globalware Computing, Inc. Health Club Co-pay Policy.

          Paid time-off policies (i.e., vacation, sick and holiday pay), as described in the Globalware
          Computing, Inc. Employee Handbook.

          Globalware Computing, Inc. Stock Option Plan

          Stock Option Agreements under the Stock Option Plan between the Company and each of the following persons:

          Long Barnes
          James Joyce
          Tom Pham-Barnes
          Steve Isaacs
          Debra Bair
          Darcie Martin
          Charles Mayfield
          Heather Becker

          Stock Purchase Agreement between Gilad Ben-Yoseph, Long Barnes, Roey Ben-Yoseph and Yoav Ben-Yoseph, dated as of January 1, 1999.

          Stock Purchase Agreement between Gilad Ben-Yoseph and James Joyce, dated as of July 1, 1999.

          Consulting Agreement between the Company and The Virtual Office, Inc., dated as of March 13, 2000.

     (h)  None, other than obligations under COBRA.

     (j) Option Agreements issued under the Globalware Computing, Inc. Stock Option Plan vest fully upon termination of option holders' employment without Cause or other than for Good Reason (as such terms are defined in the Option Agreements).

4.23 Labor Matters.

     (e) The Company did not have workmen's compensation insurance coverage until May 23, 2000.

     (m)  See following chart:

NAME                    TITLE                            START DATE     ROLE          SALARY (2000)          BONUS (1999)
Gilad Ben-Yoseph        President                         8/2/1994      President       $122,400              $17,000   **
Roey Ben-Yoseph         VP Software                       4/1/1998      Engineer        $102,000              $ 8,950   **
Long Barnes             VP Sales & Marketing              4/1/1998      Sales           $102,000              $12,200   **
Yoav Ben-Yoseph         VP Support                        4/1/1998      Support         $ 92,400              $ 9,300   **
James Joyce             VP Consulting                     7/1/1999      Engineer        $ 92,400              $ 5,450   **
Debra Bair              Corporate Account Mgr            9/23/1998      Sales           $ 31,200              $12,000   ***
Darcie Martin           Support/Customer Service          3/8/1999      Support         $ 32,000              $ 4,800   ***
Heather Becker          Reseller Account Mgr             8/30/1999      Sales           $ 27,000              $ 3,600   ***
Charles Mayfield        Software Developer               3/13/2000      Engineer        $ 70,000****
Tuan Pham-Barnes        Web Developer/IS Manager          4/6/2000      Engineer        $ 65,000Based on
                                                                                                 development
                                                                                                 projects

* Engineer sign on is typically $5000.00
**Varies based on the Company's revenues; does not reflect all distributions taken
***Yearly average based on the Company's monthly revenues
****$5000 quarter for 400 hours of consulting provided to Company clients

4.25 Interim Conduct Of Business.

     (g) Termination Agreement between the Company and Technosage Inc., dated as of April 24, 2000.

          Consulting Agreement between the Company and The Virtual Office, Inc., dated as of March 13, 2000.

          The Company repurchased 100 shares of common stock from Gilad Ben-Yoseph at $1.00 per share on May 2, 2000.

          The Company issued Option Agreements to certain of its employees on May 1, 2000.

          See clauses (h) and (i) of this 4.25 below.

     (h) Yoav Ben-Yoseph's base salary was increased from $72,000 to $92,400 on May 1, 2000 in connection with his becoming a full-time employee of the Company. Prior to such time, Mr. Ben-Yoseph was a consultant to the Company.

          On May 24, 2000, the Company paid additional compensation (in addition to the normal salaries paid to such persons) to Yoav Ben-Yoseph, Roey Ben-Yoseph, Long Barnes and James Joyce of $90,000, $85,000, $50,000 and $50,000, respectively, of which amounts, $48,914, $46,196, $27,174 and $27,174 was paid back to the Company by such respective persons as capital contributions to the Company. The remaining amount of such payments was used primarily to satisfy certain tax obligations of such persons.

     (i) The Company made distributions to its Stockholders totaling $60,000 on April 14, 2000, which were made primarily for the Stockholders to use to satisfy certain additional tax obligations for the year ended December 31, 1999.

          See clauses (g) and (h) of this 4.25 above.

     (k) The Company hired Tuan Pham-Barnes and Charles Mayfield. See 4.22(m) of the Disclosure Statement.

     (m)  State Farm workmen's compensation insurance policy.

          The Company issued Option Agreements to certain of its employees on May 1, 2000.

          Consulting Agreement between the Company and The Virtual Office, Inc., dated as of March 13, 2000.

     (n) The Company issued Option Agreements to certain of its employees on May 1, 2000.

     (o) The Company paid approximately $80,000 in legal fees to Schiff Hardin & Waite on the Closing Date and approximately $74,000 in accounting fees to John Gaynor Associates on the Closing Date.

          See clause (h) of this 4.25 above.

     (p) The Company repurchased 100 shares of common stock from Gilad Ben-Yoseph at $1.00 per share on May 2, 2000.

          See clause (i) of this 4.25.

4.26 Affiliated Transactions.

     See 4.13(e), 4.16(a)(viii) and 4.16(c). Stock Option Agreements issued in connection with the Globalware Computing, Inc. Stock Option Plan.

     James Joyce is a principal owner, director and officer of Technosage, Inc.

     Charles Mayfield is a principal owner, director and officer of The Virtual Office, Inc.

4.27 Significant Customers and Significant Employees.

     (a)  The Company's Significant Customers are as follows:

          Herman Miller
          Young & Rubicam
          Nationwide Insurance
          CompuNet
          CNG
          First Energy
          Software Spectrum
          ABB
          SmithKline Beecham
          Niagara Mohawk

          These customers have placed orders with the Company in the past. The Company has no basis for knowing whether any such customer intends to terminate its business relationship with the Company or to limit or alter its business relationship with the Company in any material respect.

     (b)  The Company's Significant Employees are as follows:

          Name                Position(s)
          ----                -----------

          Gilad Ben-Yoseph    Director (Chairman of the Board), Chief Executive
                              Officer, President and Assistant Secretary

          Long Barnes         Director and Vice President - Sales, Secretary

          Roey Ben-Yoseph     Director and Vice President - Software

          Yoav Ben-Yoseph     Director and Vice President - Support

          James Joyce         Director and Vice President - Consulting

4.31 No Undisclosed Liabilities.

     The Company has signed a Lease Agreement (the "New Lease Agreement"), dated March 24, 2000, with 420 North Wabash L.L.C. (the "Landlord") acting through its managing agent, Friedman Properties, Ltd., with respect to a proposed new lease of office space at 420 North Wabash, Chicago, Illinois 60610. To the Company's knowledge, the New Lease Agreement has not yet been signed by the Landlord. The Company had requested an executed counterpart to the New Lease Agreement from the Landlord, but the Landlord never delivered to the Company an executed counterpart to the New Lease Agreement. The Landlord sent a proposed addendum (the

     "Proposed Addendum") to the New Lease Agreement to the Company which indicated, among other things, that the Landlord will be unable to deliver the new office space to the Company on June 1, 2000, the commencement date under the New Lease Agreement, and requested, among other things, certain waivers regarding delivery dates and rent abatements. The Landlord also requested that the Company deliver to the Landlord the Letter of Credit required to be delivered to the Landlord under the New Lease Agreement, but the Company has not delivered such Letter of Credit to the Landlord. The Proposed Addendum has not been executed by the Landlord or the Company. If the New Lease Agreement is or has been executed by the Landlord, the Merger would constitute a default under the New Lease Agreement, unless the Company obtains the Landlord's prior written consent (which is not to be unreasonably withheld or delayed). The Company has not obtained the Landlord's prior consent to the Merger. The Company has given the Landlord a $13,770 security deposit in connection with the New Lease Agreement.

     The Company did not have workmen's compensation insurance coverage until May 23, 2000.

                          AVANTGO DISCLOSURE STATEMENT

     The following are exceptions to the representations and warranties of AvantGo, Inc. ("AvantGo") and GC Acquisition, Inc. ("AvantGo Sub") contained in the Agreement and Plan of Merger dated May 26, 2000 (the "Agreement") and should be considered an integral part of the Agreement. The section numbers in this AvantGo Disclosure Statement correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number of the Agreement provided by AvantGo and AvantGo Sub shall be deemed disclosed and incorporated into any other section of the Agreement where it is obvious from the disclosure contained herein that such disclosure would be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this AvantGo Disclosure Statement as when used in the Agreement, unless the context otherwise requires.

     Please note: For issuances of stock and options occurring prior to AvantGo's 2 for 1 stock split, share numbers and price per share numbers reflected below reflect post-split figures.

3.1       Existence, Good Standing, Corporate Authority

AvantGo is in the process of filing the proper applications with the Secretary of the Commonwealth of Massachusetts and Ohio, respectively, and is currently not qualified to do business in the Commonwealth of Massachusetts or the State of Ohio.


3.6       Capitalization

          A table summarizing AvantGo's fully-diluted capitalization has been provided to the Company.

          3.6(a)

          Disclosure in Section 3.6(b) is hereby incorporated by reference in its entirety.

          3.6(b)

          On February 1, 2000, AvantGo executed a Warrant (the "First Yahoo Warrant") entitling Yahoo!, Inc., a Delaware corporation ("Yahoo") to purchase 117,558 shares of AvantGo's Preferred Stock. Upon issuance, the designation and price of the First Yahoo Warrant were both subject to certain factors. Upon the closing of AvantGo's Series D Preferred Stock financing, the First Yahoo Warrant became exercisable for 117,558 shares of AvantGo's Series D Preferred Stock, at a price per share of $8.36. The First Yahoo Warrant is subject to vesting and shall vest as follows: (1) 58,779 shares thereunder are currently vested and exercisable; and (2) 58,779 shares vest on the earlier of
          (a) February 1, 2001; (b) the date on which AvantGo initially sells its Common Stock in an underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act") other than a registration statement on Form S-4, S-8 or any successor thereto (the "IPO"); and (c) the date on which AvantGo signs a definitive agreement for a change of control transaction. Pursuant to the terms of the First Yahoo Warrant, Yahoo is entitled to the rights set forth in the Investors' Rights' Agreement with respect to the shares subject to the First Yahoo Warrant.

          On February 1, 2000, AvantGo executed a Warrant (the "Second Yahoo Warrant") entitling Yahoo to purchase 117,558 shares of AvantGo's capital stock. The Second Yahoo Warrant will vest and become exercisable only if AvantGo fails to enter into, prior to February 1, 2001 (the "Trigger Date"), a definitive agreement with Yahoo pursuant to which AvantGo agrees to purchase from Yahoo a minimum of $1,000,000 in advertising over a twelve month period (an "Advertising Deal").
          The Second Yahoo Warrant will be cancelled if AvantGo enters into an Advertising Deal with Yahoo prior to the Trigger Date. If the Advertising Deal fails to occur prior to the Trigger Date, then, upon the Trigger Date, the Second Yahoo Warrant shall be exercisable for shares of (i) the class of Preferred Stock issued in AvantGo's most recent financing round with minimum aggregate gross proceeds of $500,000 prior to the Trigger Date; or (ii) AvantGo's Common Stock if the most recent financing round prior to the Trigger Date is the IPO. The exercise price per share shall equal (A) the price per share of Preferred Stock paid by the investors in the most recent financing round (if the Second Yahoo Warrant is for Preferred Stock); or (B) the average daily reported per share closing price (or last sale price, as applicable) of the Common Stock on the applicable national securities exchange during the period of the most recent twenty (20) business days, ending on the last business day (on which the national securities exchanges were open for trading) before the Trigger Date (if the Second Yahoo Warrant is for Common Stock). If the Second Yahoo Warrant becomes exercisable for shares of AvantGo's Preferred Stock, then under the terms of the Second Yahoo Warrant, AvantGo shall use all reasonable efforts to promptly obtain for Yahoo the rights existing under the Investors' Rights Agreement, as amended, with respect to the shares subject to the Second Yahoo Warrant.

          AvantGo executed a Warrant (the "Imagine Warrant") entitling Imagine Health, Inc. ("Imagine") to purchase 358,851 shares of Series D Preferred Stock at a price per share equal to $8.36.

          On March 8, 2000, AvantGo and Imagine executed a Letter Agreement pursuant to which Imagine is entitled to purchase $3,000,000 of Common Stock in a private financing to occur contemporaneous with an IPO and at the price per share applicable to the Common Stock at the IPO, on such terms and conditions as Imagine and AvantGo mutually agree, provided that (A) the terms and conditions of such purchase of Common Stock are memorialized prior to AvantGo's initial filing of its registration statement under the Act; (B) Imagine's right to purchase Common Stock shall be conditioned only upon the occurrence of the IPO; and (C) the shares so purchased shall be "Registrable Securities" as defined in the Investors' Rights Agreement.

          On March 8, 2000, AvantGo executed a Letter Agreement pursuant to which affiliates of Goldman Sachs ("GS") are entitled to purchase $3,000,000 of Common Stock in a private financing to occur contemporaneous with an IPO and at the price per share applicable to the Common Stock at the IPO, on such terms and conditions as GS and AvantGo mutually agree, provided that (A) the terms and conditions of such purchase of Common Stock are memorialized prior to AvantGo's initial filing of its registration statement under the Act; and (B) GS's right to purchase Common Stock shall be conditioned only upon the occurrence of the IPO; and (C) the shares so purchased shall be "Registrable Securities" as defined in the Investors' Rights Agreement.

          On March 7, 2000, AvantGo and the Ford Motor Company ("Ford") executed a Letter Agreement pursuant to which Ford is entitled to purchase $5,000,000 of Common Stock in a private financing to occur contemporaneous with an IPO and at the price per share applicable to the Common Stock at the IPO, on such terms and conditions as Ford and AvantGo mutually agree, provided that (A) the terms and conditions of such purchase of Common Stock are memorialized prior to AvantGo's initial filing of its registration statement under the Act; (B) Ford's right to purchase Common Stock shall be conditioned only upon the occurrence of the IPO; and (C) the shares so purchased shall be "Registrable Securities" as defined in the Investors' Rights Agreement.

          AvantGo has a commitment to issue 5,000 shares of AvantGo's Series D Preferred Stock to Chapura, Inc. ("Chapura"), a licensor of intellectual property, upon Chapura's entering into a Reseller Agreement with AvantGo on terms reasonably acceptable to AvantGo.

          AvantGo's Board of Directors has approved a Seventh Amended and Restated Certificate of Incorporation (the "Seventh Certificate"), the effectiveness of which is subject to the IPO and stockholder approval, which authorizes the issuance of two classes of stock, Preferred Stock and Common Stock, each with a par value of $0.0001. The Seventh Certificate authorizes One Hundred Sixty Million (160,000,000) shares, of which Ten Million (10,000,000) shares are authorized Preferred and One Hundred Fifty Million (150,000,000) shares are authorized Common. The Seventh Certificate has not yet been approved by AvantGo's stockholders.

          On May 19, 2000, AvantGo's Board of Directors approved the 2000 Stock Incentive Plan (the "2000 Plan"), the effectiveness of which is subject to the IPO and stockholder approval. The 2000 Plan provides for awards of stock options and stock awards. The Board of Directors has reserved for the 2000 Plan a total of 1,500,000 shares of AvantGo common stock, plus (a) any shares reserved but not granted under the Stock Plan or returned to the Stock Plan upon termination of options, up to a maximum of 1,500,000 shares; and (b) an automatic annual increase equal to the lesser of (i) 2,500,000 shares, or (ii) 5% of the common shares outstanding as of the end of the preceding fiscal year on a fully diluted basis, or such lesser amount determined by the Board of Directors. In addition, any shares from increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the 2000 Plan. The 2000 Plan will be administered by a Plan Administrator (currently the compensation committee of AvantGo's Board of Directors). Unless terminated earlier, the 2000 Plan will terminate ten years after the date of adoption by the Board of Directors. The 2000 Plan has not yet been approved by AvantGo's stockholders.

          On May 19, 2000, AvantGo's Board of Directors adopted the 2000 Employee Stock Purchase Plan (the "ESPP"), the effectiveness of which is subject to the IPO and stockholder approval. The Board of Directors has reserved for the ESPP 350,000 shares of AvantGo common stock plus an automatic annual increase equal to the lesser of (i) 700,000 shares, (ii) 1% of the outstanding common shares at the end of the immediately preceding fiscal year on a fully diluted basis, or (iii) a lesser amount determined by the Board of Directors. Unless terminated earlier, the ESPP will have a term of 10 years.

          On May 19, 2000, AvantGo's Board of Directors approved the Stock Option Grant Program for Nonemployee Directors (the "Nonemployee Directors Plan"), the effectiveness of which is subject to the IPO. The Nonemployee Directors Plan provides for awards of stock options to nonemployee directors of AvantGo under the 2000 Plan. Under the Nonemployee Directors Plan, eligible directors would receive an initial nonqualified stock option grant of 50,000 shares of AvantGo's Common Stock (the "Initial Grant"). Thereafter, each eligible director will receive an additional annual nonqualified stock option grant of 7,500 shares of AvantGo's Common Stock (the "Annual Grant"). Initial Grants vest and become exercisable over four years at the rate of 1/48th per month following the director's initial appointment or election. Annual Grants vest and become exercisable immediately upon grant.


3.7       Subsidiaries

          AvantGo Europe, Ltd., a corporation incorporated under the laws of England and Wales, is a wholly-owned subsidiary of AvantGo.

3.9       Intellectual Property

          AvantGo has filed six full patent applications and two provisional patent applications for a number of innovations.

          AvantGo has filed trademark applications in the U.S. and in several foreign countries for the trademark "AvantGo" and the circle-A logo. AvantGo is currently awaiting approval of these applications.

          AvantGo is party to certain assignments of assets, proprietary information and business concepts related to the proposed business of AvantGo, made by each of Felix Lin, Linus Upson and Rafael Weinstein in connection with their purchase of AvantGo's Common Stock. Copies of the Common Stock Purchase Agreements under which such assignments were made have been provided to the Company's counsel.

          AvantGo has entered into material license agreements, content agreements and other similar agreements with the parties listed in
          Section 3.14(b) hereof, copies of which agreements have been made available to the Company's counsel.

          AvantGo's Website, avantgo.com, provides links to the Websites of other various companies. AvantGo has received notice from several of these other companies alleging that the links to their respective Websites constitutes an infringement of their trademark/intellectual property rights. AvantGo believes that under current intellectual property law, AvantGo's linking to other Websites does not constitute a violation of intellectual property rights. If the law in this area changes, AvantGo will reconsider its position.

3.10      Title to Property and Assets

          AvantGo has entered into four separate Equipment Leases dated September 4, 1997, September 25, 1997, October 2, 1997 and November 24, 1997, respectively, each with Dell Financing Services L.P., and each related to the lease of certain computer equipment.

          Disclosure in Section 3.14(b) is hereby incorporated by reference in its entirety.

          Disclosure in Section 3.14(c) is hereby incorporated by reference in its entirety.

3.11      Employee Benefit Plans

          AvantGo maintains the following benefit programs for its current employees:

            - AvantGo adopted a 401(k) Profit Sharing Plan as of April 1, 1998. AvantGo may, but is not obligated, to make contributions to employee accounts under this plan. AvantGo does not currently intend to make any such contributions.
            -  AvantGo maintains medical and dental coverage for its employees.


3.12      Tax Returns and Payments

          AvantGo has filed for an extension for the filing of state and federal taxes for 1999.


3.14      Agreements; Action

          3.14(a)
          -------

          AvantGo sold shares of its Common Stock to each of Felix Lin (1,920,000 shares), Linus Upson (1,920,000 shares), and Rafael Weinstein (1,760,000 shares), pursuant to separate Common Stock Purchase Agreements dated August 11, 1997, copies of which have been provided to the Company's counsel. Each such individual is an officer of AvantGo and Mr. Lin and Mr. Upson are both directors of AvantGo. Such shares were issued in exchange for an assignment of certain proprietary information and business concepts related to the proposed business of AvantGo.

          AvantGo sold shares of its Series A Preferred Stock to each of Felix Lin (98,522) and Linus Upson (98,522), each an officer and director of AvantGo, pursuant to the Series A Preferred Stock Purchase Agreement dated October 14, 1997.

          AvantGo has entered into Indemnification Agreements with each of Felix Lin, Linus Upson, Rafael Weinstein, Peter H. Ziebelman, Chris Hollenbeck and Robert Lesko, certain of AvantGo's officers and directors. AvantGo plans to enter into Indemnification Agreements with its other officers and directors in the near future.

          AvantGo has entered into Amended and Restated Change of Control Agreements with each of the following individuals: Felix Lin, Linus Upson, Rafael Weinstein, David Moore, David Kloba, Martin Kacin, Mike Aufricht and Richard Owen.

          AvantGo has entered into Confidential Information and Invention Assignment Agreements with AvantGo's officers.

          AvantGo entered into a letter agreement with Richard Owen, originally dated December 4, 1999, describing the terms of Mr. Owen's employment as AvantGo's Chief Executive Officer.

          AvantGo and Robert Lesko, one of AvantGo's directors, entered into a Consulting Agreement dated as of February 1, 2000, a copy of which has been provided to the Company's counsel.

          AvantGo granted Robert Lesko an option to purchase 60,000 shares of its Common Stock from the Stock Plan at an exercise price of $0.125 per share. Mr. Lesko exercised his option in its entirety. Certain of the shares so purchased remain subject to AvantGo's right of repurchase.

          AvantGo granted Richard Owen an option to purchase 1,800,000 shares of its Common Stock from the Stock Plan at an exercise price of $2.25 per share. Mr. Owen exercised a portion of his option to purchase 444,444 shares of Common Stock. Certain of the shares so purchased remain subject to AvantGo's right of repurchase.

          AvantGo granted Thomas Hunter, an AvantGo officer, an option to purchase 293,500 shares of its Common Stock from the Stock Plan at an exercise price of $1.75 per share. Mr. Hunter twice exercised a portion of his option to purchase 57,142 shares and 59,035 shares, respectively, of Common Stock. In connection with the payment for such option exercises, Mr. Hunter executed full recourse promissory notes in favor of AvantGo for $99,998.50 and $103,311.25, respectively, plus interest at a rate of 6.0% per annum, which notes are secured by a pledge of the securities issued thereto and other valuable assets. The principal balance and accrued interest on each of the notes is due on December 7, 2004 and March 26, 2005, respectively, subject to limited exceptions. Certain of the shares so purchased remain subject to AvantGo's right of repurchase.

          AvantGo granted Mark Cochran, an AvantGo officer, an option to purchase 150,000 shares of its Common Stock from the Stock Plan at an exercise price of $2.25 per share. Mr. Cochran exercised a portion of his option to purchase 112,500 shares of Common Stock. In connection with the payment for such shares, Mr. Cochran executed a promissory note in favor of AvantGo for $253,125, plus interest at a rate of 6.0% per annum, which note is secured by a pledge of the securities issued thereto and other valuable assets. Certain of the shares so purchased remain subject to AvantGo's right of repurchase.

          AvantGo granted Gregory Waldorf, an AvantGo director, an option to purchase 40,000 shares of its Common Stock from the Stock Plan at an exercise price of $1.25 per share. Mr. Waldorf exercised the option in its entirety. A portion of the shares so purchased remain subject to AvantGo's right of repurchase.

          AvantGo granted Dennis Jones, an AvantGo director, an option to purchase 50,000 shares of its Common Stock from the Stock Plan at an exercise price of $2.90 per share.

          AvantGo granted Jeffrey Webber, an AvantGo director, two separate options to purchase 24,000 and 40,000 shares, respectively, of its Common Stock from the Stock Plan at an exercise price of $0.125 and $2.25, respectively, per share.

          AvantGo sold 8,927 shares of its Series D Preferred Stock to Jeffrey Webber at a price of $8.36 per share.

          3.14(b)
          -------

          Bayshore Corporate Center Office Lease between AvantGo and Cornerstone Properties I, LLC, dated June 23, 1997, as amended January 30, 1998, April 27, 1998, November 16, 1998 and April 2, 1999.

          Bayshore Corporate Center Office Lease by and between AvantGo and Cornerstone Properties I, LLC, dated August 5, 1999.

          Net Lease by and between AvantGo and The Multi-Employer Property Trust, dated March 31, 2000.

          Disclosures made in Section 3.6, Section 3.9 and Section 3.14(a) are hereby incorporated by reference in their entirety.

          AvantGo has entered into a number of material license agreements, content agreements and other similar agreements, with the following entities, copies of which have been made available to the Company's counsel:

-------------------------------------------------------------------------------------------------------------
Palm Computing, Inc.                    CNET Direct, Inc.                 MobileSoft group of Philips
                                                                          Electronics North America
                                                                          Corporation
-------------------------------------------------------------------------------------------------------------
Symbol Technologies, Inc.               New World Technologies, Inc.      McKesson HBOC
-------------------------------------------------------------------------------------------------------------
Federal Express Corporation             International Business Machines   New America Publications, Inc.
                                        Corporation
-------------------------------------------------------------------------------------------------------------
InfoNXX                                 McDonald's Corporation            Catholic Healthcare West
-------------------------------------------------------------------------------------------------------------
Merck & Co., Inc.                       Prime Source Enterprises          PM-NV/RSTA
-------------------------------------------------------------------------------------------------------------
3COM Corporation                        Whittman-Hart, Inc.               EBMUD
-------------------------------------------------------------------------------------------------------------
First Union Capital Markets             Macmillan Digital Publishing USA  Liggett Group, Inc.
-------------------------------------------------------------------------------------------------------------
Massachusetts General Hospital          Hewlett Packard Corporation       Homestead Technologies
-------------------------------------------------------------------------------------------------------------
Virtual Medical Systems, Inc.           The Hertz Corporation             ITSB-MBS
-------------------------------------------------------------------------------------------------------------
Microsoft Corporation                   East Bay Municipal Utility        WisdomWare
                                        District
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Attachmate Corporation                  Blueline Online, Inc.             Consolidated Edison of New York,
                                                                          Inc.
-------------------------------------------------------------------------------------------------------------
Fasttrack Server                        Frontline Now!                    The Hertz Corporation
-------------------------------------------------------------------------------------------------------------
Hitachi Computer Products               IBM Corporation                   Newbridge Networks Corporation
-------------------------------------------------------------------------------------------------------------
New America Publications Inc.           United States Surgical            Upshot
                                        Corporation
-------------------------------------------------------------------------------------------------------------
U.S. West Business Resources, Inc.      T.C.X. DataKonsult AB             Supply Chain Logic, Inc.
-------------------------------------------------------------------------------------------------------------
Sun Microsystems                        RSA Data Security, Inc.           Bombardier Software
-------------------------------------------------------------------------------------------------------------
ODOT                                    Norton Healthcare                 Software House International
-------------------------------------------------------------------------------------------------------------
Lucent Technologies                     Legislative Management            IMS Health
-------------------------------------------------------------------------------------------------------------
Ford Motor Company, Inc.                Telenor Mobil                     University of North Dakota
-------------------------------------------------------------------------------------------------------------
Consensus Development Corporation       American Systems Technology       Morgan Stanley
-------------------------------------------------------------------------------------------------------------
DSSI/SNAPP                              Brinker International             Trusted Universal Standards in
                                                                          Electronic Transactions ("TRUSTe")
-------------------------------------------------------------------------------------------------------------
Branding.com                            Boston Consulting Group           SPNC
-------------------------------------------------------------------------------------------------------------
Simplex Consulting Group                Systematic                        Blue Oaks Solutions
-------------------------------------------------------------------------------------------------------------
Unitrac Technologies                    Swisscom N.A.                     Verian Technologies
-------------------------------------------------------------------------------------------------------------
PalmGear H.Q.                           ePocrates, Inc.                   The New York Time Electronic Media
                                                                          Company
-------------------------------------------------------------------------------------------------------------
Concept Kitchen DBA PDA Dash            Gospel Films, Inc.                Impromptu Inc.
-------------------------------------------------------------------------------------------------------------
D. Grant Crawley Limited                Pen Computing Magazine, Inc.      News America Digital Publishing,
                                                                          Inc.
-------------------------------------------------------------------------------------------------------------
Jon A. Mnemonic                         Dow Jones & Company, Inc.         CurtCo Freedom Group
-------------------------------------------------------------------------------------------------------------
Internet Industry Publishing            Knight Ridder New Media, Inc.     Hoosier On-Line Systems
-------------------------------------------------------------------------------------------------------------
WHYY                                    Industry Week - Penton Media      PalmPilot Gear H.Q.
-------------------------------------------------------------------------------------------------------------
ZDNet                                   MecklerMedia                      Vicinity Corporation
-------------------------------------------------------------------------------------------------------------
Gannett Satellite Information           CNNfn                             Joseph Kornowski
Network, Inc.
-------------------------------------------------------------------------------------------------------------
Interactive Marketing Partners, Inc.    Variety, Inc.                     The Star Tribune Company
-------------------------------------------------------------------------------------------------------------
Mark Net World, Inc.                    Reality Online, Inc.              The Weather Channel Enterprises,
                                                                          Inc.
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Infolighthouse Corporation              Dartz.com                         InfoSeek
-------------------------------------------------------------------------------------------------------------
Share Inc.                              SonicNet                          Stock Smart
-------------------------------------------------------------------------------------------------------------
On The Road, Inc. dba ontheroad.com     TheStreet.com, Inc.               EMAP Online Ltd
-------------------------------------------------------------------------------------------------------------
Knoxville News-Sentinel Co.             Asimba, Inc.                      Restaurant Row
-------------------------------------------------------------------------------------------------------------
Ticketmaster CitySearch Online          Joseph Kornowski                  Tecnologia Uno-Cero, S.A. DE C.V.
-------------------------------------------------------------------------------------------------------------
Hoovers, Inc.                           Michael J. Baker                  American Bankruptcy Institute
-------------------------------------------------------------------------------------------------------------
Salon Internet Inc.                     BroadwayNow.com                   the maintainers of the Elephant
                                                                          Talk web site
-------------------------------------------------------------------------------------------------------------
Mobilestart                             Clarin Newspaper                  NYP Holdings, Inc.
-------------------------------------------------------------------------------------------------------------
Saint De Venezeula C.A.                 My Docs Online                    The Digs Network, Inc.
-------------------------------------------------------------------------------------------------------------
IT Publishing, LLC                      Ingenioren Net                    Ticketmaster Online - CitySearch,
                                                                          Inc.
-------------------------------------------------------------------------------------------------------------
Ahmadi Photography                      Digital Generation                Aceweb Internet
-------------------------------------------------------------------------------------------------------------
Amerisol Corporation                    Architag International            Asia-Links Media
-------------------------------------------------------------------------------------------------------------
BankruptcyData.com                      Bloomberg L.P.                    CDSI (Comite Dinant Sur Internet)
-------------------------------------------------------------------------------------------------------------
Chopstix Media Limited                  Dennis Cleary                     Computer Currents Magazine
-------------------------------------------------------------------------------------------------------------
Computerworld Polska                    smaller.com (div. of Concept      ConstructionQuote.Com
                                        Kitchen)
-------------------------------------------------------------------------------------------------------------
Creativepro.com                         Davenetics.com                    Diario El Universal
-------------------------------------------------------------------------------------------------------------
Dow Jones Interactive Publishing        DrinkBoy                          DVDMON.com
-------------------------------------------------------------------------------------------------------------
The Economist Newspaper, NA,            Emazing, Inc.                     EMDnetwork
Incorporated
-------------------------------------------------------------------------------------------------------------
Explorezone.com                         Exchange Solutions, Inc.          Federal Express Corporation
-------------------------------------------------------------------------------------------------------------
FitForAll.com                           Financial News                    Financial Times Information Limited
-------------------------------------------------------------------------------------------------------------
GBSU Design                             GoPDA, Inc.                       GeoConcept SA
-------------------------------------------------------------------------------------------------------------
GoPilot Publishing, Inc.                Gotebirgs-Posten AB               GreenWave, L.C.
-------------------------------------------------------------------------------------------------------------
HandHeldMed.com                         Havas Numerique                   HelpinHand AS
-------------------------------------------------------------------------------------------------------------
Hilltop New Media, Inc.                 Hollywood Online Inc.             Homestead Technologies
-------------------------------------------------------------------------------------------------------------
Homewize Real Estate, Inc.              hwy50zen.com                      IndustryWeek
-------------------------------------------------------------------------------------------------------------
Internetsoccer.com, Inc.                The Industry Standard             InfoSpace, Inc.
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
In the Crease                           Inyourpalm.net                    Japan Update
-------------------------------------------------------------------------------------------------------------
Joke A Day, Inc.                        Kansas Collaborative Research     Matthew J. Knight
                                        Network
-------------------------------------------------------------------------------------------------------------
Knoxville News-Sentinel Co.             Last Minute Network Limited       Lawrence Lee
-------------------------------------------------------------------------------------------------------------
Le Monde interactif S.A.                2MN8 inc.                         The Mark David Corporation
-------------------------------------------------------------------------------------------------------------
MobilePlanet, Inc.                      Nerve Publishing, LLC             WarrenOckrassa
-------------------------------------------------------------------------------------------------------------
Omni Net de Mexico SA de CV             PA News Limited                   PalmEntertainment
-------------------------------------------------------------------------------------------------------------
PC World Communications, Inc.           PDABuzz.com                       Petteri Pyyny
-------------------------------------------------------------------------------------------------------------
Photopoint.com                          PMN Publications                  Powerful Media Inc.
-------------------------------------------------------------------------------------------------------------
RDL National                            Responsive Database Services      Rental Adventures, Inc.
                                        Limited
-------------------------------------------------------------------------------------------------------------
Returnme.com, LLC                       Richmond.com                      SCMP.com
-------------------------------------------------------------------------------------------------------------
Solar Servicios On Line Argentina S.A.  Sony Music                        Sony Online Entertainment Inc.
-------------------------------------------------------------------------------------------------------------
Space.com, Inc.                         Spanianett DA                     SportsYA!, Inc.
-------------------------------------------------------------------------------------------------------------
Start Tribune Company                   Stock Smart LLC                   TheRaceNet.com
-------------------------------------------------------------------------------------------------------------
Times Company Digital                   The New York Times Electronic     Transmedia Service Co. Inc.
                                        Media Company
-------------------------------------------------------------------------------------------------------------
USA Networks                            USA TODAY Information Network     Victoire Multimedia, Inc.
-------------------------------------------------------------------------------------------------------------
Donald L. Vine, M.D.                    VIPclubbing.com, LLC              Hermanson, LLC
-------------------------------------------------------------------------------------------------------------
World Online Denmark A/S                Hearst Newspapers Partnership LP  Le Monde Interactif S.A.
-------------------------------------------------------------------------------------------------------------
Amazon.com, LLC                         Philips Mobile Computing Group    Yahoo!, Inc
-------------------------------------------------------------------------------------------------------------
Attachmate Corporation                  PDABuzz.com                       OmniSky Corporation
-------------------------------------------------------------------------------------------------------------
American Express Travel Related         GoAmerica Communications Corp.    Ericsson Radio Systems AB
Services Company
-------------------------------------------------------------------------------------------------------------
Autodesk Corporation                    Aether Corporation                SC Corporation
-------------------------------------------------------------------------------------------------------------
Fast Track Corporation                  Chapura, Inc.                     Xircom, Inc.
-------------------------------------------------------------------------------------------------------------
Handspring, Inc.                        RTS Software                      Ethicon, Inc.
-------------------------------------------------------------------------------------------------------------
Interwoven, Inc.                        USA TODAY.com                     Siebel Systems, Inc.
-------------------------------------------------------------------------------------------------------------
McKesson Company                        Motley Fool Co.                   SAP AG
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Motorola                                The Boeing Company                TIBCO
-------------------------------------------------------------------------------------------------------------
Kellogg Company                         OneNetPlus.com
-------------------------------------------------------------------------------------------------------------

          3.14(c)
          -------

          AvantGo entered into a QuickStart Loan and Security Agreement dated January 28, 1998 with Silicon Valley Bank, pursuant to which Silicon Valley Bank extended to AvantGo a $300,000.00 line of credit, having an interest rate equal to the prime rate plus 0.5%, due and payable in 36 equal monthly installments beginning on August 28, 1998. A UCC-1 Financing Statement was filed with the California Secretary of State, which granted to Silicon Valley Bank a security interest in certain of AvantGo's assets upon default of repayment of the loan.

          In connection with the execution of the lease for real property entered into between AvantGo and the Multi-Employer Property Trust (see Section 3.14(b)), and to secure AvantGo's performance thereunder, AvantGo provided a letter of credit to the Multi-Employer Property Trust in the amount of $3,250,000 through Silicon Valley Bank.

          Disclosure made in Section 3.9, and in Section 3.14(a) (regarding promissory notes for the benefit of AvantGo) is hereby incorporated by reference in its entirety.


3.16      No Conflict of Interest

          Disclosure made in Section 3.14(a) is hereby incorporated by reference in its entirety.

          21/st/ Century Internet Fund, L.P. ("21/st/ Century") purchased shares of AvantGo's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Peter Ziebelman, one of AvantGo's directors, is one of 21/st/ Century's founding partners.

          Adobe Ventures II, L.P. ("Adobe"), H&Q AvantGo Investors, L.P. ("H&Q") and Hambrecht and Quist Employee Venture Fund, L.P. II (together with H&Q the "Adobe Affiliates") purchased shares of AvantGo's Series C Preferred Stock and Series D Preferred Stock. Adobe and H&Q also purchased shares of AvantGo's Series B Preferred Stock. Christopher Hollenbeck, one of AvantGo's directors, is an investment manager at Adobe and is a Principal of H&Q Venture Associates, an affiliate of Adobe and the Adobe Affiliates.

          Sleepy Hollow Investment Partnership, L.P. ("Sleepy Hollow"), Tacit Fund, L.P. ("Tacit") and Stealth Fund, L.P. (together with Tacit, the "Sleepy Hollow

          Affiliates") purchased shares of AvantGo's Series C Preferred Stock. Sleepy Hollow also purchased shares of AvantGo's Series D Preferred Stock. Gregory Waldorf, one of AvantGo's directors, is a limited partner of Fayez Sarofim Investment Partnership #5, L.P., Sleepy Hollow's general partner.

          Entrepreneurs Fund, L.P. ("EF") and RBW Investments LLC ("RBW") purchased shares of AvantGo's Series C Preferred Stock. The Entrepreneurs Growth Fund, L.P. ("Growth"), The Entrepreneurs Growth Fund I, L.P. ("Growth I"), The Entrepreneurs Growth Fund II, L.P. (together with EF, Growth and Growth I, the ("Entrepreneurs Funds") and RBW also purchased shares of AvantGo's Series D Preferred Stock. Jeffrey T. Webber, one of AvantGo's directors, is the President of R.B. Webber & Company and is a general partner of the Entrepreneurs Funds.

3.17      Rights of Registration and Voting

          Disclosure made in Section 3.6 (regarding registration rights attributable to the First Yahoo Warrant and the Second Yahoo Warrant) is hereby incorporated by reference.

          Pursuant to 2 separate letter agreements, each dated as of June 4, 1999, between AvantGo and (i) Microsoft Corporation ("Microsoft") and
          (ii) 3Com Ventures, Inc. ("3Com"), respectively, each of Microsoft and 3Com agreed that, if, anytime before June 4, 2009, one or more of AvantGo's stockholders owning, in aggregate, at least 50% of AvantGo's fully diluted equity (the "Approving Stockholders") determine to approve any transaction between AvantGo and a third party that contemplates the acquisition of 100% of AvantGo's fully diluted equity by the third party or determines to tender or exchange their shares of stock in a transaction proposed by any third party in which such third party would acquire 100% of AvantGo's fully diluted equity directly from AvantGo's stockholders, then in such event 3Com and Microsoft, respectively, agree to approve such transaction and tender or exchange all shares of AvantGo's capital stock then held by each of them, respectively, to such third party offeror on the same terms and conditions, including the per share price and date of sale, as are received by the Approving Shareholders and stated in a notice of such transaction notice.

3.20      Changes

          2.17(f)
          -------

          Disclosure in Section 3.14(a) is hereby incorporated by reference in its entirety.

          Mike Aufricht received increased compensation in conjunction with his March 3, 2000 promotion to the title of General Manger of AvantGo (Consumer). Robert

          Meinhardt received increased compensation in conjunction with his March 3, 2000 promotion to the title of Vice President Sales of Enterprise Marketing.

          2.17(h)
          -------

          David Harris resigned as Vice President of Business Development on February 29, 2000. Stuart Read resigned as Vice President on March 1, 2000.

          2.17(j)
          -------

          Disclosure in Section 3.14(c) is hereby incorporated by reference in its entirety.

          2.17(k)
          -------

          Disclosure made in Section 3.14(a) (regarding promissory notes for the benefit of AvantGo) is hereby incorporated by reference.

                                   EXHIBIT A

Stockholders        Number of Shares of Company   Number of Shares                            Proportionate       Fully Diluted
                    Common Stock Owned by         Issuable Upon                               Interest            Ownership
                    Stockholder                   Exercise of Options

 Gilad Ben-Yoseph               400                          0                                      44.44%              40.65%

 Yoav Ben-Yoseph                180                          0                                      20.00%              18.29%

 Roey Ben-Yoseph                170                          0                                      18.89%              17.28%

 Long Barnes                    100                         10         (see below)                  11.11%              10.16%

 James Joyce                     50                         10         (see below)                   5.56%               5.08%

                    ------------------------------------------                         --------------------------------------
 TOTAL:                         900                         20                                     100.00%              91.46%


    ======================================================================

Option Holders         Number of Options                    Vesting Schedule                            Fully Diluted
                       Held by Option                                                                   Ownership
                       Holder
 Long Barnes                    10           1/48 of the Options vest on the first day of                    1.02%
                                             each month commencing on May 1, 1998

 James Joyce                    10           1/36 of the Options vest on the first day of                    1.02%
                                             each month commencing on August 1, 1999

 Debra Bair                     15           1/48 of the Options vest on the first day of                    1.52%
                                             each month commencing on August 1, 1999

 Darcie Martin                  11           1/48 of the Options vest on the first day of                    1.12%
                                             each month commencing on August 1, 1999
 Heather Becker                  6           1/48 of the Options vest on the first day of                    0.61%
                                             each month commencing on June 1, 2000

 Charles Mayfield                4           1/48 of the Options vest on the first day of                    0.41%
                                             each month commencing on June 1, 2000

 Tuan Pham-Barnes                4           1/48 of the Options vest on the first day of                    0.41%
                                             each month commencing on June 1, 2000

 Tuan Pham-Barnes                9           Fully vested                                                    0.91%


 Steve Isaacs                   15           Fully vested                                                    1.52%
                        ----------                                                                    -----------
     TOTAL:                     84                                                                           8.54%

                                                                       Exhibit B
                                                                       ---------

                         ESCROW AND INDEMNITY AGREEMENT
                         ------------------------------

     THIS ESCROW AND INDEMNITY AGREEMENT (this "Agreement") is made and entered
                                                ---------
into as of May 26, 2000, by and among AvantGo, Inc., a Delaware corporation ("AvantGo"), the stockholders listed on Exhibit A hereto (collectively the
 --------                               ---------
"Stockholders") and Chase Manhattan Bank and Trust Company, N.A., as escrow
 ------------
agent (the "Escrow Agent").
            ------------

                                    RECITALS

     A. Pursuant to the provisions of that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), by and among
                                         ----------------
AvantGo, GC Acquisition, Inc., an Illinois corporation and wholly owned subsidiary of AvantGo ("AvantGo Sub"), Globalware Computing, Inc., an Illinois
                        -----------
corporation (the "Company") and the Stockholders, the parties to the Merger
                  -------
Agreement intend to effect the merger of AvantGo Sub with and into the Company, with the Company surviving (the "Merger"). Capitalized terms used herein and not
                                 ------
otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     B. Under the terms of the Merger Agreement, a portion of the shares (the "Escrow Shares") of AvantGo Stock to be issued in the Merger in exchange for
 -------------
shares of the Company's capital stock are to be subject to an escrow account with the Escrow Agent. Such Escrow Shares will remain subject to any indemnification claims AvantGo may have under this Agreement and Article VI of the Merger Agreement, until released by the Escrow Agent pursuant to the terms hereof.

     C. The Merger Agreement provides that the Escrow Agent shall hold and administer the Escrow Shares so deposited in accordance with the terms of this Agreement.

     D. The Escrow Agent is willing to hold, administer and distribute the Escrow Shares in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be forever bound by the terms set forth herein, do hereby agree as follows:

                                   Article I

                           ESCROW FUND AND INDEMNITY
                          --------------------------

     1.1  Delivery of Shares. The Escrow Agent hereby acknowledges the receipt
          ------------------
of 211,373 shares of AvantGo Stock (the "Total Escrow Shares") from or on behalf
                                         -------------------
of the Stockholders, which shares, consisting of 50% Restricted Shares (as defined in the Employment Agreements entered into between the Stockholders and AvantGo as of the date hereof) and 50% non-Restricted Shares, shall constitute the Escrow Shares. The Escrow Shares shall be considered to have been deposited herein by the Stockholders and such shares of AvantGo Stock and all other securities or other property issued on conversion thereof or in exchange therefor, including all dividends and distributions made thereon and all interest earned thereon, are hereinafter called the "Escrow
                                                                     ------
Fund."
----

     1.2  Consent of Stockholders. By virtue of the approval by the Stockholders
          -----------------------
of the Merger Agreement and the Merger, each of the Stockholders have, without any further act of any Stockholder, consented to: (a) the establishment of the Escrow Fund to secure the indemnification obligations of the Stockholders under
Article VI of the Merger Agreement in the manner set forth therein, (b) the decision of the Stockholders' Representative (as defined in Section 4.1 hereof) being binding on each Stockholder with respect to the subject matter hereof, and for the purpose of taking of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement, and (c) all of the other terms, conditions and limitations set forth in this Agreement.

     1.3  Voting of Proxy. The Escrow Agent shall at all times vote the proxy on
          ---------------
the Escrow Shares as directed by the Stockholders' Representative.

     1.4  Cash Dividends. The Escrow Agent shall deliver cash dividends paid on
          --------------
the Escrow Shares, if any, to the Stockholders, based on their Proportionate Interests. The Escrow Agent shall deliver such dividends to the Stockholders' addresses listed on Exhibit A, or at such other address provided to the Escrow
                    ---------
Agent pursuant to the terms of Section 5.2 herein.

                                  Article II

                COLLATERAL SECURITY, DISBURSEMENT OF COLLATERAL;
                               RELEASE OF ESCROW

     2.1  Collateral Security. The Stockholders have agreed in Article VI of the
          -------------------
Merger Agreement to indemnify and hold harmless the AvantGo Indemnitees from and against specified losses. The Escrow Fund shall be security for this indemnity obligation of the Stockholders, subject to the limitations, and in the manner provided, in this Agreement and the Merger Agreement.

     2.2  AvantGo Indemnitees' Claims.
          ---------------------------

          (a) At any time (or from time to time), an AvantGo Indemnitee may give written notice (a "Claim Notice") to the Stockholders and the Escrow Agent
                        ------------
that such AvantGo Indemnitee claims all or any part of the Escrow Fund (each a "Claim") in satisfaction of any Damages suffered by such AvantGo Indemnitee,
 -----
prior to the second anniversary of the date hereof (the "Second Anniversary"),
                                                         ------------------
for which the Stockholders are obligated to indemnify an AvantGo Indemnitee pursuant to Article VI of the Merger Agreement. The Claim Notice shall set forth in reasonable detail (i) a statement that AvantGo has paid or incurred or reasonably anticipates (by reason of receipt of notice from a third party regarding a potential claim) that it will incur Damages relating to Claims that arose prior to the expiration of the Survival Period and, in the case where AvantGo has paid or incurred Damages, any evidence reflecting the payment or incurrence of such Damages; (ii) a description of any evidence supporting the item or items of Damages giving rise to the Claim and the date each such Damage was paid or incurred, or the basis for such anticipated liability prior to the expiration of the Survival Period; (iii) if applicable, the nature of the misrepresentation, breach of warranty or covenant in the Merger Agreement or Ancillary Document or AvantGo Ancillary Document to which such item or items are related; (iv) the amount of the Claim (hereinafter referred to as the "Claim Amount"); and (v) whether or not AvantGo is claiming
                    ------------
that any of the Stockholders had actual knowledge of the factual basis giving rise to the Claim to which the Claim Notice relates.

     (b) Upon receipt of a Claim Notice, the Stockholders' Representative shall have thirty (30) days to dispute the Claim by delivering written notice to AvantGo and the Escrow Agent specifying in reasonable detail the basis for the dispute (a "Dispute Notice").
            --------------

     (c) If (i) the Stockholders' Representative approves all or a part of the Claim Amount and the determination as to whether or not any of the Stockholders had actual knowledge of the factual basis giving rise to the Claim, or (ii) upon the expiration of the thirty (30) day period referred to in Section 2.2(b), a Dispute Notice has not been delivered to the Escrow Agent, the Escrow Agent shall release to AvantGo that number of Escrow Shares equal to a quotient, (x) the numerator of which shall equal the Claim Amount (or such part thereof which is approved by the Stockholders' Representative and not disputed) and (y) the denominator of which shall equal the Common Price Per Share (as defined in Section 2.2(f)). The Escrow Agent shall give written notice to AvantGo and the Stockholders' Representative of the number of Escrow Shares released to AvantGo. The Escrow Agent shall deliver to AvantGo the Escrow Shares so released.

     (d) If, within the thirty (30) day period referred to in Section 2.2(b), the Stockholders' Representative shall, in good faith, deliver a Dispute Notice to AvantGo and the Escrow Agent, AvantGo and the Stockholders' Representative shall undertake to obtain as promptly as possible a final resolution of such Claim. If AvantGo and the Stockholders' Representative are unable to resolve a dispute within thirty (30) days after the delivery to AvantGo and the Escrow Agent of a Dispute Notice, then AvantGo and the Stockholders' Representative shall jointly submit their dispute to J.A.M.S. Endispute (the "Arbitrator") in
                                                               ----------
New York, New York (or another neutral jurisdiction mutually agreeable to AvantGo and the Stockholders' Representative) for resolution. If the Arbitrator is unwilling to act as arbitrator for such dispute, a substitute arbitrator (the "Substitute") shall be selected as follows: AvantGo shall select an appointing
 ----------
arbitrator and the Stockholders' Representative shall select an appointing arbitrator, and the two appointing arbitrators so selected shall mutually appoint the Substitute who shall be a nationally recognized arbitration association not acting for AvantGo or any of the Stockholders; provided,
                                                               --------
however, that if either party fails to select an appointing arbitrator within
-------
thirty (30) days after the expiration of the second thirty (30) day period referred to in this Section 2.2(d), the appointing arbitrator selected by the other party shall serve as the Substitute if such arbitrator is a nationally recognized arbitration association; otherwise, such arbitrator shall select the Substitute. The Arbitrator's or Substitute's determination, as the case may be, as to a dispute shall be final and binding on the parties hereto. AvantGo shall pay the fees and expenses of the Arbitrator.

     (e) Upon the delivery of any of the following to the Escrow Agent, the Escrow Agent shall promptly release to AvantGo from the Escrow Fund that number of shares of AvantGo Stock equal to the following (valuing each share of AvantGo Stock at the Common Price Per Share):

                    (i) a joint direction executed by AvantGo and the Stockholders' Representative directing the Escrow Agent to pay a specified number of shares of AvantGo Stock to AvantGo; or

                    (ii) a direction letter executed by the Arbitrator or the Substitute, as the case may be, directing the Escrow Agent to pay a specified number of shares of AvantGo Stock to AvantGo.

     (f)  For purposes of this Agreement, the term "Common Price Per Share"
                                                    ----------------------
shall mean: (i) with respect to any Claim, if it is conceded or uncontested by the Stockholders' Representative, or if it is determined by the Arbitrator or the Substitute (after taking into account all relevant facts and circumstances), that any Stockholder, on or prior to the Closing Date, had actual knowledge of the factual basis giving rise to such Claim, the Common Price Per Share shall equal $8.36; and (ii) with respect to any Claim, if it is conceded or unalleged in the Claim Notice by AvantGo, or if it is determined by the Arbitrator or the Substitute (after taking into account all relevant facts and circumstances), that none of the Stockholders, on or prior to the Closing Date, had actual knowledge of the factual basis giving rise to such Claim, the Common Price Per Share shall be determined as follows: (A) if the AvantGo Stock is traded on a national securities exchange or quoted in a national inter-dealer quotation system, (I) the Common Price Per Share shall be an amount equal to the Primary Rolling Average (as defined below); provided, however, that if the spread
                                    --------  -------
between the Primary Rolling Average and the Secondary Rolling Average (as defined below) exceeds 20% of the Primary Rolling Average, then the Common Price Per Share shall equal the average of the Primary Rolling Average and the Secondary Rolling Average; or (II) if the AvantGo Stock has not been publicly traded for 20 trading days, the Common Price Per Share shall be an amount equal to the Interim Rolling Average; provided, however, that if the spread between
                                --------  -------
the Interim Rolling Average and the Secondary Rolling Average exceeds 20% of the Interim Rolling Average, then the Common Price Per Share shall equal the average of the Interim Rolling Average and the Secondary Rolling Average; or (B) if the AvantGo Stock is not then traded on a national securities exchange or quoted in a national inter-dealer quotation system, the Common Price Per Share shall be an amount equal to the average of the fair market value of one share of AvantGo Stock on the date of the Claim Notice and the fair market value of one share of AvantGo Stock on the date on which the Escrow Agent received a direction pursuant to Section 2.2(e) herein, both as reasonably determined in good faith by AvantGo's Board of Directors. With respect to a particular Claim, (x) the "Primary Rolling Average" shall mean the average of the Quoted Prices for the
 -----------------------
AvantGo Stock for the 20 consecutive trading days commencing 22 trading days before the date of the Claim Notice; (y) the "Secondary Rolling Average" shall
                                              -------------------------
mean the average of the Quoted Prices for the AvantGo Stock for the 20 consecutive trading days commencing 22 trading days before the date on which the Escrow Agent receives a direction pursuant to Section 2.2(e) herein; and (z) the "Interim Rolling Average" shall mean the average of the Quoted Prices for each
 -----------------------
of the trading days ending two trading days before the date of the Claim Notice. The "Quoted Price" of the AvantGo Stock
     ------------
for each day is the last reported sales price of the Common Stock on such day as reported by NASDAQ, or, if the AvantGo Stock is listed on a securities exchange, the last reported sales price of the AvantGo Stock on such exchange (which shall be for consolidated trading if applicable to such exchange) on such day, or if neither is so reported or listed, the average of the last reported bid and asked prices of the AvantGo Stock on such day.

     2.3  Release and Transfer of Escrow Fund.
          -----------------------------------

       (a) On the first anniversary of the date hereof, the Escrow Agent is hereby authorized and directed to release to the Stockholders according to their Proportionate Interest (as defined herein) all shares of AvantGo Stock remaining in the Escrow Fund after the satisfaction of AvantGo's Claims pursuant to
Section 2.1 hereof less the aggregate of: (i) that portion of the Escrow Fund as shall be required to satisfy the sum of all Claims made in good faith then pending, whether or not payment of such Claims is being disputed by the Stockholders' Representative; (ii) that portion of any unpaid reimbursement expenses payable to AvantGo pursuant to Section 5.1 hereof; and (iii) 50% of the Total Escrow Shares. For purposes of this Agreement, the "Proportionate
                                                          -------------
Interest" of each Stockholder shall be as set forth on Exhibit A.
--------                                               ----------

       (b) On the Second Anniversary, the Escrow Agent is hereby authorized and directed to release to the Stockholders according to their Proportionate Interest (as defined herein) all shares of AvantGo Stock remaining in the Escrow Fund after the satisfaction of AvantGo's Claims pursuant to Section 2.1 hereof less the aggregate of: (i) that portion of the Escrow Fund as shall be required to satisfy the sum of all Claims made in good faith then pending, whether or not payment of such Claims is being disputed by the Stockholders' Representative; and (ii) that portion of any unpaid reimbursement expenses payable to AvantGo pursuant to Section 5.1 hereof.

       (c) The Escrow Agent shall release to the Stockholders according to their Proportionate Interests that portion of the Escrow Fund which was withheld by the Escrow Agent pursuant to Sections 2.3(a)(i) and (ii), and 2.3(b) promptly upon the delivery to the Escrow Agent of (i) a joint written direction to that effect from AvantGo and the Stockholders' Representative or (ii) a letter executed by the Arbitrator with respect to the final determination of any pending Claim.

       (d) After the Second Anniversary and promptly upon final resolution and payment of all Claims outstanding as provided in Section 2.2 hereof, the balance of the Escrow Fund then remaining, if any, shall be released to the Stockholders according to their Proportionate Interests. Notwithstanding anything to the contrary in this Agreement, all portions of the Escrow Fund that, upon the Second Anniversary, are being withheld for a pending Claim that (i) is based solely on AvantGo's receipt of written notice from a third party regarding a potential suit, shall be released to the Stockholders in accordance with their Proportionate Interests if, within three months after the Second Anniversary, such third party has not yet filed a lawsuit against AvantGo; or (ii) is otherwise based solely on AvantGo's reasonable anticipation that it will incur damages relating to Claims that arose prior to the expiration of the Survival Period, shall, if no written notice from a third party regarding a potential suit is received by AvantGo on or prior to the Second

Anniversary, be released to the Stockholders in accordance with their Proportionate Interests on the Second Anniversary.

     2.4  Restricted Shares and Non-Restricted Shares.
          -------------------------------------------

       (a) For purposes of this Agreement, whenever the Escrow Agent is authorized and directed to release any Escrow Shares from the Escrow Fund, the Escrow Agent shall release, to the extent reasonably practicable, 50% Restricted Shares and 50% non-Restricted Shares.

       (b) Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent is authorized and directed pursuant to this Agreement to release any Escrow Shares that are Restricted Shares that have not yet vested pursuant to the terms of the Stockholders' Employment Agreements (the "Restricted Escrow Shares") from the Escrow Fund to the Stockholders prior to the Second Anniversary, the Escrow Agent shall instead deliver such Restricted Escrow Shares (not including the dividends and distributions made thereon and all interest earned thereon, which shall still be released to the Stockholders) to AvantGo to be deposited in escrow with AvantGo and held by AvantGo on behalf of the Stockholders in accordance with the provisions of Section 5(g) of each of the Stockholder's Employment Agreements, and thereafter, such Stockholders' shares shall be subject only to the restrictions set forth in Section 5 of each Stockholder's Employment Agreement, and shall no longer be subject to any restrictions in this Agreement.

                                  Article III

                                 ESCROW AGENT
                                 ------------

     3.1  Compensation.  All fees of the Escrow Agent, as provided on Exhibit
          ------------                                                -------
B attached hereto, and all reasonable expenses, disbursements and advances
-
incurred or paid by the Escrow Agent (including, without limitation, reasonable attorneys' fees) shall be paid by AvantGo.

     3.2  Legal Counsel.  If the Escrow Agent is joined into any litigation
          -------------
involving the Escrow Fund or this Agreement, the Escrow Agent shall have the right to retain counsel and shall have a lien on the property deposited hereunder for any and all reasonable costs, attorneys' and solicitors' fees, charges, disbursements, and expenses incurred in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, AvantGo agrees to pay to the Escrow Agent, on demand, its reasonable charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation.

     3.3  Resignation.  The Escrow Agent reserves the right to resign at any
          -----------
time by giving written notice of resignation to AvantGo and the Stockholders' Representative, which notice shall specify the effective date of such resignation. Within thirty (30) days after receiving such notice, AvantGo and the Stockholders' Representative agree to appoint a successor escrow agent to which the Escrow Agent will distribute the property then held hereunder, less the Escrow Agent's fees, costs and expenses. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of the thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the costs, expenses and reasonable attorneys' fees which are incurred in connection with such a proceeding shall be paid by AvantGo. The Escrow Agent shall continue to serve as escrow agent hereunder until its successor accepts the escrow and receives the Escrow Fund.

     3.4  Liability.  The Escrow Agent undertakes to perform only such duties
          ---------
as are specifically set forth herein. The Escrow Agent, if acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error in judgment by it or for any acts or omissions by it of any kind unless caused by its willful misconduct or gross negligence, and shall be entitled to rely conclusively upon (i) any written notice, instrument or signature reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and (ii) the advice of counsel retained by it. AvantGo shall indemnify the Escrow Agent for any damages the Escrow Agent incurs for its acting or refraining from acting in good faith hereunder, which damages were not caused by its willful misconduct or gross negligence. The Escrow Agent is not responsible for any of the terms and/or conditions of the Merger Agreement and may rely exclusively on the directions of the parties as set forth in this Agreement to satisfy its role as Escrow Agent. Neither AvantGo nor the Escrow Agent shall be liable to the Stockholders for any portion of the Escrow Fund properly distributed to the Stockholders pursuant to the terms of this Agreement. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of an kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     3.5  Controversies.  If any controversy arises between AvantGo and the
          -------------
Stockholders' Representative or with any third person with respect to the subject matter of this Agreement, the Escrow Agent shall not be required to determine the same or take any action with respect thereto, but may await the final resolution of any such controversy, anything in the instructions delivered by the parties hereto to the contrary notwithstanding, and in such event it shall not be liable for interest or damage.

     3.6  Discharge of the Escrow Agent.  The Escrow Agent agrees that AvantGo
          -----------------------------
and the Stockholders' Representative may, by mutual agreement at any time, remove the Escrow Agent as escrow agent hereunder, and substitute a bank or trust company therefor, in which event, upon receipt of written notice thereof, payment by AvantGo of any accrued but unpaid fees due the Escrow Agent and reimbursement of the Escrow Agent's other fees and expenses from the Escrow Fund in accordance with Section 3.4 hereof, the Escrow Agent shall account for and deliver to such substituted escrow agent the Escrow Fund held by it, and the Escrow Agent shall thereafter be discharged from all liability hereunder.

     3.7  Court Orders.  If the Escrow Fund shall be attached, garnished or
          ------------
levied upon pursuant to any court order, or the delivery of the Escrow Fund shall be stayed or enjoined by any court order, or any court order shall be made or entered into affecting the Escrow Fund, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole direction, to obey and comply with any court order so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any court order, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such court order be subsequently reversed, modified, annulled, set aside or vacated.

     3.8  Merger.  Any company into which the Escrow Agent may be merged or
          ------
converted, or into which it may be consolidated, or any company resulting from such merger, conversion or consolidation to which it shall be a party, or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow/custody business, provided such company shall be eligible to serve as escrow agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

                                  Article IV

                              STOCKHOLDER ACTIONS
                              -------------------

     4.1  Stockholders' Representative.
          ----------------------------

       (a) Gilad Ben-Yoseph (the "Stockholders' Representative"), for and on behalf of the Stockholders, shall have the power to take any and all actions required to be taken by the Stockholders pursuant to this Agreement, including, without limitation, the power to give and receive notices and communications, to perform this Agreement, to make claims for indemnification against AvantGo, to authorize delivery to AvantGo of shares of AvantGo Stock or other property from the Escrow Fund, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the foregoing. The Stockholders individually shall have no power or authority to take any actions against AvantGo or otherwise pursuant to this Agreement or the Merger Agreement, and all actions of the Stockholders, whether pursuant to this Agreement or the Merger Agreement, must be taken solely by the Stockholders' Representative. In the event of the death or written resignation (delivered to AvantGo and the Escrow Agent) as Stockholders' Representative of, or refusal to act as Stockholders' Representative by, Gilad Ben-Yoseph, the Stockholders hereby appoint Roey Ben-Yoseph to serve as the successor Stockholders' Representative hereunder. In the event of the death or written resignation (delivered to AvantGo and the Escrow Agent) as Stockholders' Representative of, or refusal to act as Stockholders' Representative by, Roey Ben-Yoseph, the holders of a majority of the shares of AvantGo Stock constituting the Escrow Fund shall serve as the Stockholders' Representative hereunder.

       (b) A decision, act, consent or instruction of the Stockholders' Representative shall constitute a decision of all Stockholders and shall be final, binding and conclusive upon each of the Stockholders, and AvantGo and the Escrow Agent may rely upon any such decision, act, consent or instruction of the Stockholders' Representative as being the decision, act, consent or instruction of each and every Stockholder. Neither AvantGo, the Escrow Agent nor the Stockholders' Representative shall have any liability of any kind to any Stockholders as a result of or arising out of any action or inaction by the Stockholders' Representative, and each Stockholder hereby releases AvantGo, the Escrow Agent and the Stockholders' Representative from any such liability. AvantGo and the Escrow Agent may conclusively rely, without any obligation of investigation or inquiry of any kind, on any action taken by the Stockholders' Representative as having been fully authorized and approved by all necessary action by each Stockholder.

                                   Article V

                                 MISCELLANEOUS
                                 -------------

     5.1  Reimbursement of AvantGo.  Notwithstanding anything to the contrary
          ------------------------
contained herein to the effect that (i) AvantGo will pay the fees and expenses of the Arbitrator pursuant to Section 2.2(d) hereof, (ii) AvantGo will pay expenses, disbursements and advances incurred or paid by the Escrow Agent (including, without limitation, reasonable attorneys' fees), and (iii) AvantGo shall pay any claims for indemnification to the Escrow Agent pursuant to Section
3.4 hereof, to the extent the Escrow Fund then contains sufficient assets, AvantGo shall be entitled to be reimbursed from the Escrow Fund for one-half of such fees, expenses, payments or reimbursements if Stockholders have not otherwise paid AvantGo such amounts within sixty (60) days after written notice, together with evidence of the amounts to be paid, has been delivered to the Stockholders by AvantGo; provided, however, that AvantGo provides to the Escrow
                         --------  -------
Agent and to the Stockholders appropriate documentation evidencing the amounts with respect to which AvantGo has requested reimbursement from the Escrow Fund and such amount is not disputed by the Stockholders' Representative within thirty (30) days thereafter; and provided, further, that AvantGo shall not be entitled to be reimbursed for payment of any fee necessary in order to establish and maintain the Escrow Fund and allow the Escrow Agent to enter into this Agreement.

     5.2  Notices.  All notices required or permitted to be given hereunder
          -------
shall be in writing and shall be deemed given when delivered in person, by facsimile (with electronic confirmation of receipt) or by a nationally recognized private carrier, or on the third business day after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed as follows:

     TO AVANTGO, INC.:

          AvantGo, Inc.
          1700 South Amphlett Boulevard, Suite 300
          San Mateo, CA 94402
          Fax: 650-638-3398
          Attn: CEO
     with a copy to:

          Perkins Coie LLP
          135 Commonwealth Drive, Suite 250
          Menlo Park, CA 94025
          Fax: (650) 752-6050
          Attn: Mark S. Albert, Esq.

     TO THE STOCKHOLDERS:

          To the addresses set forth on Exhibit A hereto.
                                        ---------

     with a copy to:

          Schiff Hardin & Waite
          6600 Sears Tower
          Chicago, IL 60606
          Fax: 312-258-5700
          Attn: Steve Isaacs

     TO THE ESCROW AGENT:
          Chase Manhattan Bank and Trust Company, N.A.
          101 California Street, Suite 2735
          San Francisco, CA 94111
          Fax: (415) 693-8850
          Attn: Cecil D. Bobey

and/or at such other addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 5.2.

     5.3  Termination of Agreement.  This Agreement shall continue in force
          ------------------------
until the final distribution of all portions of the Escrow Fund held by the Escrow Agent hereunder or until terminated by written notice signed by AvantGo and a Majority in Interest of the Stockholders' Representative.

     5.4  Expenses.  Except as otherwise provided herein, both AvantGo and the
          --------
Stockholders shall be responsible for their own costs and expenses with respect to matters involving this Agreement.

     5.5  Headings.  The section headings contained in this Agreement are for
          --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the persons, firm or corporation may require in the context thereof.

     5.6  Severability.  If any provision of this Agreement, or any covenant,
          ------------
obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

     5.7  Construction.  This Agreement shall be construed, and the rights and
          ------------
duties of the parties hereto determined, in accordance with the laws of the State of California.

     5.8  Limitation of Remedy.  Nothing contained in this Agreement shall
          --------------------
limit or impair, or be construed to limit or impair, any right or remedy to which any party hereto may become entitled by virtue of any breach by any party under the terms and provisions of the Merger Agreement; provided, however, that
                                                        --------  -------
such rights and remedies shall be limited as set forth in the Merger Agreement.

     5.9  Multiple Counterparts.  This Agreement may be executed in two or more
          ---------------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     5.10 Amendments and Waivers.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have signed this Escrow and Indemnity Agreement as of the date first above written.

                            AVANTGO:

                            AVANTGO, INC.,

                            a Delaware corporation

                            By:_________________________________________
                               Felix Lin, Chairman

                            ESCROW AGENT:


                            By:_________________________________________
                               Cecil D. Bobey, Assistant Vice President

                            THE STOCKHOLDERS:


                            _____________________________________________
                            Gilad Ben-Yoseph


                            _____________________________________________
                            Roey Ben-Yoseph


                            _____________________________________________
                            Yoav Ben-Yoseph


                            _____________________________________________
                            Long Barnes


                            _____________________________________________
                            James Joyce

                                   EXHIBIT A
                                   ---------

                                             Number of Restricted     Number of non-Restricted
            Name and Address               Shares of AvantGo Stock     Shares of AvantGo Stock           Stockholder's
             of Stockholder                   Subject to Escrow           Subject to Escrow         Proportionate Interest
----------------------------------------   ------------------------  ---------------------------  ---------------------------
Gilad Ben-Yoseph                                    46,972                       46,972                       44.44%
904 W. Diversey, Apt. 1W
Chicago, IL 60614

Yoav Ben-Yoseph                                     21,137                       21,137                          20%
2542 Wellington Court
Evanston, IL 60201

Roey Ben-Yoseph                                     19,963                       19,963                       18.89%
5125 N. Claremont Avenue, 1S
Chicago, IL 60625

Long Barnes                                         11,743                       11,743                       11.11%
1012 N. Milwaukee, Apt. #3
Chicago, IL 60622

James Joyce                                          5,871                        5,872                        5.56%
1143 S. Plymouth Court, Apt. #75
Chicago, IL 60605
                                 Total:            105,686                      105,687                         100%

                                   EXHIBIT B
                                   ---------

                     Schedule of Fees For Escrow Services

                                      For

                                 AvantGo, Inc.



ESCROW FEE:                                                      $5,000.00
-----------

Per year or portion thereof (this fee is not prorated for partial years)

Includes review and negotiation of Escrow Agent Agreement; establishment of records, procedures and controls, and normal Escrow Agent duties. First year fee payable upon establishment of Agreement.


LEGAL FEE:  (if applicable):                                     AT COST
----------

INVESTMENTS
-----------

Chase makes available many attractive mutual fund alternatives with competitive performance records, including funds rated "AAA" by Standard & Poor's and Moody's. Of particular interest to trust customers are several funds offered by prospectus only through the Vista Family of Mutual Funds. Chase receives compensation from the fund manager of these mutual funds in connection with such investments. Additional information in relation to such compensation is available upon request.

Vista Account Maintenance Fee:                              10 bp


Cash Escrow-Interest paid as follows: One month LIBOR (average daily) less 50 basis points

Other Investment purchases, sales
Per transaction                                                   $75.00

ACTIVITY FEES:
-------------

Claim, Each                                                       $25.00

Outgoing Wire Transfer, Each                                      $25.00

Outgoing Check, Each                                              $10.00

 Direct out-of-pocket expenses (legal expenses, travel, and other professional services) will be charged at the actual cost thereof. Indirect expenses such as stationery items, checks, envelopes, etc., and disbursements such as postage and telephone will be charged at 6% of annual fees.


Additional Terms
----------------

 . Our proposed fees are based upon our review and acceptance of the appropriate documentation and standard credit/account approval by Capital Markets Fiduciary Services.

 .  All fees for services not included will be provided upon request.

 . Out-of-pocket expense includes, but is not limited to, legal expense, postage, stationery, travel or delivery expenses.

 . A Funds Transfer Agreement in substantially the same form as the attached must be executed by both the Seller and the Buyer. Alternatively, language from this Agreement may be incorporated in the Governing documents.

An incumbency certificate setting forth names, titles and specimen signatures must be furnished to us with respect to each person signing or giving us instructions on behalf of each corporate party to the Agreement.

                                                                       EXHIBIT C
                                                                       ---------

                                 AVANTGO, INC.

                     STOCKHOLDER REPRESENTATION STATEMENT

     This Stockholder Representation Statement (the "Rep. Letter") is delivered
                                                     -----------
to AvantGo, Inc., a Delaware corporation ("AvantGo"), by the undersigned
                                           -------
stockholder of Globalware Computing, Inc., an Illinois corporation (the

"Company"), pursuant to Section 1.6 of that certain Agreement and Plan of Merger
 -------
by and among AvantGo, GC Acquisition Corp., an Illinois corporation and wholly owned subsidiary of AvantGo ("AvantGo Sub"), the Company and the Stockholders,
                              -----------
dated as of May ___, 2000 and attached hereto as Exhibit A (the "Merger
                                                 ---------       ------
Agreement").  Capitalized terms used herein and not otherwise defined herein
---------
have the meanings ascribed to them in the Merger Agreement. In the event of any conflict between the terms of this Rep. Letter and the Merger Agreement, the terms of the Merger Agreement shall prevail.

                         W  I  T  N  E  S  S  E  T  H

     A. Pursuant to the provisions of the Merger Agreement, the parties thereto intend to effect the merger of AvantGo Sub with and into the Company (the "Merger").
      -------

     B. Under the terms of the Merger Agreement, the execution and delivery of this Rep. Letter is a condition precedent to the obligations of the parties thereunder.

     NOW, THEREFORE, the undersigned Stockholder hereby represents, warrants, covenants and attests to AvantGo and AvantGo Sub as follows:

                            A  T  T  E  S  T  E  D

1.   REPRESENTATIONS OF THE STOCKHOLDER

     (a) The undersigned Stockholder hereby represents and warrants to AvantGo as follows:

          (i) That such Stockholder, either in such Stockholder's individual capacity or by virtue of a relationship with a "Purchaser Representative" (as that term is defined in Rule 501(h) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")), has such financial
                                         --------------
and business knowledge as necessary to evaluate the merits and risks of acquiring shares of AvantGo Series E Preferred Stock (the "Series E") pursuant
                                                           --------
to the Merger Agreement, and to protect such Stockholder's interests therein;

          (ii) Such Stockholder has read and understands the Merger Agreement attached hereto as Exhibit A (including the AvantGo Ancillary Documents and the
                   ---------
Ancillary Documents appended thereto), has had an opportunity to discuss AvantGo's business, management, financial affairs and the terms and conditions of the offering of the Series E with AvantGo's management and has had an opportunity to review AvantGo's facilities, and understands that such discussions and any other written information delivered by AvantGo to such Stockholder were intended to describe the aspects of AvantGo's business which it believes to be material; and

                    (iii) Such Stockholder understands that the Series E have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Stockholders' representations as expressed herein, and that the Series E are therefore "restricted securities" under applicable U.S. federal and state securities laws. Such Stockholder also understands that as a result of this classification, such Stockholder must hold the Series E indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Stockholder acknowledges that AvantGo has no obligation to register or qualify the Series E for resale except as set forth in AvantGo's Investors' Rights Agreement, as amended, and that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Series E, and on requirements relating to AvantGo which are outside of such Stockholder's control, and which AvantGo is under no obligation and may not be able to satisfy.

          (b) The undersigned Stockholder hereby confirms that the Series E to be acquired by such Stockholder will be acquired for investment for such Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Rep. Letter, such Stockholder further represents that such Stockholder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Series E. Such Stockholder has not been formed for the specific purpose of acquiring the Series E.

          (c) The undersigned Stockholder either (i) is an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (a copy of which is attached hereto as Exhibit B), or (ii) has
                                                      ---------
had the assistance of a Purchaser Representative in evaluating the relative risks and merits of acquiring and holding the Series E. If such Stockholder is not an Accredited Investor, then such Stockholder represents and warrants as follows:

                    (i) Such Stockholder's Purchaser Representative has training, knowledge or experience in financial, business or tax matters which qualify such Purchaser Representative to act in the capacity of Purchaser Representative for the undersigned Stockholder and so as to be capable, alone or together with the undersigned Stockholder, of evaluating the relative merits and risks of acquiring and holding the Series E and to allow the undersigned Stockholder to protect such Stockholder's own interests therein; and

                    (ii) Such Stockholder's Purchaser Representative is not an "affiliate" (as that term is defined in the Securities Act), director, officer or other employee of AvantGo or AvantGo Sub or a beneficial owner of 10% or more of the equity interest in either AvantGo or

AvantGo Sub, and there is no material relationship between such Purchaser Representative or such Purchaser Representative's affiliates, and AvantGo or AvantGo Sub or their respective affiliates which now exists or is mutually understood to be contemplated, or which has existed at any time during the previous two years, including, without limitation, the payment of any fees, commissions, or similar form of remuneration.

          (d) Such Stockholder holds of record and beneficially owns the number of shares of Company Capital Stock set forth opposite such Stockholder's name on Exhibit A attached to the Merger Agreement (the "Stockholder's Shares"), free
---------                                        --------------------
and clear of any restrictions on transfer.

          (e) None of the Stockholder's Shares are subject to any mortgage, pledge, lien, encumbrance, charge, hypothecation, or any other security interest.

          (f) Except as described in the Merger Agreement and as set forth in the Disclosure Statement thereto, such Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that either (i) gives such Stockholder the right to purchase, acquire or receive, or (ii) could require such Stockholder to sell, transfer or otherwise dispose of any shares of Company Capital Stock (or any instrument or security exercisable therefor or convertible thereinto) (the "Stockholder Obligations").
                             ------------------------

          (g) Except as set forth in the Disclosure Statement to the Merger Agreement, such Stockholder is not a party to any voting trust, proxies, or other agreements or understandings with respect to the voting of the Company Capital Stock.

     2. Legends
        -------

        The undersigned Stockholder understands that each certificate representing the Series E, and any securities issued in respect of or exchange for the Series E, may bear the following legends:

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933;" and

          (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

     3. Market Standoff
        ---------------

        The undersigned Stockholder hereby agrees that, during the period of duration specified by AvantGo and an underwriter of Common Stock or other securities of AvantGo, following the effective date of the first registration statement of AvantGo filed under the Securities

Act to effect an initial public offering (up to, but not exceeding, one hundred eighty (180) days), it shall not, to the extent requested by AvantGo and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any Series E (or Common Stock issuable upon conversion of the Series E) held by it at any time during such period except Common Stock included in such registration (the "Market Standoff"); provided,
                                                 ---------------    --------
however, that the directors and officers of AvantGo agree to a provision
-------
substantially similar to the Market Standoff. In order to enforce the foregoing covenant, AvantGo may impose stop-transfer instructions with respect to the Series E (or Common Stock issuable upon conversion of the Series E, as the case may be) (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and the Stockholder agrees that, if so requested, such Stockholder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 3. Notwithstanding the foregoing, the obligations described in this Section 3 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

     STOCKHOLDER:



     By:_____________________

     Name:___________________

     Date:___________________

                                                                       EXHIBIT D
                                                                       ---------

                                 AVANTGO, INC.

                  THIRD AMENDED AND RESTATED VOTING AGREEMENT
                  -------------------------------------------


     This Third Amended and Restated Voting Agreement (the "Agreement") is made
                                                            ---------
as of the 8th day of March, 2000, by and among AvantGo, Inc., a Delaware corporation (the "Company"), Felix Lin, Linus Upson and Rafael Weinstein (the
                  -------
"Founders"), and the holders of shares of Preferred Stock listed on Exhibit A
---------                                                           ---------
(collectively, the "Investors" and individually, an "Investor").
                    ---------                        --------

                                   RECITALS
                                   --------

     A.   The Company and certain investors (the "Prior Investors") entered
                                                  ---------------
into that certain Second Amended and Restated Voting Agreement dated June 4, 1999 (the "Prior Agreement"), which agreement may be amended with the written
           ---------------
consent of the Company, the holders of a majority of the Company's Series A Preferred Stock, the holders of a majority of the Company's Series B Preferred Stock, holders of a majority of the Company's Series C Preferred Stock, and the holders of a majority of the shares held by the Founders (the "Founders'
                                                               ---------
Shares").
------

     B.   The Company and certain Investors (the "New Investors") have entered
                                                  -------------
into a Series D Preferred Stock Purchase Agreement (the "Purchase Agreement") of
                                                         ------------------
even date herewith pursuant to which the Company desires to sell to the New Investors and the New Investors desire to purchase from the Company shares of the Company's Series D Preferred Stock. A condition to the New Investors' obligations under the Purchase Agreement is that the Company, the Founders and the Prior Investors amend and restate the Prior Agreement as provided herein for the purpose of setting forth the terms and conditions pursuant to which the Investors and the Founders shall vote their shares of the Company's voting stock in favor of certain designees to the Company's Board of Directors. The Company, the Prior Investors and the Founders each desire to facilitate the voting arrangements set forth in this Agreement, and the sale and purchase of shares of Series D Preferred Stock pursuant to the Purchase Agreement, by amending and restating the Prior Agreement as set forth herein.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

     1.   Board Representation. During the term of this Agreement, to the extent
          --------------------
they are entitled under the Company's Fifth Amended and Restated Certificate of Incorporation (the "Restated Certificate") to vote on a particular matter, the
                    --------------------
Founders and the Investors agree to vote all of the shares of the Company's voting securities now or hereafter owned by them, whether beneficially or otherwise (the "Shares"), by written consent, or at any annual or special
                ------
meeting called for the purpose of electing directors, so as to cause the total number of authorized directors of the Company to be not more or less than nine
(9) and to elect members of the Board of Directors as more fully set forth below.

          (a) The Founders and the Investors agree to vote the Shares to elect two (2) designees of the Founders (the "Founder Directors"), which designees
                                        -----------------
shall be determined by the vote or written consent of a majority of the Founders' Shares, and which designees shall initially be Felix Lin and Linus Upson;

          (b) The Founders and the Investors agree to vote the Shares to elect the Chief Executive Officer of the Company as one (1) member of the Company's Board of Directors, who initially shall be Richard Owen;

          (c) The Founders and the Investors agree to vote the Shares to elect one (1) designee (the "Series A Director") of 21st Century Internet Fund, L.P.
                       -----------------
("21st Century"), which designee shall initially be Peter H. Ziebelman;
  ------------

          (d) The Founders and the Investors agree to vote the Shares to elect one (1) designee (the "Series B Director") of Adobe Ventures II, L.P. ("Adobe"),
                       -----------------                                -----
which designee shall initially be Christopher B. Hollenbeck;

          (e) The Founders and the Investors agree that (i) for so long as Sleepy Hollow Investment Partnership, L.P. ("Sleepy Hollow") owns not less than
                                             -------------
200,000 shares of the Company's Series C Preferred Stock, each shall vote the Shares to elect one (1) designee of Sleepy Hollow, which designee shall initially be Gregory Waldorf, and (ii) in the event Sleepy Hollow owns less than 200,000 shares of the Company's Series C Preferred Stock, each shall vote the Shares to elect (1) designee of the majority of the holders of the Series C Preferred Stock then outstanding (in either case, the "Series C Director"); and
                                                       -----------------

          (f) The Founders and the Investors agree to vote the Shares to elect three (3) designees of the majority of the directors (the "Outside Directors"),
                                                           -----------------
which Outside Directors shall initially be Robert Lesko, with the remaining vacancies to be filled as soon as reasonably practical.

          (g) This Agreement shall be limited to voting for the election of directors of the Company and shall not extend to voting upon questions and matters (other than the election of directors) upon which stockholders of the Company have a right to vote under the Restated Certificate or Bylaws of the Company or under the laws of the State of Delaware.

     2.   Legends.  Each certificate representing Founders' or Investor's Shares
          -------
shall be endorsed by the Company with a legend reading as follows:

     "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY, THE FOUNDERS AND THE INVESTORS (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

     3.   Termination.
          -----------

          (a) This Agreement shall terminate upon the earliest to occur of (i) the consummation of the Company's initial public offering on a firm underwriting basis of any of its securities, and (ii) ten (10) years from the date hereof. At any time after the termination of this Agreement, any holder of a stock certificate legended pursuant to Section 2 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a certificate without such legend.

          (b) Each of the rights and obligations of (i) 21st Century to appoint a director pursuant to Section 1(c) hereof; (ii) Adobe to appoint a director
                       ------------
pursuant to Section 1(d) hereof; and (iii) Sleepy Hollow or the holders of the
            ------------
outstanding Series C Preferred Stock to appoint a director pursuant to Section
                                                                       -------
1(e) hereof (each, a "Designator" and collectively, the "Designators") shall
----
terminate with respect to a Designator on the date upon which such Designator, its affiliates, partners, or limited partners no longer collectively owns, beneficially or of record, a number of shares of Company capital stock (or the Common Stock issuable upon conversion thereof) which shall represent in the aggregate not less than five percent (5%) of the outstanding equity securities of the Company, determined on an as-converted and fully-diluted basis (including for this purpose all shares of outstanding capital stock of the Company, all shares of capital stock issuable upon exercise of outstanding warrants and options to purchase capital stock of the Company, and all shares of capital stock reserved for issuance pursuant to the Company's 1997 Stock Option Plan).

     4.   Amendments; Waivers. Any term hereof may be amended or waived with the
          -------------------
written consent of (i) the Company; (ii) the holders of at least a majority of the Series A Preferred Stock of the Company; (iii) the holders of at least a majority of the Series B Preferred Stock of the Company; (iv) the holders of at least a majority of the Series C Preferred Stock of the Company, each voting as separate classes; and (iv) the holders of a majority of the Founders' Shares (or their respective successors and assigns) provided, however, that Section 1 (g) hereof may not be amended. Any amendment or waiver effected in accordance with this Section 4 shall be binding upon the Company, the Investors and any holder of Founders' Shares, and each of their respective successors and assigns. Notwithstanding the foregoing, Section 1(e) of this Agreement may only be
                               ------------
amended with the consent of the Company and the holders of at least a majority Series C Preferred Stock of the Company, voting as a separate class.

     5.   Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto, or as
                                                 ---------
subsequently modified by written notice.

     6.   Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

     7.   Governing Law.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     8.   Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     9.   Successors and Assigns.  The terms and conditions of this Agreement
          ----------------------
shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                           [Signature Page Follows]

                                                                       EXHIBIT E
                                                                       ---------

May __, 2000


[Employee Name and Address]

Dear [Employee]:

     On behalf of Globalware Computing, Inc. (the "Company"), I am pleased to
                                                   -------
offer you the position of [Title] of the Company. Speaking for myself, as well as the other members of the Company's management team, we all look forward to your future success in this position.

     The terms of your new position with the Company are as set forth below:

     1.  Position.
         --------

          (a) You will become the [Title] of the Company, working out of the Company's office in Chicago, Illinois. As [Title], you will have overall responsibility for [Responsibilities]. You will report to the [ReportingTo].

          (b) You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of and from you pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this letter agreement (this "Letter Agreement") will prevent you from accepting
                        ----------------
speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange.

     2.  Start Date.  Subject to fulfillment of any conditions imposed by this
         ----------
Letter Agreement, you will commence this new position with the Company on [StartDate] (the "Start Date").
                  ----------

     3.  Proof of Right to Work.  For purposes of federal immigration law, you
         ----------------------
will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

     4.  Compensation.  You will be paid a monthly salary of $[MthSalary], which
         ------------
is equivalent to $[AnnualSalary] on an annualized basis. Your salary will be payable in two equal payments per month pursuant to the Company's regular payroll policy (or in the same manner as other employees of the Company).

     5.  Restricted Stock.  Pursuant to an Agreement and Plan of Merger dated as
         ----------------
of May ___, 2000 to which you are a party (the "Merger Agreement"), you have
                                                ----------------
received ______ shares of AvantGo Inc.'s ("AvantGo's") Series E Preferred Stock
                                           ---------
(the "Shares").  Certain of the Shares (the "Escrow Shares") have been deposited
      ------                                 -------------
into the Escrow (as defined in the Merger Agreement). You agree that ______ of the Shares (the "Restricted Shares") are initially subject to AvantGo's right
                 -----------------
(but not obligation) of repurchase (the "Right of Repurchase") upon the
                                         -------------------
Company's termination of your employment for Cause (as defined below) or your termination of employment without Good Reason (as defined below), of which ________ of the Restricted Shares are Escrow Shares and _______ of which were issued to you in connection with the Merger.

          (a) Transfer Restrictions.  You shall not transfer, assign, encumber
              ---------------------
or otherwise dispose of any Restricted Shares, and any such transfer shall be null and void and of no force and effect. You understand that the certificates evidencing the Restricted Shares shall bear the following legend with respect to the Right of Repurchase, in addition to other appropriate legends:

     "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF EMPLOYMENT WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

          (b) Lapse of Repurchase Right. The Right of Repurchase shall lapse
              -------------------------
with respect to 62.5% of the Restricted Shares upon your completion of 15 full months of continuous employment following the date hereof. The Right of Repurchase shall lapse with respect to an additional 4.167% of the Restricted Shares upon your completion of each full month of continuous employment thereafter, such that 100% of the Restricted Shares shall be released from the Right of Repurchase after your completion of 24 full months of continuous employment. Notwithstanding anything to the contrary herein, in the event that either the Company terminates your employment without Cause or you terminate your employment for Good Reason, the Right of Repurchase shall lapse in its entirety.

          (c) Repurchase Cost. If AvantGo exercises the Right of Repurchase, it
              ---------------
shall pay you an amount in cash or cash equivalents equal to $8.36 for each of the Restricted Shares being repurchased.

          (d) Exercise of Right of Repurchase. The Right of Repurchase shall be
              -------------------------------
exercisable only by written notice delivered to you prior to the expiration of the 30-day period next following the date of termination of your employment. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to AvantGo properly endorsed for transfer. AvantGo shall, concurrently with the receipt of such certificate(s), pay to you the purchase price determined according to subsection
(c) above. Payment shall be made in cash or cash equivalents. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this subsection (d).

          (e) Additional Shares or Substituted Securities. In the event of the
              -------------------------------------------
declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting AvantGo's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. After each such transaction, appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in AvantGo's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for all of the Restricted Shares shall remain the same.

          (f) Termination of Rights as Stockholder. If AvantGo makes available,
              ------------------------------------
at the time and place and in the amount and form provided in this Letter Agreement, the consideration for the Restricted Shares to be repurchased in accordance herewith, then after such time you shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with subsection (d)). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Letter Agreement.

          (g) Escrow. Upon issuance, the certificates for Restricted Shares
              ------
shall be deposited in escrow with AvantGo to be held in accordance with the provisions hereof. Any new, substituted or additional securities or other property described in subsection (e) above shall immediately be delivered to AvantGo to be held in escrow, but only to the extent the Shares are at the time Restricted Shares. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to AvantGo for repurchase and cancellation upon AvantGo's exercise of its Right of Repurchase or (ii) 62.5% of the Restricted Shares shall be automatically released to you upon the completion of your fifteenth full month of employment following the date hereof, and thereafter upon your request to the extent the Shares are no longer Restricted Shares (but not more frequently than once every month). In any event, all Shares that have vested (and any other vested assets and securities attributable thereto) shall be released to you within 45 days after termination of your employment.

          (h) Tax Election. The acquisition of the Shares may result in adverse
              ------------
tax consequences that may be avoided or mitigated by filing an election under
Section 83(b) of the Internal Revenue Code. Such election may be filed only within 30 days after the date of purchase. You should consult with your tax advisor to determine the tax consequences of acquiring the Shares and the advantages and disadvantages of filing the Section 83(b) election. You acknowledge that it is your sole responsibility, and not the Company's or its
                                                     ---
affiliates' responsibility, to file a timely election under Section 83(b), even if you request the Company or any of its affiliates or their representatives to make this filing on your behalf.

     6.  Benefits. You will be entitled to participate in the Company's benefits
         --------
programs (which programs shall be substantially similar to those of AvantGo) to the same degree that similarly situated employees of AvantGo are entitled to participate in AvantGo's benefit programs.

     7.  Confidential Information and Invention Assignment Agreement. Your
         -----------------------------------------------------------
acceptance of this offer and commencement of employment with the Company is contingent upon the execution, and delivery to an officer of the Company, of AvantGo, Inc.'s Confidential Information and Invention Assignment Agreement, a copy of which is enclosed for your review and execution (the "Confidentiality
                                                              ---------------
Agreement"), prior to or on your Start Date.
---------

     8.  Confidentiality of Terms. You agree to follow the Company's strict
         ------------------------
policy that employees must not disclose, either directly or indirectly, any information, including any of the terms of this agreement, regarding salary, bonuses, or stock purchase or option allocations to any person, including other employees of the Company; provided, however, that you may discuss such terms with members of your immediate family and any legal, tax or accounting specialists who provide you with individual legal, tax or accounting advice.

     9.  Period of Employment. Your employment shall be for an initial period
         --------------------
of 2 years from the date of this Letter Agreement; provided, however, that the
                                                   --------  -------
Company will be entitled to terminate your employment at any time for Cause. Any contrary representations that may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Upon the Company's termination of your employment for Cause, you shall not be entitled to additional consideration from the Company other than consideration for services rendered prior to such termination.

     10.  Definitions. For purposes of this Letter Agreement, (a) the term
          -----------
"Cause" means (i) gross misconduct or fraud, (ii) material violation of the Company's Confidentiality Agreement, (iii) material violation of the Non-Solicitation and Non-Competition Agreement signed by you in favor of AvantGo,
(iv) conviction of, or a plea of "guilty" or "no contest" to, a felony, or (v) a material failure to perform prescribed duties to the Company after notice of such failure and an opportunity to cure such failure within 60 days after receipt of such notice; and (b) the term "Good Reason" means (i) there is a material reduction or change in job duties, responsibilities and requirements inconsistent with your position with the Company, and with your prior duties, responsibilities and requirements, or (ii) there is a reduction of your Base Salary; or (iii) your refusal to relocate to a facility or location outside of the Chicago area.

     11.  Successors. Any successor to the Company or AvantGo (whether direct
          ----------
or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's or AvantGo's business and/or assets shall assume the obligations under this Letter Agreement and agree expressly to perform the obligations under this Letter Agreement in the same manner and to the same extent as the Company and AvantGo would be required to perform such obligations in the absence of a succession. The terms of this Letter Agreement and all of your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     12.  No Waiver. No failure of any party to this Letter Agreement to
          ---------
exercise any power given it under this Letter Agreement, or to insist upon strict compliance with any provision of this Letter Agreement, and no custom or practice at variance with the terms of this Letter Agreement shall constitute a waiver of any such party's right to demand strict compliance with the terms of this Letter Agreement. Except as provided in this Letter Agreement, no action taken pursuant to this Letter Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Letter Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     We are all delighted to be able to extend you this offer until [OfferGoodUntil] and look forward to working with you. To indicate your acceptance of the Company's offer, please sign and date this Letter Agreement in the space provided below and return it to me, along with a signed and dated copy of the Confidentiality Agreement. This Letter Agreement, together with the Confidentiality Agreement, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This Letter Agreement may not be modified or amended except by a written agreement, signed by the Company and by you.

                                    Very truly yours,

                                    GLOBALWARE COMPUTING, INC.



                                    By:_____________________________

                                    Title:  [Title]


                                    AVANTGO, INC. (as to Paragraph 5)


                                    By: ___________________________

                                    Title:



ACCEPTED AND AGREED:


[NAME]

________________________________
Signature

________________________________
Date

Enclosure:  Confidential Information and Invention Assignment Agreement

                                 AVANTGO, INC.

                         CONFIDENTIAL INFORMATION AND
                        INVENTION ASSIGNMENT AGREEMENT


     As a condition of my becoming employed (or my employment being continued) by or retained as a consultant (or my consulting relationship being continued) AvantGo, Inc., a Delaware corporation, with any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the "Company"),
                                                                    -------
and in consideration of my employment or consulting relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

     1.   Employment or Consulting Relationship. I understand and acknowledge
          -------------------------------------
that this Agreement does not alter, amend or expand upon any rights I may have to continue in the employ of, or in a consulting relationship with, or the duration of my employment or consulting relationship with, the Company under any existing agreements between the Company and me or under applicable law. Any employment or consulting relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the "Relationship."
               ------------

     2.   Period of Employment. I understand that the period of my employment
          --------------------
shall be governed by Section 9 of the Letter Agreement between me and Globalware Computing, Inc. as of even date herewith.

     3.   Confidential Information.
          ------------------------

          (a) Company Information. I agree at all times during the term of my
              -------------------
Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that "Confidential Information" means any Company proprietary information, technical
 ------------------------
data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that "Confidential Information" includes, but is not limited
                          ------------------------
to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

          (b)  Former Employer Information. I represent that my performance of
               ---------------------------
all terms of this Agreement as an employee or consultant of the Company have not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior or subsequent to the commencement of my Relationship with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

          (c)  Third Party Information. I recognize that the Company has
               -----------------------
received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

     4.  Inventions.
         ----------

          (a)  Inventions Retained and Licensed.  I have attached hereto, as
               --------------------------------
Exhibit A, a list describing with particularity all inventions, original works
---------
of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as

"Prior Inventions"), which belong solely to me or belong to me jointly with
 ----------------
another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

          (b)  Assignment of Inventions. I agree that I will promptly make full
               ------------------------
written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which I am employed by or a consultant of the Company (collectively referred to as "Inventions"), except as provided in
                                          ----------
Section 4(e) below. I further acknowledge that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company are "works made for hire"
                                                           -------------------
(to the greatest
extent permitted by applicable law) and are compensated by my salary (if I am an employee) or by such amounts paid to me under any applicable consulting agreement or consulting arrangements (if I am a consultant), unless regulated otherwise by the mandatory law of the state of California.

          (c) Maintenance of Records. I agree to keep and maintain adequate and
              ----------------------
current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business.

          (d) Patent and Copyright Rights. I agree to assist the Company, or
              ---------------------------
its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

     5.  Returning Company Documents. I agree that, at the time of termination
         ---------------------------
of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. I further agree that to any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the Relationship, I agree to sign and deliver the "Termination Certification"
                                               -------------------------
attached hereto as Exhibit B.
                   ---------

     6.   Notification to Other Parties.
          -----------------------------

          (a) Employees. In the event that I leave the employ of the Company, I
              ---------
hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

          (b) Consultants. I hereby grant consent to notification by the
              -----------
Company to any other parties besides the Company with whom I maintain a consulting relationship, including parties with whom such relationship commences after the effective date of this Agreement, about my rights and obligations under this Agreement.

     7.   Solicitation of Employees, Consultants and Other Parties. I agree that
          --------------------------------------------------------
during the term of my Relationship with the Company, and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months following termination of my Relationship with the Company for any reason, with or without cause, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

     8.   Representations and Covenants.
          -----------------------------

          (a) Facilitation of Agreement. I agree to execute promptly any proper
              -------------------------
oath or verify any proper document required to carry out the terms of this Agreement upon the Company's written request to do so.

          (b) Conflicts. I represent that my performance of all the terms of
              ---------
this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with any of the provisions of this Agreement.

          (c) Voluntary Execution. I certify and acknowledge that I have
              -------------------
carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

     9.   General Provisions.
          ------------------

          (a) Governing Law. The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of Illinois, without giving effect to the principles of conflict of laws.

          (b) Entire Agreement. This Agreement sets forth the entire agreement
              ----------------
and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

          (c) Severability. If one or more of the provisions in this Agreement
              ------------
are deemed void by law, then the remaining provisions will continue in full force and effect.

          (d) Successors and Assigns. This Agreement will be binding upon my
              ----------------------
heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

          (e) Survival. The provisions of this Agreement shall survive the
              --------
termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          (f) ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS
              -----------------
AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.


                            [Signature Page Follows]

     The parties have executed this Agreement on the respective dates set forth below:



COMPANY:                                EMPLOYEE:

AVANTGO, INC.                           [NAME], an Individual:


__________________________              ___________________________
Signature                               Signature

By:_______________________              ___________________________
                                        Printed Name
Title:____________________

-
Date:_____________________              Date: _____________________

-
Address:                                Address:
1700 S. Amphlett Blvd., Suite 300
San Mateo, CA 94402

                                   EXHIBIT A
                                   ---------

                           LIST OF PRIOR INVENTIONS
                       AND ORIGINAL WORKS OF AUTHORSHIP
                            EXCLUDED FROM SECTION 4

                                                       Identifying Number
       Title                    Date                  or Brief Description
       -----                    ----                  ---------------------










___ No inventions or improvements

___ Additional Sheets Attached

Signature of Employee/Consultant:______________________

Print Name of Employee/Consultant:_____________________

Date:__________________________________________________

                                   EXHIBIT B
                                   ---------

                           TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to AvantGo, Inc., its subsidiaries, affiliates, successors or assigns (together the "Company").
                                                                   -------

     I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

     I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

     I further agree that for twenty-four (24) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months from the date of this Certificate, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

Date: ______________________
                                        ______________________________
                                        (Employee's Signature)

                                        ______________________________
                                        (Type/Print Employee's Name)

                                                                       EXHIBIT F


                                  May 26, 2000
Globalware Computing, Inc.
820 North Orleans, Suite 210
Chicago, IL  60610

Ladies and Gentlemen:

     We have acted as counsel for AvantGo, Inc., a Delaware corporation ("AvantGo"), and GC Acquisition, Inc., an Illinois corporation and a wholly-owned subsidiary of AvantGo ("AvantGo Sub"), in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of May 26, 2000 (the "Merger Agreement") by and among AvantGo, AvantGo Sub, you and the Stockholders (as defined in the Merger Agreement). This opinion is being furnished to you pursuant to Section 6.2(d) of the Merger Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Merger Agreement.

     For purposes of rendering the opinion expressed herein, we have reviewed the Merger Agreement (including the Exhibits and Schedules attached thereto).

     In addition, we have examined such corporate records, documents and instruments of each of AvantGo and AvantGo Sub and certificates of public officials and have reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by AvantGo and AvantGo Sub pursuant to the Merger Agreement, a certificate of an officer of AvantGo (the "AvantGo Officer's Certificate"), a certificate of an officer of AvantGo Sub (the "AvantGo Sub Officer's Certificate" and together with AvantGo Officer's Certificate, the "Officer's Certificates") and other certificates and statements of government officials. We have also examined originals or copies of such corporate documents or records of AvantGo and AvantGo Sub as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified. We have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against AvantGo or AvantGo Sub or any of their officers or directors or undertaken any further inquiry other than as stated herein. In making our examination of documents executed by persons or entities other than AvantGo or AvantGo Sub, we have assumed that each other person or entity has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents, and the due authorization by each such entity of all requisite action and the due execution and delivery of such documents by each such entity.

Globalware Computing, Inc.
May 26, 2000
Page 2

     Our opinion in paragraph 1 below is based solely upon our review of certificates of public officials in the relevant states.

     In connection with the opinion expressed in paragraph 3 below, we have examined AvantGo's Certificate of Incorporation, as amended, AvantGo's Bylaws, AvantGo's stock record books and journals in our possession, AvantGo's stock certificate books and AvantGo's minute books in our possession. AvantGo has represented to us that these records are complete and accurate and constitute all of AvantGo's documents with respect to the issuance of shares of its capital stock, options, warrants or other rights to purchase shares of its capital stock. We have relied on AvantGo's representation to us that the information expressed in paragraph 3 below with respect to the outstanding stock, options, warrants or other rights is true and complete. We have also relied on AvantGo's representations to us as to the nature of the consideration received for such shares. Although we have no knowledge that the information as to outstanding stock, options, warrants and other rights provided by AvantGo and reflected in paragraph 3 is incorrect, based on the examination referred to above, we are not in a position to verify its accuracy or completeness, other than to say that our records are not inconsistent with such information.

     In connection with the opinion expressed in paragraph 4 below, we have examined the Articles of Incorporation, the Bylaws, the stock record books and journals of AvantGo Sub in our possession, AvantGo Sub's stock certificate books and AvantGo Sub's minute books in our possession. AvantGo Sub has represented to us that these records are complete and accurate and constitute all of AvantGo Sub's documents with respect to the issuance of shares of its capital stock. We have also relied on AvantGo Sub's representations to us as to the nature of the consideration received for such shares. Although we have no knowledge that the information as to outstanding stock provided by AvantGo Sub and reflected in paragraph 4 is incorrect, based on the examination referred to above, we are not in a position to verify its accuracy or completeness, other than to say that our records are not inconsistent with such information.

     In rendering the opinions set forth in paragraphs 5 and 6 below as to factual matters, we have relied without independent verification upon the information contained in a certificate of secretary delivered by the Company.

     Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Merger Agreement and the AvantGo Disclosure Statement attached thereto, we are of the opinion that as of the date hereof:

     1. AvantGo is a corporation validly existing and in good standing under the laws of the State of Delaware and AvantGo Sub is a corporation validly existing and in good standing under the laws of the State of Illinois. AvantGo is duly qualified to do business in California.

Globalware Computing, Inc.
May 26, 2000
Page 3

     2. Each of AvantGo and AvantGo Sub has the corporate power and authority to own, lease and operate its respective properties and assets, and to carry on its business as now being conducted, except where the failure to have such power and authority would not have an AvantGo Material Adverse Effect.

     3. Except as set forth in the AvantGo Disclosure Statement, to our knowledge without independent investigation, the authorized capitalization of AvantGo immediately prior to the closing is as follows:

            a)   Common Stock. 45,000,000 shares of Common Stock (the "Common
                 ------------
                 Stock"), 10,191,809 of which are issued and outstanding.

            b)   Preferred Stock. 18,472,082 shares of Preferred Stock (the
                 ---------------
                 "Preferred Stock"): (i) 4,434,156 of which have been designated Series A Preferred Stock, all of which are issued and outstanding; (ii) 3,301,886 of which have been designated Series B Preferred Stock, all of which are issued and outstanding; (iii) 3,736,040 of which have been designated Series C Preferred Stock, all of which are issued and outstanding; (iv) 5,000,000 shares of which have been designated Series D Preferred Stock, 3,726,094 of which are issued and outstanding, and 358,851 of which have been reserved for issuance upon exercise of a warrant to purchase shares of Series D Preferred Stock (the "Series D Warrant"); and (v) 2,000,000 shares of which have been designated Series E Preferred Stock, none of which are issued and outstanding.

            c)   1999 Stock Plan. AvantGo has reserved 9,213,600 shares of
                 ---------------
                 Common Stock for issuance to officers, directors, employees and consultants of AvantGo pursuant to its 1997 Stock Plan duly adopted by the Board of Directors and approved by AvantGo's stockholders (the "Stock Plan").

            d)   Other Rights to Acquire Stock. Except for (i) the conversion
                 -----------------------------
                 privileges of the Preferred Stock; (ii) the shares issuable on exercise or conversion of the Series D Warrant; (iii) the shares issuable on exercise or conversion of each of the First Yahoo Warrant and Second Yahoo Warrant (each as defined in the AvantGo Disclosure Statement); (iv) the registration rights and rights of first offer as set forth in AvantGo's Fourth Amended and Restated Investors' Rights Agreement; (v) rights of first refusal as set forth in AvantGo's Third Amended and Restated Right of First Refusal and Co-Sale Agreement; (vi) the right of Imagine Health, Inc. ("Imagine") to purchase $3,000,000 of Common Stock in a private financing to occur

Globalware Computing, Inc.
May 26, 2000
Page 4

                 contemporaneous with AvantGo's initial sale of its Common Stock in an underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended other than a registration on Form S-4, Form S-8 or any successor form (the "IPO") and at the price per share applicable to the Common Stock at the IPO, on terms and conditions as Imagine and AvantGo mutually agree; (vii) the right of Goldman Sachs to purchase $3,000,000 of Common Stock in a private financing to occur contemporaneous with the IPO and at a price per share applicable to the Common Stock at the IPO, on terms and conditions as Goldman Sachs and AvantGo mutually agree; (viii) the right of Ford Motor Company ("Ford") to purchase $5,000,000 of Common Stock in a private financing to occur contemporaneous with the IPO and at a price per share applicable to the Common Stock at the IPO, on the terms and conditions as Ford and AvantGo mutually agree; and (ix) 9,213,600 shares of common stock authorized for issuance under the Stock Plan, and (x) outstanding options issued under the Stock Plan, there are, to our knowledge without independent investigation, no outstanding (A) securities convertible into or exchangeable for any capital stock of AvantGo or any of its subsidiaries; (B) options, warrants or other rights to purchase or subscribe to capital stock of AvantGo or any of its subsidiaries or securities convertible or exchangeable for capital stock of AvantGo or any of its subsidiaries; or (C) contracts, commitments, agreements, understandings, arrangement, calls or claims of any kind relating to the issuance of any capital stock of AvantGo or any of its subsidiaries.

     4. The authorized capital of AvantGo Sub consists of 1,000 shares of Common Stock, $0.0001 par value per share, 100 of which are issued, outstanding and owned by AvantGo.

     5. The execution and delivery of the Merger Agreement and the AvantGo Ancillary Documents to be signed by each of AvantGo and AvantGo Sub have been duly authorized by the Board of Directors of each of AvantGo and AvantGo Sub and the stockholders and shareholders of AvantGo and AvantGo Sub, respectively, to the extent legally required, and no other proceedings on the part of AvantGo or AvantGo Sub are necessary to authorize the execution, delivery or performance of the Merger Agreement or any AvantGo Ancillary Document to be signed by each of AvantGo and AvantGo Sub. Each of the Merger Agreement and the AvantGo Ancillary Documents to be signed by AvantGo and AvantGo Sub is a valid and binding obligation of each of AvantGo and AvantGo Sub, to the extent each is a party thereto, enforceable against each of AvantGo and AvantGo Sub in accordance with its terms.

Globalware Computing, Inc.
May 26, 2000
Page 5

            6. Neither the execution and delivery of the Merger Agreement or the AvantGo Ancillary Documents by each of AvantGo and AvantGo Sub, nor the consummation by AvantGo and AvantGo Sub of the transactions contemplated by the Merger Agreement and such AvantGo Ancillary Documents in accordance with their respective terms will (a) conflict with or result in a breach of any provisions of AvantGo's Certificate of Incorporation, as amended or Bylaws or of AvantGo Sub's Articles of Incorporation or Bylaws; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance, or create a right to accelerate the performance, required by, result in the triggering of an increase in any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of each of AvantGo or AvantGo Sub under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any agreement listed on Section 3.14 to the AvantGo Disclosure Statement, except as would not have an AvantGo Material Adverse Effect; (c) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree known to us to be binding upon or applicable to AvantGo or AvantGo Sub, except for any of the foregoing matters which would not have an AvantGo Material Adverse Effect; or (d) to our knowledge, require any material consent, approval, order or authorization of, or declaration, qualification, designation, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have an AvantGo Material Adverse Effect.

            7. Except as set forth in the AvantGo Disclosure Statement, to our knowledge, without independent investigation, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or threatened against either AvantGo or AvantGo Sub or any of their officers, directors or affiliates with respect to or affecting each of AvantGo and AvantGo Sub's operations, business, products, assets, properties, sales practices or financial condition, or related to the consummation of the transactions contemplated by the Merger Agreement or by the AvantGo Ancillary Documents or the Ancillary Documents.

            Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

            A. As used in this opinion, the expression "we are not aware" or the phrase "to our knowledge" means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for each of AvantGo and AvantGo Sub and after an examination of documents referred to herein and after inquiries of certain officers of each of AvantGo and AvantGo Sub, we find no reason to believe that the opinions

Globalware Computing, Inc.
May 26, 2000
Page 6

                 expressed are factually incorrect, but beyond that we have made no factual investigation for the purposes of rendering this opinion. Specifically, but without limitation, we have made no inquiries of securities holders or employees (other than obtaining representations from certain officers of each of AvantGo and AvantGo Sub as described above) of AvantGo or AvantGo Sub.

            B. This opinion relates solely to the General Corporation Law of the State of Delaware and the federal law of the United States, and we express no opinion with respect to the effect or application of any other laws. Accordingly, we express no opinion as to the laws of other jurisdictions and, to the extent that matters covered by this opinion are governed by laws other than the law of the State of Delaware or the federal law of the United States, we have assumed that, where applicable, the laws of the other states are identical in substance to the law of the State of Delaware. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

            C. We express no opinion as to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

            D. The relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

            E. We express no opinion as to either AvantGo's or AvantGo Sub's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations or federal or state securities laws.

            F. Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered a proceeding in equity or at law.

            G. The effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing.

            H. The effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to

Globalware Computing, Inc.
May 26, 2000
Page 7

                 enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

            I. The unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law.

            J. The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

            K. Any provisions of the Merger Agreement requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

            L. We express no opinion as to the enforceability of provisions in the Merger Agreement that purport to establish evidentiary standards or to make determinations conclusive.

            M. We express no opinion as to the enforceability of the indemnification provisions of the Merger Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions.

     This opinion is rendered as of the date first written above solely for your benefit in connection with the Merger Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to either AvantGo or AvantGo Sub.
We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                              Very truly yours,



                              Perkins Coie llp

Globalware Computing, Inc.
May 26, 2000
Page 9

bcc:  Client File


Opinion Letter prepared by:


_____________________________________
Mark S. Albert



Approved by:


_____________________________________
Ralph L. Arnheim

                                                                       EXHIBIT G
                                                                       ---------


                       [LETTERHEAD OF SCHIFF HARDIN & WAITE]

                                  May 26, 2000

AvantGo, Inc.
1700 South Amphlett Boulevard
Suite 300
San Mateo, CA 94402

Ladies and Gentlemen:

     We have acted as counsel for Globalware Computing, Inc., an Illinois corporation ("Globalware"), in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of May 26, 2000 (the "Merger Agreement") by and among Globalware, AvantGo, Inc., a Delaware corporation, GC Acquisition, Inc., an Illinois corporation and a wholly owned subsidiary of AvantGo, Inc., and the Stockholders (as defined in the Merger Agreement). This opinion is being furnished to you at the request of Globalware pursuant to
Section 1.6(b)(iv) of the Merger Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Merger Agreement.

     For purposes of rendering the opinion expressed herein, we have reviewed the Merger Agreement (including the Exhibits and Schedules attached thereto) and the Ancillary Agreements to be signed by Globalware.

     In addition, we have examined such corporate records, documents and instruments of Globalware and certificates of public officials and have reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by Globalware and the Stockholders pursuant to the Merger Agreement, a certificate of Globalware and its officers, and other certificates and statements of government officials. We have also examined originals or copies of such corporate documents or records of Globalware as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies or facsimiles conform with the originals. We have not independently investigated or verified any of the foregoing. We have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against Globalware or any of its officers or directors or undertaken any further inquiry other than as stated herein. In making

AvantGo, Inc.
May 26, 2000
Page 2

our examination of documents executed by persons or entities other than Globalware, we have assumed that each other person or entity has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents, and the due authorization by each such entity of all requisite action and the due execution and delivery of such documents by each such entity.

     Our opinion in paragraph 1 below is based solely upon our review of certificates of public officials in the State of Illinois, and we have assumed that such certificates, which were given or dated earlier than the date of this opinion letter, have remained accurate as far as relevant to the opinions contained in paragraph 1, from such earlier date through and including the date of this opinion letter.

     In connection with the opinions expressed in paragraph 3 below, we have examined Globalware's Articles of Incorporation and Bylaws, each as amended to date, Globalware's stock record books and journals in our possession, Globalware's stock certificate books, and Globalware's minute books in our possession. Globalware has represented to us that these records are true and complete and constitute all of Globalware's documents with respect to the issuance of shares of its capital stock, options, warrants or other rights to purchase shares of its capital stock. We have relied on Globalware's representation to us that the information expressed in paragraph 3 below with respect to the outstanding stock, options, warrants or other rights is true and complete. We have also relied on Globalware's representations to us as to the nature and amount of the consideration received for such shares. Although we have no knowledge that the information as to outstanding stock, options, warrants and other rights provided by Globalware and reflected in paragraph 3 is not true and complete, based on the examination referred to above, we are not in a position to verify its truth or completeness, other than to say that our records are not inconsistent with such information.

     In rendering the opinions set forth in paragraphs 4 and 5 below as to factual matters, we have relied without independent verification upon the information contained in a certificate of Globalware.

     Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Merger Agreement and the Disclosure Statement attached thereto, we are of the opinion that as of the date hereof:

     1. Globalware is a corporation validly existing and in good standing under the laws of the State of Illinois.

     2. Globalware has the corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as now being conducted, except where the failure to have such power and authority would not have a Company Material Adverse Effect.

AvantGo, Inc.
May 26, 2000
Page 3

     3. Except as set forth in the Disclosure Statement, to our knowledge without independent investigation or verification, the authorized capitalization of Globalware immediately prior to the closing (except as otherwise noted) is as follows:

           a) The total authorized capital stock of the Company consists of 10,000 shares of common stock, no par value, 900 shares of which are issued and outstanding as of the date of the Merger Agreement and 100 of which are held in the treasury of the Company. There are no shares of capital stock of the Company of any other class authorized.

           b) The Company has reserved 100 shares of Common Stock for issuance to key managerial employees and key consultants of the Company pursuant to the Company Stock Plan. The Company Stock Plan has been duly adopted by the Company's Board of Directors and approved by the Company's stockholders.

           c) Except as set forth in a) and b) above, and except for 84 shares of Common Stock issuable upon the exercise of outstanding Company Options under the Option Agreements, as set forth in Exhibit A to the Merger Agreement, there are, to our knowledge without independent investigation or verification, no outstanding (A) securities convertible into or exchangeable for any capital stock of Globalware; (B) options, warrants or other rights to purchase or subscribe to capital stock of Globalware; or (C) contracts, commitments, agreements, understandings, arrangement, calls or claims of any kind relating to the issuance of any capital stock of Globalware.

     4. The execution and delivery of the Merger Agreement and the Ancillary Documents to be signed by Globalware have been duly authorized by the Board of Directors of Globalware and the Stockholders of Globalware, and no other proceedings on the part of Globalware are necessary to authorize the execution, delivery or performance of the Merger Agreement or any Ancillary Document to be signed by Globalware. Each of the Merger Agreement and the Ancillary Documents to be signed by Globalware is a valid and binding obligation of Globalware, enforceable against Globalware in accordance with its terms.

     5. Except as set forth in the Disclosure Statement, neither the execution and delivery by Globalware of the Merger Agreement or the Ancillary Documents to be signed by Globalware, nor the consummation by Globalware of the transactions contemplated by the Merger Agreement and such Ancillary Documents in accordance with their respective terms will (a) conflict with or result in a breach of any provisions of Globalware's Articles of Incorporation or Bylaws, each as amended to date; (b) violate, result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both,

AvantGo, Inc.
May 26, 2000
Page 4

would constitute a default) under, any agreement listed on Section 4.16 to the Disclosure Statement, except as would not have a Company Material Adverse Effect; (c) violate any provision of any law, regulation, judgment, injunction, order or decree known to us to be binding upon or applicable to Globalware, except for any of the foregoing matters which would not have a Company Material Adverse Effect; or (d) to our knowledge, other than the Filings, require any material consent, approval, order or authorization of, or declaration, qualification, designation, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have an Company Material Adverse Effect.

     6. Except as set forth in the Disclosure Statement, to our knowledge, without independent investigation or verification, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or threatened against Globalware or any of its officers, directors or affiliates with respect to or affecting Globalware's operations, business, products, assets, properties, sales practices or financial condition, or related to the consummation of the transactions contemplated by the Merger Agreement or by the Ancillary Documents to which Globalware is a party.

     Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

     A. As used in this opinion, the expression "we are not aware" or the phrase "to our knowledge" (or any similar concept) means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for Globalware and after an examination of documents referred to herein and after inquiries of certain officers of Globalware, we find no reason to believe that the opinions expressed are factually incorrect, but beyond that we have made no factual investigation for the purposes of rendering this opinion. Specifically, but without limitation, we have made no inquiries of securities holders or employees (other than obtaining representations from certain officers of Globalware as described above) of Globalware.

     B. This opinion relates solely to the Illinois Business Corporation Act of 1983, as amended, and the federal law of the United States, and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

AvantGo, Inc.
May 26, 2000
Page 5

     C. We express no opinion as to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     D. The relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

     E. We express no opinion as to Globalware's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations or federal or state securities laws.

     F. Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered a proceeding in equity or at law.

     G. The effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing.

     H. The effect of any state law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

     I. The unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law.

     J. The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

AvantGo, Inc.
May 26, 2000
Page 6

     K. Any provisions of the Merger Agreement requiring that amendments or waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to an amendment or a waiver.

     L. We express no opinion as to the validity, legality, binding effect or enforceability of provisions in the Merger Agreement that purport to establish evidentiary standards or to make determinations conclusive.

     M. We express no opinion as to the validity, legality, binding effect or enforceability of the indemnification provisions of the Merger Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions.

     This opinion is rendered as of the date first written above solely for your benefit in connection with the Merger Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is limited to the matters expressly set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Globalware. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                              Very truly yours,


                              SCHIFF HARDIN & WAITE


                              By:  /s/ Robert J. Regan
                                  --------------------------
                                         A Partner

                                                                       EXHIBIT H
                                                                       ---------

                                 AVANTGO, inc.

                 NON-SOLICITATION AND NON-COMPETITION AGREEMENT

     This Non-Solicitation and Non-Competition Agreement (the "Agreement") is
                                                               ---------
delivered, as of May 26, 2000, to AvantGo, Inc., a Delaware corporation

("AvantGo"), by Gilad Ben-Yoseph, Roey Ben-Yoseph, Yoav Ben-Yoseph, Long Barnes
---------
and James Joyce (each a "Stockholder" and together the "Stockholders") pursuant
                         -----------                    ------------
to Section 1.6(b)(v) of that certain Agreement and Plan of Merger by and among AvantGo, GC Acquisition, Inc., an Illinois corporation and wholly owned subsidiary of AvantGo ("AvantGo Sub"), Globalware Computing, Inc., an Illinois
                        -----------
corporation (the "Company"), and the Stockholders, dated as of May 26, 2000 (the
                  -------
"Merger Agreement").  All capitalized terms used herein but not otherwise
 ----------------
defined herein shall have the meanings ascribed to them in the Merger Agreement.

                              W I T N E S S E T H

     A. Pursuant to the provisions of the Merger Agreement, the parties thereto intend to effect the merger of AvantGo Sub with and into the Company (the "Merger");
      -------

     B. Pursuant to Section 1.6(b)(v) of the Merger Agreement, the Stockholders are required to execute and deliver to AvantGo this Non-Solicitation and Non-Competition Agreement;

     C. The execution and delivery of this Agreement is a condition precedent to the obligations of the parties under the Merger Agreement; and

     D. The execution and delivery of this Agreement serves as a material inducement for AvantGo to (i) enter into the Merger Agreement, and (ii) issue shares of AvantGo Stock in exchange for all of the shares of Company Capital Stock owned by the undersigned Stockholders;

     NOW, THEREFORE, each undersigned Stockholder hereby agrees as follows:

                               A G R E E M E N T

     1.  Non-Solicitation; Non-Competition.  Each Stockholder agrees that from
         ---------------------------------
and after the date hereof and continuing for a period of one (1) year after the Closing Date (such period being referred to herein as the "Restricted Period"),
                                                           -----------------
such Stockholder shall not, directly or indirectly, either for itself or for any other person or entity, without the prior written consent of the Company:

         (a) anywhere in the United States, (i) engage or participate in, (ii) assist, advise or be connected with (including as an employee, owner, partner, shareholder, officer, director, advisor, consultant, agent or (without limitation by the specific enumeration of the foregoing) otherwise), (iii) permit AvantGo's name to be used by or (iv) render services for, any business involving the development, manufacture, sale or marketing of software or services that enable the extension of the Internet to mobile devices (a "Competing Business");
                           ------------------

         (b) take any action which might divert from AvantGo or any of its subsidiaries any opportunity (each, an "Opportunity") which would be within
                                             -----------
     the scope of AvantGo's or its subsidiaries' then business but shall rather offer each Opportunity to AvantGo, which AvantGo may, in its sole discretion, decide to pursue or not;

         (c) solicit, attempt to solicit, aid in the solicitation of or accept any orders from any person or entity who is or has been a customer of AvantGo or its subsidiaries, at any time during the period beginning one year prior to the date hereof through the Restricted Period, to purchase products or services from any Competing Business;

         (d) solicit, attempt to solicit or aid in the solicitation of any person or entity who is or has been a customer, supplier, licensor, licensee or person or entity having any other business relationship with AvantGo or its subsidiaries, at any time during the period beginning one year prior to the date hereof through the Restricted Period, to cease doing business with or alter its business relationship with AvantGo or its subsidiaries; or

         (e) solicit or hire any person or entity who is a director, officer, employee, independent contractor or agent of AvantGo or its subsidiaries to perform services for any person or entity other than AvantGo or its subsidiaries or to terminate his or her employment with AvantGo or its subsidiaries.

     2.  Specific Performance; Judicial Reformation.  Each Stockholder agrees
         ------------------------------------------
that any violation by it of Section 1 of this Agreement would be highly injurious to AvantGo and would cause irreparable harm to AvantGo. By reason of the foregoing, each Stockholder consents and agrees that if it violates any provision of Section 1 of this Agreement, AvantGo shall be entitled, in addition to any other rights and remedies that it may have, to apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any continuing violation of, the provisions of such section. In the event any Stockholder breaches a covenant contained in this Agreement, the Restricted Period applicable to it with respect to such breached covenant shall be extended for the period of such breach. Each Stockholder also recognizes that the territorial, time and scope limitations set forth in Section 1 are reasonable and are properly required for the protection of AvantGo and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, AvantGo and the Stockholders agree, and submit, to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances. Each Stockholder represents, warrants and acknowledges that it has available to it sufficient other means of support so that observance of the covenants contained in Section 1 shall not deprive it of its ability to earn a livelihood or support such Stockholder's dependents.

     3.  Amendment and Governing Law.  This Agreement may not be amended or
         ---------------------------
modified except by an express written agreement signed by each of the Stockholders and a duly authorized officer of AvantGo. The terms of this Agreement and the resolution of any disputes will be governed by Delaware law.

     4.  Assignment.  This Agreement shall be binding upon and inure to the
         ----------
benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement may not be assigned by any of the Stockholders (whether by operation of law or otherwise) without the prior written consent of the Company.

     5.  Waiver.  No waiver of any provisions of this Agreement shall be valid
         ------
unless in writing and signed by the waiving party. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless so provided in the waiver.

     6.  Unenforceability.  If any provisions of this Agreement (or portions
         ----------------
thereof) shall, for any reason, be invalid or unenforceable, such provisions (or portions thereof) shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement (or portions thereof) shall nevertheless be valid, enforceable and of full force and effect.

     7.  Agreement.  The parties hereto agree that this Agreement supersedes the
         ---------
respective Non-Competition, Non-Solicitation and Non-Disclosure Agreements entered into by the Company and each of the respective Stockholders prior to the date hereof.

     7.  Counterparts.  This Agreement may be executed in multiple counterparts,
         ------------
each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this Non-Solicitation and Non-Competition Agreement as of the date first written above.


                              __________________________________________
                              Gilad Ben-Yoseph

                              __________________________________________
                              Roey Ben-Yoseph

                              __________________________________________
                              Yoav Ben-Yoseph

                              __________________________________________
                              Long Barnes

                              __________________________________________
                              James Joyce



                              Globalware Computing, Inc.

                              __________________________________________
                              Felix Lin, Chairman, President and CEO

                                SIGNATURE PAGE
                NON-SOLICITATION AND NON-COMPETITION AGREEMENT

                                                                       EXHIBIT I
                                                                       ---------

                                 AVANTGO, INC.

                         CONFIDENTIAL INFORMATION AND
                        INVENTION ASSIGNMENT AGREEMENT


     As a condition of my becoming employed (or my employment being continued) by or retained as a consultant (or my consulting relationship being continued) AvantGo, Inc., a Delaware corporation, with any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the "Company"),
                                                                    -------
and in consideration of my employment or consulting relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

     1.   Employment or Consulting Relationship.  I understand and acknowledge
          -------------------------------------
that this Agreement does not alter, amend or expand upon any rights I may have to continue in the employ of, or in a consulting relationship with, or the duration of my employment or consulting relationship with, the Company under any existing agreements between the Company and me or under applicable law. Any employment or consulting relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the "Relationship."
               ------------

     2.   At-Will Employment.  I understand and acknowledge that my Relationship
          ------------------
with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability.

     3.   Confidential Information.
          ------------------------

          (a)  Company Information.  I agree at all times during the term of my
               -------------------
Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that "Confidential Information" means any Company proprietary information, technical
 ------------------------
data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that "Confidential Information" includes, but is not limited
                          ------------------------
to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

          (b)  Former Employer Information.  I represent that my performance of
               ---------------------------
all terms of this Agreement as an employee or consultant of the Company have not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior or subsequent to the commencement of my Relationship with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

          (c)  Third Party Information.  I recognize that the Company has
               -----------------------
received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

     4.   Inventions.
          ----------

          (a)  Inventions Retained and Licensed.  I have attached hereto, as
               --------------------------------
Exhibit A, a list describing with particularity all inventions, original works
---------
of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as "Prior Inventions"), which belong solely to me or belong to me jointly with
-----------------
another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

          (b)  Assignment of Inventions.  I agree that I will promptly make full
               ------------------------
written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which I am employed by or a consultant of the Company (collectively referred to as "Inventions"), except as provided in
                                          ----------
Section 4(e) below. I further acknowledge that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company are "works
                                                                        -----
made for hire" (to the greatest extent permitted by applicable law) and are
-------------
compensated by my salary (if I am an employee) or by such amounts paid to me under any applicable consulting agreement or consulting arrangements (if I am a consultant), unless regulated otherwise by the mandatory law of the state of California.

          (c)  Maintenance of Records. I agree to keep and maintain adequate and
               ----------------------
current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business.

          (d)  Patent and Copyright Rights.  I agree to assist the Company, or
               ---------------------------
its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

     5.   Returning Company Documents.  I agree that, at the time of termination
          ---------------------------
of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. I further agree that to any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the Relationship, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit B.
--------------------------                     ---------

     6.   Notification to Other Parties.
          -----------------------------

          (a)  Employees.  In the event that I leave the employ of the Company,
               ---------
I hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

          (b)  Consultants.  I hereby grant consent to notification by the
               -----------
Company to any other parties besides the Company with whom I maintain a consulting relationship, including parties with whom such relationship commences after the effective date of this Agreement, about my rights and obligations under this Agreement.

     7.   Solicitation of Employees, Consultants and Other Parties. I agree that
          --------------------------------------------------------
during the term of my Relationship with the Company, and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months following termination of my Relationship with the Company for any reason, with or without cause, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

     8.   Representations and Covenants.
          -----------------------------

          (a)  Facilitation of Agreement. I agree to execute promptly any proper
               -------------------------
oath or verify any proper document required to carry out the terms of this Agreement upon the Company's written request to do so.

          (b)  Conflicts.  I represent that my performance of all the terms of
               ---------
this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with any of the provisions of this Agreement.

          (c)  Voluntary Execution.  I certify and acknowledge that I have
               -------------------
carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

     9.   General Provisions.
          ------------------

          (a)  Governing Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of Illinois, without giving effect to the principles of conflict of laws.

          (b)  Entire Agreement.  This Agreement sets forth the entire agreement
               ----------------
and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

          (c)  Severability.  If one or more of the provisions in this Agreement
               ------------
are deemed void by law, then the remaining provisions will continue in full force and effect.

          (d)  Successors and Assigns.  This Agreement will be binding upon my
               ----------------------
heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

          (e)  Survival.  The provisions of this Agreement shall survive the
               --------
termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          (f)  ADVICE OF COUNSEL.  I ACKNOWLEDGE THAT, IN EXECUTING THIS
               -----------------
AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.


                           [Signature Page Follows]

     The parties have executed this Agreement on the respective dates set forth below:


COMPANY:                                 EMPLOYEE:

AVANTGO, INC.                            [NAME], an Individual:


________________________________         ________________________________
Signature                                Signature

By:_____________________________         ________________________________
                                         Printed Name

Title:__________________________

Date:___________________________         Date:___________________________

Address:                                 Address:
1700 S. Amphlett Blvd., Suite 300
San Mateo, CA 94402

                                   EXHIBIT A
                                   ---------

                           LIST OF PRIOR INVENTIONS
                       AND ORIGINAL WORKS OF AUTHORSHIP
                            EXCLUDED FROM SECTION 4

                                                         Identifying Number
      Title                        Date                  or Brief Description
------------------            --------------             --------------------






___ No inventions or improvements

___ Additional Sheets Attached

Signature of Employee/Consultant:_______________

Print Name of Employee/Consultant:______________

Date:___________________________________________

                                   EXHIBIT B
                                   ---------

                           TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to AvantGo, Inc., its subsidiaries, affiliates, successors or assigns (together the "Company").
                                                                   -------

     I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

     I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

     I further agree that for twenty-four (24) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months from the date of this Certificate, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

Date:_______________________
                                          _________________________________
                                          (Employee's Signature)

                                          _________________________________
                                          (Type/Print Employee's Name)